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                           REVOLVING CREDIT AGREEMENT

                           dated as of October 1, 1996



                                      among

                            BEST PRODUCTS CO., INC.,
                       as debtor and debtor-in-possession

                                  AS BORROWER,


                    THE FINANCIAL INSTITUTIONS PARTY HERETO,

                                   AS LENDERS,

                                       and

                      THE CIT GROUP/BUSINESS CREDIT, INC.,

                                    AS AGENT

                                -----------------

                                  $250,000,000
                                -----------------



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
                                Table of Contents

Section               Title                                                                                    Page

ARTICLE I    DEFINITIONS; CONSTRUCTION........................................................................1
     1.01.   Certain Definitions..............................................................................1
     1.02.   Construction.....................................................................................18
     1.03.   Accounting Principles............................................................................18

ARTICLE II   THE CREDITS......................................................................................19
     2.01.   Revolving Credit Loans...........................................................................19
     2.02.   Notes............................................................................................19
     2.03.   Notice of Borrowing; Making of Loans.............................................................19
     2.04.   Reduction of Commitment; Mandatory Prepayment; Optional Prepayment...............................22
     2.05.   Interest Rate....................................................................................24
     2.06.   Interest Payment Dates...........................................................................24
     2.07.   Amortization.....................................................................................24
     2.08.   Payments.........................................................................................24
     2.09.   Use of Proceeds..................................................................................27
     2.10.   Eurodollar Rate Not Determinable; Illegality or Impropriety......................................27
     2.11.   Reserve Requirements; Capital Adequacy Circumstances.............................................28
     2.12.   Indemnity........................................................................................29
     2.13.   Sharing of Setoffs...............................................................................30
     2.14.   Continuation and Conversion of Loans.............................................................30
     2.15.   Taxes............................................................................................31

ARTICLE III  LETTERS OF CREDIT AND ACCEPTANCES................................................................33
     3.01.   Letters of Credit and Acceptances................................................................33
     3.02.   Participations...................................................................................37

ARTICLE IV   BORROWING BASE...................................................................................38
     4.01.   Condition of Lending and Assisting in Establishing or Opening Letters of Credit..................38
     4.02.   Mandatory Prepayment.............................................................................38
     4.03.   Rights and Obligations Unconditional.............................................................39
     4.04.   Borrowing Base Certificate.......................................................................39
     4.05.   General Provisions...............................................................................39

ARTICLE V    ACKNOWLEDGEMENT, RATIFICATION, SECURITY AND ADMINISTRATIVE PRIORITY...............................40
     5.01.   Pre-Petition Obligations..........................................................................40
     5.02.   Acknowledgment of Security Interests..............................................................40
     5.03.   Binding Effect of Documents.......................................................................40
     5.04.   Grant of Lien and Security Interest...............................................................40
     5.05.   Administrative Priority...........................................................................41
     5.06.   Grants, Rights and Remedies.......................................................................41
     5.07.   No Filings Required...............................................................................41
     5.08.   Survival..........................................................................................41

ARTICLE VI   CONDITIONS OF EFFECTIVENESS, LETTER OF CREDIT ISSUANCE AND LENDING................................42
     6.01.   Conditions Precedent to Effectiveness.............................................................42
     6.02.   Conditions Precedent to Loans and Letters of Credit...............................................45

ARTICLE VII  REPRESENTATIONS AND WARRANTIES....................................................................46
     7.01.   Organization, Good Standing, Etc..................................................................46
     7.02.   Authority and Authorization.......................................................................47
     7.03.   Execution and Binding Effect......................................................................47
     7.04.   Governmental Approvals............................................................................47
     7.05.   Absence of Conflicts..............................................................................47
     7.06.   Subsidiaries......................................................................................47
     7.07.   Litigation........................................................................................48
     7.08.   Financial Condition...............................................................................48
     7.09.   Compliance with Law, Etc..........................................................................48
     7.10.   ERISA.............................................................................................48
     7.11.   Taxes, Etc........................................................................................49
     7.12.   Full Disclosure...................................................................................49
     7.13.   Operating Lease Obligations; Existing Liens; Unpaid Rent..........................................50
     7.14.   Environmental Matters.............................................................................50
     7.15.   Schedules.........................................................................................50
     7.16.   Insurance.........................................................................................50
     7.17.   Use of Proceeds...................................................................................51
     7.18.   Financial Accounting Practices, Etc...............................................................51
     7.19.   No Material Adverse Effect........................................................................51
     7.20.   Real Property; Leases.............................................................................51
     7.21.   Location of Bank Accounts.........................................................................51
     7.22.   No Event of Default...............................................................................52
     7.23.   Capitalized Leases................................................................................52
     7.24.   Inventory.........................................................................................52
     7.25.   Administrative Priority; Lien Priority............................................................52
     7.26.   Bankruptcy Court Order............................................................................52

ARTICLE VIII   AFFIRMATIVE COVENANTS...........................................................................52
     8.01.   Reporting Requirements............................................................................52
     8.02.   Compliance with Laws, Etc.........................................................................56
     8.03.   Preservation of Existence, Etc....................................................................56
     8.04.   Keeping of Records and Books of Account...........................................................57
     8.05.   Inspection Rights.................................................................................57
     8.06.   Maintenance of Properties, Etc....................................................................57
     8.07.   Maintenance of Insurance..........................................................................58
     8.08.   Environmental.....................................................................................58
     8.09.   Further Assurances................................................................................59
     8.10.   Financial Accounting Practices, Etc...............................................................59
     8.11.   Cash Management System............................................................................59
     8.12.   Store Closings....................................................................................60

ARTICLE IX   NEGATIVE COVENANTS................................................................................61
     9.01    Bankruptcy Court Order; Final Bankruptcy Court Order; Administrative Priority; Lien
              Priority; Payment of Claims......................................................................61
     9.02.   Liens, Etc........................................................................................62
     9.03.   Indebtedness......................................................................................63
     9.04.   Guarantees,Etc....................................................................................63
     9.05.   Merger, Consolidation, Sale of Assets, Etc........................................................64
     9.06.   Change in Nature of Business......................................................................64
     9.07.   Loans, Advances and Investments, Etc..............................................................64
     9.08.   Lease Obligations.................................................................................65
     9.09.   Dividends, Prepayments, Etc.......................................................................65
     9.10.   Transactions with Affiliates......................................................................65
     9.11.   Sale Policies.....................................................................................65
     9.12.   Environmental.....................................................................................65
     9.13.   ERISA65
     9.14.   Store Openings....................................................................................66
     9.15.   Subsidiaries......................................................................................66
     9.16.   Availability......................................................................................66
     9.17.   Payments..........................................................................................66

ARTICLE X     DEFAULTS.........................................................................................67
     10.01.   Events of Default................................................................................67
     10.02.   Consequences of an Event of Default..............................................................69
     10.03.   Deposit for Letters of Credit....................................................................70
     10.04.   Certain Remedies.................................................................................70

ARTICLE XI    MISCELLANEOUS....................................................................................71
     11.01.   Holidays.........................................................................................71
     11.02.   Records..........................................................................................71
     11.03.   Amendments and Waivers...........................................................................71
     11.04.   No Implied Waiver; Cumulative Remedies...........................................................72
     11.05.   Notices..........................................................................................72
     11.06.   Expenses; Taxes; Attorneys' Fees; Indemnification................................................73
     11.07.   Application......................................................................................74
     11.08.   Severability.....................................................................................74
     11.09.   Governing Law....................................................................................74
     11.10.   Prior Understandings.............................................................................75
     11.11.   Duration; Survival...............................................................................75
     11.12.   Counterparts.....................................................................................75
     11.13.   Assignments; Participations......................................................................75
     11.14.   Successors and Assigns...........................................................................77
     11.15.   Agent as Party in Interest.......................................................................77
     11.16.   Confidentiality..................................................................................77
     11.17.   Waiver of Jury Trial.............................................................................78
     11.18.   Right of Setoff..................................................................................79
     11.19.   Headings.........................................................................................79

ARTICLE XII   THE AGENT........................................................................................79
     12.01.   Appointment......................................................................................79
     12.02.   Nature of Duties.................................................................................80
     12.03.   Rights, Exculpation, Etc.........................................................................80
     12.04.   Reliance.........................................................................................81
     12.05.   Indemnification..................................................................................81
     12.06.   CIT Individually.................................................................................81
     12.07.   Successor Agent..................................................................................82
     12.08.   Collateral Matters...............................................................................82

Exhibit A         -   Form of Note
Exhibit B         -   Form of Interim Bankruptcy Court Order
Exhibit C         -   Form of Letter of Credit Application
Exhibit D         -   Form of Borrowing Base Certificate
Exhibit E         -   Form of Assignment and Acceptance
Exhibit F         -   Form of Credit Card Depository Account Agreement
Exhibit G         -   Form of Notice Letter to Depository Banks
Exhibit H         -   Form of Depository Account Agreement


Schedule 1.01(A)      -    Locations of Eligible Inventory
Schedule 1.01(B)      -    Revolving Credit Commitments
Schedule 3.01(c)      -    Existing Letters of Credit
Schedule 7.06         -    Subsidiaries
Schedule 7.07         -    Litigation
Schedule 7.10         -    Employee Plans
Schedule 7.13         -    Operating Lease Obligations
Schedule 7.14         -    Environmental Matters
Schedule 7.16         -    Insurance
Schedule 7.20         -    Real Property; Leases
Schedule 7.21         -    Bank Accounts
Schedule 9.02         -    Existing Liens

                           REVOLVING CREDIT AGREEMENT


                  THIS REVOLVING CREDIT AGREEMENT, dated as of October 1, 1996, among BEST PRODUCTS CO., INC., as debtor and debtor-in-possession, a Virginia corporation (the "Borrower"), the financial institutions from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), the co-agents from time to time party hereto (collectively the "Co-Agents" and individually a "Co-Agent") and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent").


                                    RECITALS

                  WHEREAS, the Borrower has commenced a case (the "Chapter 11 Case") under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Virginia (the "Bankruptcy Court"), and the Borrower has retained possession of its assets and is authorized under Sections 1107 and 1108 of the Bankruptcy Code to continue the operation of its business as a debtor-in-possession; and

                  WHEREAS, prior to the commencement of the Chapter 11 Case by the Borrower, CIT and certain other lenders (the "Pre-Petition Lenders") made loans and advances and provided certain other financial accommodations to the Borrower secured by substantially all personal property assets and certain real property assets of the Borrower; and

                  WHEREAS, the Borrower has requested that the Lenders make post-petition loans, advances and other extensions of credit to the Borrower in an aggregate principal amount not to exceed $250,000,000, including a $100,000,000 subfacility for the issuance of letters of credit (which facility shall be limited to $195,000,000 with a $100,000,000 subfacility for the issuance of letters of credit until the Final Bankruptcy Court Order (as hereinafter defined) shall have been signed by the Bankruptcy Court), and, subject to the terms and conditions set forth herein, the Lenders have agreed to provide such facility.

                  In consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:


                                    ARTICLE I
                            DEFINITIONS; CONSTRUCTION

                 1.01. Certain Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

                  "Acceptance" shall have the meaning given that term in Section 3.01(a) hereof.

                  "Accountant's Opinion" shall have the meaning given that term in Section 8.01(a) hereof.

                  "Affiliate" of a Person shall mean any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition (i) "control" of a Person means the power, directly or indirectly, either to (A) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (B) direct or cause the direction of the management and policies of such Person whether by contract or otherwise and (ii) CIT and The Chase Manhattan Bank are not Affiliates of the Borrower.

                  "Agent Account" shall mean an account in the name of the Agent designated to the Borrower from time to time into which the Borrower shall make all payments to the Agent under this Agreement.

                  "Agent  Advances"  shall have the  meaning  given that term in
Section 12.08 hereof.

                  "Agreed Administrative Expense Priorities" shall mean that administrative expenses with respect to the Borrower and, with respect to clause
(ii) of clause "first", any official committee appointed by the United States Trustee in the Chapter 11 Case shall have the following order of priority:

                  first, (i) amounts payable pursuant to 28 U.S.C. ss. 1930(a)(6) and (ii) allowed fees and expenses of attorneys, accountants and other professionals retained in the Chapter 11 Case pursuant to Sections 327 and 1103 of the Bankruptcy Code, but the amount entitled to priority under clause
(ii) of this clause first ("Priority Professional Expenses") shall not exceed $5,000,000 outstanding in the aggregate at any time (inclusive of any holdbacks required by the Bankruptcy Court) (the "Professional Expense Cap"); provided, however, that after the occurrence and during the continuance of an Event of Default hereunder or under the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, any payments actually made to such professionals after such occurrence or during such continuance, under Sections 330 and 331 of the Bankruptcy Code or otherwise, shall reduce the Professional Expense Cap on a dollar-for-dollar basis.

                  second, all Obligations, and

                  third, all other allowed administrative expenses.

                  "Agreement" shall mean this Revolving Credit Agreement, as amended, modified, supplemented or restated from time to time.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Agent, substantially in the form of Exhibit E hereto.

                  "Availability" shall mean, at any time, the difference between
(i) the Borrowing Base and (ii) the sum of (A) the aggregate outstanding principal amount of all Loans and (B) the Letter of Credit Exposure.

                  "Avoided Payments" shall have the meaning given to that term in Section 2.04(c) hereof.

                  "Bank" shall mean The Chase Manhattan Bank, its successors or any other bank designated by the Agent to the Borrower from time to time that is reasonably acceptable to the Borrower.

                  "Bank One Credit Card Agreement" shall mean the agreement by and between the Borrower and Bank One, Dayton, NA, made on July 12, 1996, as amended or as otherwise may be extended or replaced.

                  "Bankruptcy Code" shall have the meaning given that term in the RECITALS to this Agreement.

                  "Bankruptcy Court" shall have the meaning given that term in the RECITALS to this Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Book Value" shall mean, as to the aggregate value of Inventory in respect of which such amount is to be determined, cost (as reflected in the Flash Inventory Report) determined in accordance with GAAP calculated on an average cost basis.

                  "Borrower" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Borrower's DIP Account" shall have the meaning given that term in Section 2.08(a) hereof.

                  "Borrowing Base" shall mean an amount equal to the difference between (i) the sum of (A) 55% of the Book Value of Eligible Inventory and (B) 55% of the L/C Inventory, provided that (1) during the period from August 15 through and including December 15 of each year, the percentage of Book Value of Eligible Inventory and L/C Inventory in subclauses (A) and (B) of this clause
(i) shall be increased to 60% and (2) in the case of L/C Inventory, the Inventory with respect thereto is not otherwise included in the Borrowing Base, and (ii) the sum of (A) during each period of December 16 through and including August 14, $2,500,000 and (B) such additional reserves as the Agent, in the exercise of its reasonable business judgment, may deem appropriate.

                  "Borrowing Base Certificate" shall have the meaning given that term in Section 4.04(a) hereof.

                  "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions are authorized or obligated to close in New York, New York, provided, that with respect to the borrowing, payment, conversion to or continuation of Eurodollar Loans, Business Day shall also mean a day on which dealings in Dollars are carried on in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted.

                  "Capitalized Lease" shall mean any lease which is required under GAAP to be capitalized on the balance sheet of the lessee.

                  "Capitalized Lease Obligations" shall mean the aggregate amount which is required under GAAP to be reported as a liability on the balance sheet of a Person as lessee under a Capitalized Lease.

                  "Carve-Out Expenses" shall mean those amounts, fees, expenses and claims set forth in clause "first" of the definition of the term "Agreed Administrative Expense Priorities."

                  "Cash Concentration Account" shall mean the deposit account maintained by the Agent at the Cash Concentration Account Bank, which deposit account shall be under the sole dominion and control of the Agent.

                  "Cash Concentration Account Agreement" shall mean an agreement, in form and substance satisfactory to the Agent, between the Cash Concentration Account Bank and the Agent delivered to the Agent pursuant to
Section 8.11 hereof, as such Agreement may be modified and supplemented and in effect from time to time.

                  "Cash Concentration Account Bank" shall mean a bank mutually acceptable to the Borrower and the Agent.

                  "Chapter 11 Case" shall have the meaning given that term in the RECITALS to this Agreement.

                  "CIT"  shall  have  the   meaning   given  that  term  in  the
introductory paragraph to this Agreement.

                  "Closing Date" shall mean the date on which the conditions set forth in Section 6.01 hereof shall be satisfied.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import. References to sections of the Code shall be construed also to refer to any successor sections.

                  "Collateral" shall have the meaning given that term in Section
5.04 hereof.

                  "Consolidated Subsidiary" of a Person at any time shall mean those Subsidiaries or other Affiliates of such Person whose accounts are or should in accordance with GAAP be consolidated with those of such Person.

                  "Credit Extension" shall mean (a) the making of any Loan by a Lender or the Agent on behalf of the Lenders or (b) the issuance, increase in the Stated Amount, or extension of the expiration date, of any Letter of Credit which CIT or any Lender assists the Borrower in opening or establishing.

                  "Current Commitment" shall have the meaning assigned to that term in Section 2.01 hereof.

                  "Depository Accounts" shall mean the lock-box or blocked depository accounts maintained by the Borrower for the collection of the cash of the Borrower and the proceeds from the sale of the Inventory of the Borrower.

                  "Depository Account Agreements" shall mean each agreement, substantially in the form of Exhibit H hereto, among a Depository Bank, the Borrower and the Agent delivered to the Agent pursuant to Section 8.11 hereof, as each such Agreement may be modified and supplemented and in effect from time to time.

                  "Depository Bank" shall mean each financial institution at which a Depository Account is maintained.

                  "Designated Borrowing Officer" shall mean the chief financial officer or treasurer of the Borrower, or such other officer as shall be designated from time to time in writing by the Borrower to the Agent.

                  "Designated Financial Officer" of a Person shall mean the individual designated from time to time by the chief executive officer of such Person to be the chief financial officer or treasurer of such Person (and individuals designated from time to time by the chief executive officer of such Person to act in lieu of the chief financial officer or the treasurer).

                  "Disbursement Account" shall mean the deposit account in the name of the Borrower maintained at a bank in the United States designated by the Borrower to the Agent into which there shall be deposited proceeds of Loans and funds disbursed to the Borrower by the Agent.

                  "Dollar," "Dollars" and the symbol "$" shall mean lawful money of the United States of America.

                  "Eligible Inventory" shall mean finished goods Inventory, diamonds and other color gems (excluding uncut gems) of the Borrower which at the time of determination meets all the following qualifications:

                  (i) it is lawfully owned by the Borrower and not subject to any Lien and it is not held on consignment and may be lawfully sold;

                  (ii) it is (A) located in the Borrower's distribution centers, warehouses or retail locations listed on
                           Schedule 1.01(A) hereto, (B) located in other locations in the continental United States as the Agent shall have approved in writing from time to time, which approval shall be given upon the Borrower providing the Agent with evidence, reasonably satisfactory to the Agent, of the absence of any Liens on any Inventory of the Borrower located in such locations or (C) located in a warehouse or other facility at a port of entry into the United States listed on Schedule 1.01(A) hereto, in transit between any such port of entry and any location in subclauses
                           (A) or (B) above or in transit between any locations in subclauses (A) or (B) above;

                  (iii) it is determined in the reasonable judgment of the Agent to be, when taken as a whole, substantially similar in quality and mix to the Inventory maintained by the Borrower in recent historical operations prior to the Filing Date; and

                  (iv) it is Inventory that has been valued after deducting the greater of (A) 10% of the Book Value of all Flash Inventory of the Borrower as shown in the most recent Flash Inventory Report (after deducting the Inventory that does not meet the qualifications in clauses (i),
                           (ii) and (iii) above), and (B) the aggregate amount of reserves, without duplication, for (1) markdowns,
                           (2) shrinkage to the extent not already deducted from the "Flash Inventory" shown in the most recent Flash Inventory Report, (3) lay-a-ways to the extent included in the "Flash Inventory" shown in the most recent Flash Inventory Report, (4) displays and open stock to the extent such stock is the type of stock that is customarily sold in a package, (5) rejected, defective, damaged, aged or otherwise unsalable Inventory, (6) SLAC (selling lower than average cost) Inventory and (7) other reserves required by the Agent in the exercise of its reasonable business judgment.

                  "Entry Date" shall mean the date the Interim Bankruptcy Court Order is signed by the Bankruptcy Court.

                  "Environmental Actions" shall mean any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication from any Governmental Authority or any third party involving a Release (i) from or onto any of the properties presently or formerly owned or leased by the Borrower or its Subsidiaries or (ii) from or onto any facilities which received Hazardous Materials from the Borrower or its Subsidiaries, or involving any violation of any Environmental Law.

                  "Environmental Law" shall mean all federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect relating to the regulation and protection of human health, safety, the environment and natural resources. Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.) ("CERCLA"); the Hazardous Material
Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. ss. 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 7401 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); and their state and local counterparts or equivalents.

                  "Environmental Liabilities and Costs" shall mean all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, expert and consulting and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any Environmental Action relating to any environmental condition, violation of Environmental Law, Remedial Actions or a Release of Hazardous Materials from or onto (i) any property presently or formerly owned by the Borrower or any of its Subsidiaries
(ii) any facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries.

                  "Environmental    Lien"   shall   mean   any   Lien   securing
Environmental Liabilities and Costs incurred by a Governmental Authority.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import. References to sections of ERISA shall be construed also to refer to any successor sections.

                  "ERISA Affiliate" shall mean any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Borrower, (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Borrower, or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

                  "Eurodollar Base Rate" shall mean, with respect to a Eurodollar Loan for the relevant Interest Period, the rate determined by the Agent to be the rate at which deposits in Dollars are offered by the Bank to first-class banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its eurodollar loans are then being conducted at approximately 11:00 a.m., New York City time, two Business Days prior to the first day of such Interest Period, in the approximate amount of the relevant Eurodollar Loan and having a maturity equal to such Interest Period.

                  "Eurodollar Loan" shall mean a Loan bearing interest at the Eurodollar Rate.

                  "Eurodollar Rate" means with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100 of 1%):

                              Eurodollar Base Rate
                           ---------------------------
                           1.00 - Reserve Requirements

                  "Event of Default" shall mean any of the Events of Default described in Section 10.01 hereof.

                  "Existing Acceptance" shall have the meaning given that term in Section 3.01(c) hereof.

                  "Existing Letter of Credit" shall have the meaning given that term in Section 3.01(c) hereof.

                  "Fee Letter" shall mean the letter agreement, dated as of the date hereof, between the Borrower and the Agent obligating the Borrower to pay certain fees to the Agent in connection with this Agreement, as such letter agreement may be modified, supplemented or amended from time to time.

                  "Filing Date" shall mean the date on which the Chapter 11 Case was commenced.

                  "Final Bankruptcy Court Order" shall mean the order of the Bankruptcy Court approving the Loans made and to be made to the Borrower in accordance with this Agreement, substantially in the form of the Interim Bankruptcy Court Order, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent and the Borrower.

                  "Flash Inventory Report" shall mean the Weekly Flash Report prepared by the Borrower in the form delivered to the Pre-Petition Lenders pursuant to the Pre-Petition Credit Agreement.

                  "GAAP" shall mean generally accepted accounting principles as such principles shall be in effect in the United States at the relevant date.

                  "GOB Letter of Credit" shall have the meaning given that term in Section 8.12 hereof.

                  "Governmental Authority" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee" of or by any Person shall mean any obligation of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor"), directly or indirectly through an agreement (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness against loss, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term Guarantee shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

                  "Hazardous Materials" shall mean (i) any element,  compound or chemical that is defined, listed or otherwise classified as a solid waste, contaminant, pollutant, toxic pollutant, hazardous substance, extremely hazardous substance, toxic substance, hazardous waste, or special waste under any Environmental Law; (ii) petroleum and its refined fractions, (iii) any polychlorinated biphenyls, (iv) any flammable, explosive or radioactive materials; and (v) any asbestos-containing materials.

                  "Indebtedness" shall mean as to any Person (i) indebtedness for borrowed money; (ii) indebtedness for the deferred purchase price of property or services (other than current trade payables incurred in the ordinary course of business and payable in accordance with customary practices); (iii) indebtedness evidenced by bonds, debentures, notes or other similar instruments (other than performance, surety and appeal or other similar bonds arising in the ordinary course of business); (iv) obligations and liabilities secured by a Lien upon property owned by such Person, whether or not owing by such Person and even though such Person has not assumed or become liable for the payment thereof; (v) obligations and liabilities directly or indirectly Guaranteed by such Person;
(vi) obligations or liabilities created or arising under any conditional sales contract or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder are limited to repossession of such property;
(vii) Capitalized Lease Obligations; (viii) all liabilities in respect of letters of credit, acceptances and similar obligations created for the account of such Person, and (ix) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements calculated on a basis satisfactory to the Agent and in accordance with accepted practice.

                  "Indemnified Parties" shall have the meaning given that term in Section 11.06 hereof.

                  "Interest Period" shall mean, with respect to any Eurodollar Loan, the period commencing on the borrowing date for, or the date of any continuation of or conversion to, such Eurodollar Loan, as the case may be, and ending one, two, three or six months thereafter as the Borrower may elect in the applicable notice given to the Agent pursuant to Section 2.03 or Section 2.14, as appropriate; provided that (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day, unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the applicable calendar month; and (iii) no Interest Period for any Loan shall end after the Termination Date. Interest shall accrue from and include the first date of an Interest Period, but exclude the last day of such Interest Period.

                  "Interim Bankruptcy Court Order" shall mean the order of the Bankruptcy Court with respect to the Borrower substantially in the form of Exhibit B hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Agent and the Borrower.

                  "Inventory" shall mean all goods and merchandise of the Borrower including, but not limited to, all raw materials, work in process, finished goods, materials and supplies of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired and all such property, the sale or disposition of which would give rise to accounts receivable or cash.

                  "Jewelry Store" shall mean a retail store of the Borrower that primarily sells diamonds, gems and other jewelry.

                  "L/C Inventory" means the undrawn Stated Amount of documentary Letters of Credit for the importation of Eligible Inventory which has been or will be consigned to a common carrier that has or will issue documents of title covering such Inventory to CIT or the Letter of Credit Issuer, provided that, for purposes of this definition, documentary Letters of Credit shall include the undrawn amount of all documentary letters of credit that are listed on Schedule 3.01(c) hereto.

                  "L/C Notice" shall have the meaning given that term in Section 3.01(b).

                  "Law" shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Governmental Authority.

                  "Lease" shall mean any lease of real property to which the Borrower is a party as lessee or lessor.

                  "Lenders" shall have the meaning given that term in the introductory paragraph to this Agreement.

                  "Letter of Credit"  shall have the meaning  given that term in
Section 3.01(a).

                  "Letter of Credit Application" shall have the meaning given that term in Section 3.01(a) hereof.

                  "Letter of Credit Cash Collateral Account" shall mean the deposit account maintained at the Bank or such other bank as CIT may select, which deposit account shall be under the sole dominion and control of CIT.

                  "Letter of Credit Exposure" shall mean, at any time, the sum at such time of (a) the aggregate amount of all Unreimbursed Draws under Letters of Credit (whether or not such Letters of Credit are then outstanding), (b) the aggregate Undrawn Letter of Credit Availability under all outstanding Letters of Credit and (c) the aggregate amount of all Acceptances outstanding.

                  "Letter of Credit Fee" shall have the meaning given that term in Section 2.08(f) hereof.

                  "Letter of Credit Guaranty" shall mean the guaranty delivered by CIT to the Letter of Credit Issuer or other agreement between CIT and the Letter of Credit Issuer, guaranteeing or making other arrangements with respect to the Borrower's reimbursement obligations with respect to Letters of Credit and Acceptances under a reimbursement agreement, Letter of Credit Application or other like document.

                  "Letter of Credit Issuer" shall mean the issuer of the Letters of Credit and the creator of Acceptances, which shall initially be The Chase Manhattan Bank, provided that, the Letter of Credit Issuer may be replaced with an issuer acceptable to the Agent and the Borrower if (i) such substitute issuer is a Lender and (ii) such substitute issuer and CIT agree upon the mechanics and documentation with respect to such substitution, which mechanics and documentation shall be reasonably acceptable to CIT.

                  "Lien" shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                  "Loan" or "Loans" shall mean any and all loan or loans made by the Lenders or by the Agent on behalf of the Lenders to the Borrower or made as a result of charges made to the Borrower's DIP Account, in each case pursuant to the terms of this Agreement.

                  "Loan Documents" shall have the meaning given that term in the definition of "Related Documents" set forth in this Section 1.01.

                  "Majority Lenders" shall mean, at any time, Lenders whose Pro Rata Shares aggregate at least sixty-six and two-thirds percent (66-2/3%).

                  "Material Adverse Effect" shall mean a material adverse effect upon (i) the business, operations, condition (financial or otherwise), properties or prospects of the Borrower, (ii) the ability of the Borrower to perform its obligations hereunder, under the Fee Letter or under any other Related Document, or (iii) the legality, validity or enforceability of this Agreement or any Related Document.

                  "Minority  Lenders"  shall have the meaning given that term in
Section 11.03(b).

                  "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 3(37) of ERISA and subject to Title IV of ERISA which is, or within the immediately preceding six (6) years was, contributed to by the Borrower or any ERISA Affiliate.

                  "Net GOB Sale Proceeds" shall mean the amount of cash received by the Borrower in connection with any going out of business sales conducted in connection with the closing of the Projected GOB Sale Stores net of the sum of
(i) the amount of any Indebtedness (including, without limitation, principal, interest and fees) secured by any Permitted Lien on the assets subject to the going out of business sales (other than Indebtedness assumed by the purchaser of such assets) which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness under this Agreement),
(ii) expenses incurred by the Borrower in connection with such going out of business sales, whenever such expenses are incurred, whether such expenses are allocated to the Borrower or a liquidator under any contract governing such going out of business sales and whether such expenses are paid by the Borrower or such liquidator, and (iii) transfer taxes paid by the Borrower in connection therewith.

                  "Net Proceeds" shall mean, for any asset sale or disposition, the amount of cash and other payments received (directly or indirectly) by the Borrower and/or its Subsidiaries net of the sum of (i) the amount of any Indebtedness (including, without limitation, principal, interest and fees) secured by any Permitted Lien on such asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection with the sale or other disposition thereof (other than Indebtedness under this Agreement), (ii) reasonable expenses incurred by the Borrower and/or its Subsidiaries in connection therewith, and (iii) transfer taxes paid by the Borrower and/or its Subsidiaries in connection therewith.

                  "Notes" shall mean the promissory notes of the Borrower executed and delivered to the Lenders under this Agreement and substantially in the form of Exhibit A hereto, as modified or restated from time to time and any promissory note or notes issued in exchange or replacement thereof, including all extensions, renewals, refinancings or refundings thereof in whole or part.

                  "Notice of Borrowing" shall have the meaning given that term in Section 2.03(a) hereof.

                  "Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any Lender or the Agent incurred under or related to this Agreement, the Notes, the Fee Letter or any other Related Document, whether such indebtedness, obligations or liabilities are direct or indirect, secured or unsecured, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising, including without limitation those which are described in either of the following clauses (i) or (ii):

                  (i) All indebtedness, obligations (including Reimbursement Obligations) and liabilities of any nature whatsoever, including amounts due under
                           Section 11.06 hereof and similar agreements contained in the other Related Documents, from time to time arising under or in connection with or evidenced or secured by this Agreement, the Notes, the Letters of Credit or any other Related Document, including but not limited to the principal amount of Loans outstanding, together with interest thereon, the amount of the Letter of Credit Exposure, together with interest thereon and all expenses, fees and indemnities hereunder or under any other Related Document. Without limitation, such amounts include all Loans and interest thereon and the amount of all Letter of Credit Exposure whether or not such Loans were made or any Letters of Credit or Acceptances to which such Letter of Credit Exposure relates were issued or created, as the case may be, in compliance with the terms and conditions hereof or in excess of any Lender's obligation to lend and arrange for the issuance of Letters of Credit or the creation of Acceptances hereunder or any Lender's obligation to participate therein. If and to the extent any amounts in any account (including the Agent Account, the
                           Letter of Credit Cash Collateral Account, the Depository Accounts, the Cash Concentration Account or otherwise) constituting Collateral are applied to Obligations hereunder, and any Lender or the Agent is subsequently obligated to return or repay any such amounts to any Person for any reason, the amount so returned or repaid shall be deemed a Loan hereunder and shall constitute an Obligation.

                  (ii) All indebtedness, obligations and liabilities from time to time arising under or in connection with any account from time to time maintained by the Borrower with any Lender or the Agent, including but not limited to all reimbursement obligations, service charges and interest in connection with any overdrafts or returned items from time to time arising under or in connection with any such account, or arising under or in connection with any investment services, cash management services or other services from time to time performed by any Lender or the Agent pursuant to or in connection with this Agreement or any other Related Document.

                  "Office" when used in connection with the Agent shall mean its office located at 1211 Avenue of the Americas, New York, New York 10036 or at such other office or offices of the Agent as may be designated in writing from time to time by the Agent to the Borrower and when used in connection with the Bank or the Letter of Credit Issuer shall mean the office of such entity designated in writing from time to time by the Agent to the Borrower. In the event The Chase Manhattan Bank shall be the Bank or the Letter of Credit Issuer, the Office for such entity shall until further written notice from the Agent to the Borrower be its office located at 55 Water Street, New York, New York 10004.

                  "Operating Lease Obligations" shall mean all obligations and indebtedness of the Borrower and its Subsidiaries in respect of leases of property (whether real, personal or mixed) other than Capitalized Lease Obligations.

                  "Other  Taxes"  shall  have the  meaning  given  that  term in
Section 2.15.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permitted Investments" shall mean (a) direct obligations of the United States of America or of any agency thereof or obligations guaranteed as to principal and interest by the United States of America or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) deposit accounts with or certificates of deposit and bankers' acceptances issued by any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; (c) commercial paper rated A-1 or better or P-1 or better by Standard & Poor's Corporation ("S&P") or Moody's Investors Services, Inc. ("Moody's"), respectively, maturing not more than 90 days from the date of acquisition thereof by such Person; and (d) Investments in money market funds rated AAAm or AAAm-G by S&P and Aaa by Moody's.

                  "Permitted  Liens"  shall have the meaning  given that term in
Section 9.02.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, limited liability partnership, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or agency, or any other entity.

                  "Plan" shall mean an employee benefit plan defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which the Borrower or any ERISA Affiliate is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA.

                  "Potential Default" shall mean any event or condition which, with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default.

                  "Pre-Petition Agreements" shall mean the Pre-Petition Credit Agreement, the Pre-Petition Collateral Agreements and the Pre-Petition Related Documents.

                  "Pre-Petition Collateral" shall mean all "Collateral" as such term is defined in the Pre-Petition Agreements and all other security for the Pre-Petition Obligations as provided in the Pre-Petition Agreements immediately prior to the Filing Date.

                  "Pre-Petition Collateral Agreements" shall have the meaning given to the term "Security Documents" in the Pre-Petition Credit Agreement.

                  "Pre-Petition Credit Agreement" shall mean the Revolving Credit Agreement, dated as of February 7, 1996, as amended, among Best Products Co., Inc., the Pre-Petition Lenders, and The CIT Group/Business Credit, Inc., as agent for the Pre-Petition Lenders.

                  "Pre-Petition Lenders" shall have the meaning given that term in the RECITALS to this Agreement.

                  "Pre-Petition Letter of Credit Exposure" shall mean the Letter of Credit Exposure (as defined in the Pre-Petition Credit Agreement) outstanding under the Pre-Petition Credit Agreement immediately prior to the Filing Date.

                  "Pre-Petition   Loans"  shall  mean  all  loans  made  by  the
Pre-Petition Lenders to the Borrower under the Pre-Petition Credit Agreement and outstanding immediately prior to the Filing Date.

                  "Pre-Petition Obligations" shall mean all indebtedness, obligations and liabilities of the Borrower to the Pre-Petition Lenders incurred prior to the Filing Date arising from or related to the Pre-Petition Agreements plus fees, expenses, indemnities and reimbursement obligations due thereunder and interest thereon accruing both before and after the Filing Date to the extent allowable under Section 506(b) of the Bankruptcy Code, whether such indebtedness, obligations or liabilities are direct or indirect, joint or several, absolute or contingent, due or to become due, whether for payment or performance, now existing or hereafter arising.

                  "Pre-Petition Related Documents" shall have the meaning given to the term "Related Documents" in the Pre-Petition Credit Agreement.

                  "Prime Loan" shall mean a Loan bearing interest at the Regular Rate.

                  "Prime Rate" shall mean the interest rate per annum publicly announced from time to time by the Bank in New York, New York as its Prime Rate, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate. The Prime Rate is not intended to be the lowest rate of interest charged by the Bank to its borrowers.

                  "Priority Professional Expenses" shall mean those expenses entitled to a priority as set forth in clause (ii) of the clause "first" of the definition of the term "Agreed Administrative Expense Priorities".

                  "Projected GOB Sale Stores" shall have the meaning given that term in Section 8.12 hereof.

                  "Pro Rata Share" shall mean, with respect to any Lender, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Lender's Revolving Credit Commitment and the denominator of which shall be the aggregate amount of all of the Lenders' Revolving Credit Commitments, as adjusted from time to time in accordance with the provisions of Section 11.13 hereof, provided that, if the Revolving Credit Commitments have been terminated, the numerator shall be the unpaid amount of such Lender's Loans and its interest in the Letter of Credit Exposure and the denominator shall be the aggregate amount of all unpaid Loans and Letter of Credit Exposure.

                  "Realization Rate" shall mean in connection with the sale, liquidation or other disposition of Inventory resulting from the closings of the Projected GOB Sale Stores, the percentage obtained by dividing (i) the Net GOB Sale Proceeds received in cash by the Borrower from such sale, liquidation or other disposition of such Inventory by (ii) the original cost of such Inventory determined in accordance with GAAP.


                  "Register" shall have the meaning given that term in Section 11.13(c) hereof.


                  "Regular Rate" shall mean, for any day, the Prime Rate for such day plus 1%.

                  "Reimbursement Obligation" shall mean the obligation of the Borrower to reimburse CIT or the Lenders for amounts payable by CIT or the Lenders under a Letter of Credit Guaranty in respect of any payments made and Acceptances created under any Letter of Credit issued by the Letter of Credit Issuer, together with interest thereon and all fees and expenses related thereto.

                  "Related Documents" or "Loan Documents" shall mean this Agreement, the Notes, the Letters of Credit, each Letter of Credit Application, the Letter of Credit Guaranty, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order, the Fee Letter, the Cash Concentration Account Agreement, the Depository Account Agreements, each notice letter and credit card depository account agreement delivered to a Depository Bank or other financial institution pursuant to the Pre-Petition Credit Agreement or Section 8.11 hereof and the other documents, instruments and agreements referred to in Section 6.01 hereof, and all other instruments, agreements and documents from time to time delivered in connection with or otherwise relating to any Related Document.

                  "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, injection, discharging, injecting, escaping, leaching, dumping or disposing (including abandonment or discarding of barrels, containers and other closed receptacles containing any hazardous substance, pollutant or contaminant) of a Hazardous Material into the indoor or outdoor environment or onto or from any property presently or formerly owned or operated by the Borrower or any of its Subsidiaries, or at any disposed facility that received Hazardous Materials generated by the Borrower or any of its Subsidiaries including the migration of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

                  "Remedial Action" shall mean all actions taken to (i) monitor, assess, evaluate, investigate, clean up, remove, remediate, treat, contain or in any other way address Hazardous Materials in the indoor or outdoor environment;
(ii) prevent or minimize a Release or threatened Release of Hazardous Materials so that the Release or threatened Release does not migrate or endanger or threaten to endanger public health or welfare or the environment; or (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities, or any other actions authorized by 42 U.S.C. 9601.

                  "Reportable  Event" shall mean any of the events  described in
Section 4043(b) of ERISA with respect to a Plan (other than events for which the notice requirements have been waived).

                  "Reserve Requirements" shall mean, for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System. Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities and to be subject to such reserve requirements without benefit of or credit for proration, exceptions or offsets which may be available from time to time to any Lender or the Affiliate of any Lender under Regulation D.

                  "Retail Store" shall mean a retail store of the Borrower other than a Jewelry Store.

                  "Revolving Credit Commitment" shall mean, with respect to each Lender, the amount set forth on Schedule 1.01(B) to this Agreement or assigned to such Lender in accordance with Section 11.13, as such amounts may be reduced from time to time pursuant to the terms of this Agreement, and "Revolving Credit Commitments" shall, collectively, mean the aggregate amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall not exceed $250,000,000.

                  "Settlement  Period"  shall  have  the  meaning  set  forth in
Section 2.03(f) hereof.

                  "Stated Amount" shall mean, with respect to a Letter of Credit, the face amount thereof, drawn or undrawn, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Subsidiary" shall mean, with respect to any Person, any corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association or other business entity of which an aggregate of 50% or more of the outstanding stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Syndication Date" shall mean the earlier of (i) the date which is 60 days after the date of the initial Loan and (ii) the date on which the Agent determines in its sole discretion (and notifies the Borrower and the Lenders) that the primary syndication (and the resulting addition of institutions as Lenders pursuant to Section 11.13) has been completed.

                  "Taxes"  shall  have the  meaning  given  that term in Section
2.15.

                  "Termination  Date" shall have the meaning  given that term in
Section 2.01(a) hereof.

                  "Termination Event" shall mean (i) a Reportable Event with respect to any Plan other than the commencement of the Chapter 11 Case; (ii) the withdrawal of the Borrower, or any ERISA Affiliate from a Plan during a plan year in which the Borrower or any ERISA Affiliate was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (iii) the imposition of an obligation on the Borrower, or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Plan in a distress termination described in Section 4041(c) of ERISA; or (iv) the institution by the PBGC of proceedings to terminate a Plan.

                  "Test Stores" shall mean a group of up to ten Retail Stores containing a mix of Inventory that the Borrower intends to use for the Retail Stores remaining after the closing of the Projected GOB Sale Stores.

                  "Undrawn Letter of Credit Availability" shall mean with respect to a Letter of Credit, at any time, the maximum amount available to be drawn under such Letter of Credit at such time, regardless of the existence or satisfaction of any conditions or limitations on drawing.

                  "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "Unreimbursed Draws" shall mean with respect to a Letter of Credit or any Acceptance created thereunder, at any time, the aggregate amount at such time of all payments made by the Letter of Credit Issuer or payments made by CIT or the Lenders under a Letter of Credit Guaranty in respect of such payments under such Letter of Credit or any Acceptance created thereunder, to the extent not repaid by the Borrower, provided that Unreimbursed Draws shall not include any such payments that have been charged to the Borrower's DIP Account and constitute a Loan pursuant to the terms of this Agreement.

                  "Unused  Line Fee" shall have the  meaning  given that term in
Section 2.08(e).

                 1.02. Construction. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole and "or" has the inclusive meaning represented by the phrase "and/or." References in this Agreement to "determination" by the Agent include good faith estimates by the Agent (in the case of quantitative determinations) and good faith beliefs by the Agent (in the case of qualitative determinations). The words "hereof," "herein," "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The section and other headings contained in this Agreement and the Table of Contents preceding this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified.

                 1.03. Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. Notwithstanding the definition of GAAP contained in this Agreement, no change in GAAP that would affect the method or calculation of any of the financial covenants, restrictions or standards or definitions of terms used herein shall be given effect in such calculations until such financial covenants, restrictions or standards or definitions are amended in a manner satisfactory to the Borrower and the Majority Lenders so as to reflect such change in GAAP.


                                   ARTICLE II
                                   THE CREDITS

                 2.01. Revolving Credit Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth and subject to the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, each Lender severally agrees to make Loans to the Borrower at any time and from time to time on or after the date hereof and to, but not including, the Termination Date, in an aggregate principal amount not exceeding at any one time its Pro Rata Share of the Current Commitment at such time. The "Current Commitment" at any time shall be equal to the lesser of (i) $195,000,000 during the period when the Interim Bankruptcy Court Order is in effect, and $250,000,000 during the period when the Final Bankruptcy Court Order is in effect, as such amount may have been reduced pursuant to the terms of this Agreement at such time, and (ii) the Borrowing Base. No Lender shall have an obligation to make Loans hereunder or arrange for the issuance of Letters of Credit on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the aggregate amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. Notwithstanding anything to the contrary, prior to the Syndication Date, all Loans shall be incurred and be maintained as Prime Loans. The "Termination Date" means the date on which the Revolving Credit Commitment of each Lender expires, which shall be the earliest of (1) October 4, 1996, if the Interim Bankruptcy Court Order has not been entered on or prior to such date, (2) 30 days from the Entry Date if the Final Bankruptcy Court Order shall not have been entered during such 30 days period, (3) the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code) of a plan of reorganization in the Chapter 11 Case that has been confirmed by an order of the Bankruptcy Court, and (4) March 24, 1999. Within the limits of time and amount set forth in this Section 2.01, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow hereunder.

                 2.02. Notes. The obligation of the Borrower to repay the unpaid principal amount of the Loans made to it by each Lender and to pay interest thereon shall be evidenced in part by a Note dated the Entry Date in the principal amount of such Lender's Revolving Credit Commitment with the blanks appropriately filled in. An executed Note for each Lender shall be delivered by the Borrower to the Agent on the Entry Date.

                 2.03. Notice of Borrowing; Making of Loans.

                           (a) Whenever the Borrower desires to borrow, it shall
provide notice to the Agent of such proposed borrowing (a "Notice of Borrowing"), each such notice, to be given (i) not later than 12:00 noon (New York City time) on the date of such proposed borrowing, in the case of a borrowing consisting of Prime Loans, or (ii) not later than 12:00 noon (New York City time) on the third Business Day before the date of such borrowing, in the case of a borrowing consisting of Eurodollar Loans, setting forth: (a) the date, which shall be a Business Day, on which such borrowing is to occur, (b) whether such Loan is requested to be a Prime Loan or a Eurodollar Loan and, if a Eurodollar Loan, the Interest Period requested with respect thereto, (c) the principal amount of the Loan being borrowed, and (d) the account information where such Loan is to be received. Such notice shall be given by telephone or in writing by a Designated Borrowing Officer, provided, that, if requested by the Agent, any such telephonic notice shall be confirmed in writing by delivery to the Agent on or before the date on which such Loan is to be made a notice containing the original or facsimile signature of a Designated Borrowing Officer. Except for a Notice of Borrowing when the Agent will fund the related Loan pursuant to Section 2.03(e) hereof, the Agent shall provide each Lender with prompt notice of each Notice of Borrowing. Except as otherwise provided in
Section 2.03(e), on the date specified in such notice, each Lender shall, subject to the terms and conditions of this Agreement, make its Pro Rata Share of such Loan in immediately available funds by wire transfer to the Agent at its Office not later than 1:30 p.m. (New York City time). Unless the Agent determines that any applicable conditions in Section 6.02 have not been satisfied, the Agent shall make the funds so received from the Lenders available to the Borrower not later than 2:30 p.m. (New York City time), on the date specified in such notice in immediately available funds by (i) depositing such proceeds in the Disbursement Account if the Disbursement Account is located at the Bank and (ii) initiating a wire transfer if the Disbursement Account is not located at the Bank.

                           (b) The Agent and each  Lender  shall be  entitled to
rely conclusively on each Designated Borrowing Officer's authority to request a Loan on behalf of the Borrower until the Agent receives written notice to the contrary. The Agent and the Lenders shall have no duty to verify the authenticity of the signature appearing on any written Notice of Borrowing and, with respect to an oral request for a Loan, the Agent and the Lenders shall have no duty to verify the identity of any Person representing himself as a Designated Borrowing Officer.

                           (c) The  Agent  and the  Lenders  shall not incur any
liability to the Borrower in acting upon any telephonic notice referred to above which the Agent and the Lenders believe in good faith to have been given by a Designated Borrowing Officer or for otherwise acting in good faith under this
Section 2.03 and, upon the funding of a Loan by the Lenders (or by the Agent on behalf of the Lenders) in accordance with this Agreement pursuant to any such telephonic notice, the Borrower shall have effected a Loan hereunder.

                           (d) Each Notice of Borrowing pursuant to this Section
2.03 shall be irrevocable and the Borrower shall be bound to make a borrowing in accordance therewith. Each Prime Loan shall be in a minimum amount of $1,000,000 and in multiples of $100,000 if in excess thereof, and each Eurodollar Loan shall be in a minimum amount of $5,000,000 and in multiples of $1,000,000 if in excess thereof, provided that the Borrower shall not be entitled to request any Loan that, if made, would result in an aggregate of more than fifteen separate Eurodollar Loans of any Lender being outstanding hereunder at any one time.

                           (e)  (i)  Except  as   otherwise   provided  in  this
subsection 2.03(e), all Loans under this Agreement shall be made by the Lenders simultaneously and proportionately to their Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in that other Lender's obligation to make a Loan requested hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of the default by any other Lender in that other Lender's obligation to make a Loan requested hereunder.

                                (ii) Notwithstanding any other provision of this
Agreement, and in order to reduce the number of fund transfers among the Borrower, the Lenders and the Agent, the Borrower, the Lenders and the Agent agree that the Agent may (but shall not be obligated to), and the Borrower and the Lenders hereby irrevocably authorize the Agent to, fund, on behalf of the Lenders, Loans pursuant to Section 2.01, subject to the procedures for settlement set forth in subsection 2.03(f); provided, however, that (a) the Agent shall in no event fund such Loans if the Agent shall have received written notice from the Majority Lenders on the Business Day prior to the day of the proposed Loan that one or more of the conditions precedent contained in Section
6.02 will not be satisfied on the day of the proposed Loan, and (b) the Agent shall not otherwise be required to determine that, or take notice whether, the conditions precedent in Section 6.02 have been satisfied.

                                (iii)  Unless  (A) the  Agent has  notified  the
Lenders that the Agent, on behalf of the Lenders, will fund a particular Loan pursuant to subsection 2.03(e)(ii), or (B) the Agent shall have been notified by any Lender on the Business Day prior to the day of a proposed Loan that such Lender does not intend to make available to the Agent such Lender's Pro Rata Share of the Loan requested on such day, the Agent may assume that such Lender has made such amount available to the Agent on such day and the Agent, in its sole discretion, may, but shall not be obligated to, cause a corresponding amount to be made available to the Borrower on such day. If the Agent makes such corresponding amount available to the Borrower and such corresponding amount is not in fact made available to the Agent by such Lender, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account.

                                (iv) Nothing in this subsection 2.03(e) shall be
deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                           (f) (i) With  respect  to all  periods  for which the
Agent has funded Loans pursuant to subsection 2.03(e), on the Friday, or the next Business Day if such Friday is not a Business Day, following the last day of each week, or such shorter period as it may from time to time select (any such week or shorter period being herein called a "Settlement Period"), the Agent shall notify each Lender of the average daily unpaid principal amount of the Loans outstanding during such Settlement Period. In the event that such amount is greater than the average daily unpaid principal amount of the Loans outstanding during the Settlement Period immediately preceding such Settlement Period (or, if there has been no preceding Settlement Period, the amount of the Loans made on the date of such Lender's initial funding), each Lender shall promptly make available to the Agent its Pro Rata Share of the difference in immediately available funds. In the event that such amount is less than such average daily unpaid principal amount, the Agent shall promptly pay over to each other Lender its Pro Rata Share of the difference in immediately available funds. In addition, if the Agent shall so request at any time when a Potential Default or an Event of Default shall have occurred and be continuing, or any other event shall have occurred as a result of which the Agent shall determine that it is desirable to present claims against the Borrower for repayment, each Lender shall promptly remit to the Agent or, as the case may be, the Agent shall promptly remit to each Lender, sufficient funds to adjust the interests of the Lenders in the then outstanding Loans to such an extent that, after giving effect to such adjustment, each Lender's interest in the then outstanding Loans will be equal to its Pro Rata Share thereof. The obligations of each Lender under this subsection 2.03(f) shall be absolute and unconditional. Each Lender shall only be entitled to receive interest on its Pro Rata Share of the Loans which have been funded by such Lender.

                                (ii) In the event that any Lender  fails to make
any payment required to be made by it pursuant to subsection 2.03(f)(i), the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate. During the period in which such Lender has not paid such corresponding amount to the Agent, notwithstanding anything to the contrary contained in this Agreement or any other Related Document, the amount so advanced by the Agent to the Borrower shall, for all purposes hereof, be a Loan made by the Agent for its own account. Upon any such failure by a Lender to pay the Agent, the Agent shall promptly thereafter notify the Borrower of such failure and the Borrower shall immediately pay such corresponding amount to the Agent for its own account. Nothing in this subsection 2.03(f)(ii) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Credit Commitment hereunder or to prejudice any rights that the Borrower or the Agent may have against any Lender as a result of any default by such Lender hereunder.

                 2.04. Reduction of Commitment; Mandatory Prepayment; Optional Prepayment.

                           (a) Reduction of the Commitment.  The Borrower may at
any time or from time to time and without penalty or premium reduce the Revolving Credit Commitments of the Lenders to an amount (which may be zero) not less than the sum of the unpaid principal amount of all Loans then outstanding plus the principal amount of all Loans not yet made as to which notice has been given by the Borrower under Section 2.03 hereof plus the Letter of Credit Exposure at such time plus the Stated Amount of all Letters of Credit not yet issued as to which a request has been made unless the request is withdrawn and the Letter of Credit is not issued by the Letter of Credit Issuer under Section
3.01 hereof. Any reduction shall be in an amount which is an integral multiple of $10,000,000. Reduction of the Revolving Credit Commitments of the Lenders shall be made by providing not less than two Business Days' written notice (which notice shall be irrevocable) to such effect to the Agent (which notice the Agent shall promptly transmit to each Lender). Reductions of the Revolving Credit Commitments of the Lenders are irrevocable and may not be reinstated. Each such reduction shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share.

                           (b)  Mandatory  Prepayment.   (i)  Exceeding  Current
Commitment. If at any time the Current Commitment is less than the aggregate unpaid principal amount of the Loans then outstanding plus the Letter of Credit Exposure at such time, the Borrower shall prepay an amount of the Loans not less than the amount of such difference or, if the Loans then outstanding are less than the amount of such difference, provide cash collateral to the Agent in an amount equal to 105% of such excess, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until such time as such excess no longer exists. Any such prepayment will not otherwise reduce the Revolving Credit Commitments of the Lenders. Concurrently with any notice of reduction of the Revolving Credit Commitments of the Lenders, the Borrower shall give notice to the Agent of any mandatory prepayment which notice shall specify a prepayment date no later than the effective date of such reduction of the Revolving Credit Commitments of the Lenders.

                                    (ii) Asset  Sales.  Simultaneously  with the
consummation of any sale or disposition of assets permitted under Section 9.05(b) hereof, whether by the Borrower or its Subsidiaries, the Borrower shall prepay the Loans in an aggregate principal amount equal to 100% of the Net Proceeds or the Net GOB Sale Proceeds, as the case may be, of such sale or disposition.

                                    (iii)  Failure  to Obtain  Final  Bankruptcy
Court Order. Without limiting any other provision of this Agreement or any other Related Document permitting or requiring prepayment of the Loans in whole or part, the Borrower shall prepay the Loans in whole without premium or penalty on the thirtieth (30th) day following the Entry Date in the event the Final Bankruptcy Court Order shall not have been entered on or before such date and shall provide cash collateral to the Agent in an amount equal to 105% of the Stated Amount of all outstanding Letters of Credit, which cash collateral shall be deposited and held in the Letter of Credit Cash Collateral Account until all Obligations have been paid in full in cash.

                                    (iv) Other Mandatory Prepayments.  The Agent
shall on each Business Day apply all funds deposited in the Agent Account to the payment, in whole or in part, of the Obligations outstanding.

                           (c)   Avoided   Payments.   In  the  event  that  the
Pre-Petition Lenders are required to repay or disgorge to the Borrower, or any representatives of the Borrower 's estate, all or any portion of the Pre-Petition Obligations authorized and directed to be repaid pursuant to the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, or any payment on account of the Pre-Petition Obligations made to any Pre-Petition Lender is rescinded for any reason whatsoever, including, but not limited to, as a result of any action, suit, proceeding or claim brought in connection with or pursuant to 11 U.S.C. ss.ss. 105, 510, 544, 547, 548, 549, 550 or 553, or any other provision of the Bankruptcy Code or any applicable state law, or any other similar provisions under any other state or federal statutory or common law (all such amounts being hereafter referred to as the "Avoided Payments"), then, in such event, (i) the Borrower shall prepay the Loans in amount equal to 100% of such Avoided Payments immediately upon receipt of the Avoided Payments by the Borrower or any representative of the Borrower's estate and (ii) the Revolving Credit Commitments of the Lenders shall be permanently reduced by an amount equal to 100% of such Avoided Payments.

                           (d) Optional Prepayment. The Borrower may at any time
or from time to time prepay, in whole or in part, any or all Loans then outstanding. Any partial prepayment of a Eurodollar Loan shall not reduce the aggregate principal amount of such Eurodollar Loan to less than $5,000,000.

                           (e)  Prepayment  Penalty.  All  prepayments  of Loans
under this Section 2.04 shall be without premium or penalty, except that any prepayment of Eurodollar Loans shall be subject to the provisions of Section
2.12 hereof.

                 2.05. Interest Rate.

                           (a) Each Prime Loan shall bear interest at a rate per
annum for each day until paid equal to the Regular Rate for such day.

                           (b) Each  Eurodollar  Loan shall bear  interest  at a
rate per annum equal to the Eurodollar Rate plus 2% for the Interest Period in effect for such Eurodollar Loan.

                 2.06. Interest Payment Dates. The Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount shall be paid in full, which interest shall be payable (i) if such Loan is a Prime Loan, monthly in arrears on the first day of each month, commencing October 1, 1996, and (ii) if such Loan is a Eurodollar Loan, (A) on the last day of the Interest Period of such Eurodollar Loan and (B) for any Interest Period longer than three months, on the day that occurs during such Interest Period every three (3) months from the first day of such Interest Period. After maturity of any principal amount of any Loan (by acceleration, at scheduled maturity or otherwise), interest on such amount shall be due and payable on demand.

                 2.07 Amortization. To the extent not due and payable earlier pursuant to the terms of this Agreement, the entire unpaid principal amount of each of the Loans shall be due and payable on the Termination Date.

                 2.08. Payments.

                           (a)  Time,   Place  and  Manner.   All  payments  and
prepayments to be made in respect of principal, interest, fees or other amounts due from the Borrower hereunder, under the Fee Letter, the Notes or any other Related Document shall be payable at or before 12:00 noon, New York City time, on the day when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived. Such payments shall be made to the Agent for the account of the Agent, CIT or the Lenders, as the case may be, at the Agent Account in Dollars in funds immediately available at the Bank's Office without setoff, counterclaim or other deduction of any nature. The Agent shall maintain a separate loan account (the "Borrower's DIP Account") on its books in the name of the Borrower in which the Borrower will be charged with Loans made by the Agent or the Lenders to the Borrower hereunder and with any other Obligations. The Borrower and the Lenders hereby authorize the Agent to, and the Agent may, from time to time charge the Borrower's DIP Account with any interest, fees, expenses and other Obligations that are due and payable under this Agreement or any Related Document. The Borrower and the Lenders confirm that any charges which the Agent may so make to the Borrower's DIP Account as herein provided will be made as an accommodation to the Borrower and solely at the Agent's discretion and shall constitute a Loan to the Borrower funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and 2.03(f) of this Agreement. Each of the Lenders and the Borrower agrees that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section 6.02 have been satisfied. The Borrower's DIP Account will be credited upon receipt of "good funds" in the Agent Account with all amounts actually received by the Agent from the Borrower or others for the account of the Borrower. Interest on all Loans and all fees that accrue on a per annum basis shall be computed on the basis of the actual number of days elapsed in the period during which interest or such fee accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan shall be included and the date of payment shall be excluded; provided, however, that if a Loan is repaid on the same day in which it is made, one day's interest shall be paid on such Loan.

                           (b) Periodic Statements.  The Agent shall provide the
Lenders and the Borrower promptly after the end of each calendar month a summary statement (in the form from time to time used by the Agent) of (A) the opening and closing daily balances in the Borrower's DIP Account during such month, (B) the amounts and dates of all Loans made during such month, (C) the amounts and dates of all payments on account of the Loans made during such month and each Lender's interest in the Loans, (D) the amount of interest accrued on the Loans during such month, (E) any Letters of Credit issued by and Acceptances created by the Letter of Credit Issuer during such month, specifying the Stated Amount thereof, (F) the amount of charges to the Borrower's DIP Account or Loans to be made during such month to reimburse CIT, the Lenders or the Letter of Credit Issuer for drawings made under Letters of Credit, payments made on Acceptances or payments made by CIT or the Lenders under the Letter of Credit Guaranty, and
(G) the amount and nature of any charges to the Borrower's DIP Account made during such month on account of interest, fees and expenses and other Obligations. All entries on any such statement shall, 30 days after the same is sent, be presumed to be correct and shall constitute prima facie evidence of the information contained in such statement, subject to the Borrower's and each Lender's express right to rebut such presumption by conclusively demonstrating the existence of any error on the part of the Agent.

                           (c)  Apportionment  of Payments.  Except as otherwise
provided in this subsection, aggregate principal and interest payments shall be apportioned among all outstanding Loans to which such payments relate and payments of the Unused Line Fee and Letter of Credit Fee required to be paid by the Borrower to the Lenders under subsections 2.08(e) and (f) shall, as applicable, be apportioned ratably among the Lenders, in each case according to their Pro Rata Shares. All payments shall be remitted to the Agent and all such payments and any other amounts, including, without limitation, proceeds of Collateral received by the Agent from or on behalf of the Borrower shall be applied subject to the provisions of this Agreement first, to pay principal of and interest on any Obligations funded by the Agent on behalf of the Lenders and any fees, expense reimbursements or indemnities then due to the Agent from the Borrower; second, to pay any fees, expense reimbursements or indemnities then due to the Lenders or the Letter of Credit Issuer hereunder; third, to pay interest due in respect of Loans and Unreimbursed Draws under Letters of Credit; and fourth, to pay, prepay or provide cash collateral in respect of principal of Loans and Letter of Credit Exposure. The Agent shall promptly distribute to each Lender at its primary address set forth on the appropriate signature page hereof, or at such other address as such Lender may designate in writing, such funds as it may be entitled to receive. The foregoing apportionment of payments is solely for the purpose of determining the obligations of the Borrower hereunder and, notwithstanding such apportionment, any Lender may on its books and records allocate payments received by it in a manner different from that contemplated hereby. No such different allocation shall alter the rights and obligations of the Borrower under this Agreement determined in accordance with the apportionments contemplated by this Section 2.08(c). To the extent that the Borrower makes a payment or payments to the Agent or the Agent receives any payment or other amount, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by the Agent.

                           (d)  Interest  Upon Events of Default.  To the extent
permitted by law, after there shall have occurred and so long as there is continuing an Event of Default pursuant to Section 10.01, all principal, interest, fees, indemnities or any other Obligations of the Borrower hereunder, under the Fee Letter or under any Note or any other Related Document (and including interest accrued under this subsection 2.08(d)) shall compound on a daily basis as provided in this subsection 2.08(d) and shall bear interest for each day until paid (before and after judgment), payable on demand, at a rate per annum of 3% above the Prime Rate for such day, such interest rate to change automatically from time to time effective as of the announced effective date of each change in the Prime Rate.

                           (e) Unused Line Fee.  From and after the Closing Date
until the Termination Date, the Borrower shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, an unused line fee (the "Unused Line Fee") accruing at the rate of one-half of one percent (0.50%) per annum, on the excess, if any, of the aggregate Revolving Credit Commitments over the sum of the Loans and Letter of Credit Exposure outstanding from time to time. All Unused Line Fees shall be payable monthly in arrears on the first day of each month commencing October 1, 1996.

                           (f) Letter of Credit Fees. From and after the Closing
Date until the Termination Date, the Borrower shall pay to the Agent, for the account of each Lender in accordance with such Lender's Pro Rata Share, (i) a letter of credit fee accruing at the rate of one and one-half percent (1.50%) per annum on the average daily Undrawn Letter of Credit Availability of all Letters of Credit and (ii) an acceptance fee accruing at the rate of one and one-half percent (1.50%) per annum on the average daily outstanding Acceptances (collectively, the "Letter of Credit Fee"). All Letter of Credit Fees shall be payable monthly in arrears on the first day of each month commencing October 1, 1996. The Borrower shall also pay the customary letter of credit fees, acceptance fees and charges of CIT and the Letter of Credit Issuer for the administration, issuance, amendment and processing of any Letters of Credit issued by and Acceptances created by the Letter of Credit Issuer. Promptly following the Agent's receipt of any Letter of Credit Fees described above, the Agent shall pay to each Lender its Pro Rata Share of the amount of the Letter of Credit Fees received by the Agent.

                           (g)  Fees.  The  Borrower  shall pay to the Agent the
fees set forth in the Fee Letter at the times set forth in the Fee Letter. All fees required to be paid to the Agent pursuant to the Fee Letter, this Agreement and any other Related Document shall be paid to the Agent for its own account as required therein. All fees under this Agreement, the Fee Letter and the other Related Documents are non-refundable under all circumstances.

                 2.09. Use of Proceeds. The proceeds of the Loans shall be used to repay the Pre-Petition Obligations under the Pre-Petition Credit Agreement and for other general corporate purposes (including, without limitation, payments of fees and expenses to professionals under Sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Borrower). The Letters of Credit will be used to support insurance policies and customs bonds, to import Inventory in the ordinary course of the Borrower's business, and for other general corporate purposes, provided that the aggregate Stated Amount of Letters of Credit issued to support general corporate purposes shall not exceed $10,000,000.

                 2.10.   Eurodollar   Rate  Not   Determinable;   Illegality  or
Impropriety.

                           (a) In the event,  and on each  occasion,  that on or
before the day on which the Eurodollar Rate is to be determined for a borrowing that is to include Eurodollar Loans, the Agent has determined in good faith that, or has been advised by the Bank that, the Eurodollar Rate cannot be determined for any reason or the Eurodollar Rate will not adequately and fairly reflect the cost of maintaining Eurodollar Loans or Dollar deposits in the principal amount of the applicable Eurodollar Loans are not available in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of the Bank's eurodollar loans are then being conducted, the Agent shall, as soon as practicable thereafter, give written notice of such determination to the Borrower and the other Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Loan pursuant to Section 2.03 shall, until the Agent shall have advised the Borrower and the other Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Prime Loan. Each determination by the Agent hereunder shall be conclusive and binding absent manifest error.

                           (b) In  the  event  that  it  shall  be  unlawful  or
improper for any Lender to make, maintain or fund any Eurodollar Loan as contemplated by this Agreement, then such Lender shall forthwith give notice thereof to the Agent and the Borrower describing such illegality or impropriety in reasonable detail. Effective immediately upon the giving of such notice, the obligation of such Lender to make Eurodollar Loans shall be suspended for the duration of such illegality or impropriety and, if and when such illegality or impropriety ceases to exist, such suspension shall cease, and such Lender shall notify the Agent and the Borrower. If any such change shall make it unlawful or improper for any Lender to maintain any outstanding Eurodollar Loan as a Eurodollar Loan, such Lender shall, upon the happening of such event, notify the Agent and the Borrower, and the Borrower shall immediately, or if permitted by applicable law, rule, regulation, order, decree, interpretation, request or directive, no later than the date permitted thereby, convert each such Eurodollar Loan into a Prime Loan.

                 2.11. Reserve Requirements; Capital Adequacy Circumstances.

                           (a)  Notwithstanding  any other provision  herein, if
any  change  in  applicable  law  or  regulation  or in  the  interpretation  or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall impose any tax on or change the basis of taxation of payments to the Letter of Credit Issuer or any Lender or any Affiliate of a Lender of the principal of or interest on any Eurodollar Loan made by such Lender or of any amounts payable hereunder (other than taxes imposed on the overall net income of the Letter of Credit Issuer or such Lender or such Affiliate by the jurisdiction in which the Letter of Credit Issuer or such Lender or such Affiliate has its principal office or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by the Letter of Credit Issuer or such Lender or Affiliate of such Lender (except any such reserve requirement that is reflected in Reserve Requirements) or shall impose on the Letter of Credit Issuer or such Lender or such Affiliate any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or Acceptance, and the result of any of the foregoing shall be to increase the cost to the Letter of Credit Issuer or such Lender of making or maintaining any Eurodollar Loan or issuing or participating in any Letter of Credit or creating or participating in Acceptances or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then the Borrower shall pay to the Letter of Credit Issuer or such Lender such additional amount or amounts as will compensate the Letter of Credit Issuer or such Lender for such additional costs incurred or reduction suffered. Any amount or amounts payable by the Borrower to the Letter of Credit Issuer or any Lender in accordance with the provisions of this Section 2.11(a) shall be paid by the Borrower to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth in reasonable detail the amount or amounts due and the basis for the determination from time to time of such amount or amounts, which statement shall be conclusive and binding absent manifest error.

                           (b) If the  Letter  of Credit  Issuer  or any  Lender
shall have reasonably determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or by such Lender (or any lending office of such Lender) or by any Affiliate of such Lender, as the case may be, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has the effect of reducing the rate of return on the Letter of Credit Issuer's or such Lender's capital or on the capital of such Lender's Affiliate, as the case may be, as a consequence of the Letter of Credit Issuer's obligations or such Lender's obligations under this Agreement and the Related Documents to a level below that which the Letter of Credit Issuer or such Lender or such Lender's Affiliate, as the case may be, could have achieved but for such adoption, change or compliance (taking into consideration the Letter of Credit Issuer's or such Lender's policies or such Lender's Affiliate's policies, as the case may be, with respect to capital adequacy) by an amount deemed by the Letter of Credit Issuer or such Lender to be material, then, from time to time, the Borrower shall reimburse the Letter of Credit Issuer or such Lender for such reduction. Any amount or amounts payable by the Borrower to the Letter of Credit Issuer or any Lender in accordance with the provisions of this
Section 2.11(b) shall be paid by the Borrower to the Letter of Credit Issuer or such Lender within ten (10) days after receipt by the Borrower from the Letter of Credit Issuer or such Lender of a statement setting forth (i) in reasonable detail the amount or amounts due, (ii) the basis for the determination from time to time of such amount or amounts and (iii) that such amount(s) have been determined in good faith, which statement shall be conclusive and binding absent manifest error.

                           (c) The  Letter of Credit  Issuer or any  Lender  may
demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period; provided that the Letter of Credit Issuer or such Lender shall provide to the Borrower a certificate setting forth the basis on which such demand is made. The protection of this Section 2.11 shall be available to the Letter of Credit Issuer or any Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

                 2.12. Indemnity. The Borrower shall indemnify each Lender against any loss or expense that such Lender actually sustains or incurs as a consequence of (a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article VI, (b) any failure by the Borrower to borrow any Eurodollar Loan hereunder or to convert any Prime Loan into a Eurodollar Loan after notice of such borrowing or conversion has been given pursuant to Section 2.03 or Section 2.14, as the case may be, (c) any payment, prepayment (mandatory or optional) or conversion of a Eurodollar Loan required by any provision of this Agreement or otherwise made on a date other than the last day of the Interest Period applicable thereto, (d) any default in payment or prepayment of the principal amount of any Eurodollar Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in each such case, any loss (including, without limitation, loss of margin) or reasonable expense sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include but not be limited to an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed or converted (based on the Eurodollar Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow or convert to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow or convert, the last day of the Interest Period for such Loan that would have commenced on the date of such failure to borrow or convert) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in re-employing the funds so paid, prepaid or converted or not borrowed or converted for such Interest Period. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.12 and the basis for the determination of such amount or amounts shall be delivered to the Borrower and shall be conclusive and binding absent manifest error.

                 2.13. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Obligation as a result of which the aggregate unpaid amount of the Obligations owing to it shall be proportionately less than the aggregate unpaid amount of the Obligations owing to any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Obligations owing to such other Lender, so that the aggregate unpaid amount of the Obligations and participations in Obligations held by each Lender shall be in the same proportion to the aggregate unpaid amount of all Obligations owing to such Lender prior to such exercise of banker's lien, setoff or counterclaim or other event was to the aggregate unpaid amount of all Obligations outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided that if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustments restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in an Obligation deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrower in the amount of such participation.

                 2.14.  Continuation and Conversion of Loans. Subject to Section
2.03 and Section 2.10 hereof,  the Borrower  shall have the right,  at any time,
(i) on three (3) Business Days' prior irrevocable written or telecopy notice to the Agent, to continue any Eurodollar Loan or any portion thereof into a subsequent Interest Period or, after the Syndication Date, to convert any Prime Loan or portion thereof into a Eurodollar Loan, or (ii) on one (1) Business Day's prior irrevocable written or telecopy notice to the Agent, to convert any Eurodollar Loan or portion thereof into a Prime Loan, subject to the following:

                           (A) in the case of a continuation of a Eurodollar Loan or portion thereof as such or a conversion of a Prime Loan or portion thereof into a Eurodollar Loan (1) no Event of Default or Potential Default shall have occurred and be continuing at the time of such continuation or conversion and (2) Eurodollar Loans resulting from this Section
                                    2.14 shall be limited in number as provided in Section 2.03(d);

                           (B) in the case of a continuation or conversion of less than all Loans, the aggregate principal amount of any Eurodollar Loan continued or converted shall not be less than $5,000,000 and in multiples of $1,000,000 if in excess thereof;

                           (C) each conversion shall be effected by the Lenders by applying the proceeds of the new Loan to the Loan (or portion thereof) being converted; and, in the case of a conversion from a Eurodollar Loan to a Prime Loan, accrued interest on the Eurodollar Loan (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

                           (D) if the new Loan made in respect of a conversion shall be a Eurodollar Loan, the first Interest Period with respect thereto shall commence on the date of conversion;

                           (E) no portion of any Loan shall be continued or converted to a Eurodollar Loan with an Interest Period ending later than the Termination Date; and

                           (F) if any conversion of a Eurodollar Loan shall be effected on a day other than the last day of an Interest Period, the Borrower shall reimburse each Lender on demand for any loss incurred or to be incurred by it in the reemployment of the funds released by such conversion as provided in Section 2.12 hereof.

In the event that the Borrower shall not give notice to continue any Eurodollar Loan into a subsequent Interest Period, such Loan (unless repaid) shall automatically become a Prime Loan at the expiration of the then current Interest Period.

                 2.15. Taxes. (a) All payments made by the Borrower hereunder, under the Notes or under any Loan Document will be made without setoff, counterclaim, deduction or other defense. All such payments shall be made free and clear of and without deduction for any present or future income, franchise, sales, use, excise, stamp or other taxes, levies, imposts, deductions, charges, fees, withholdings, restrictions or conditions of any nature now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction (whether pursuant to United States Federal, state, local or foreign law) or by any political subdivision or taxing authority thereof or therein, and all interest, penalties or similar liabilities, excluding taxes on the overall net income of the Lenders or the Letter of Credit Issuer (such nonexcluded taxes are hereinafter collectively referred to as the "Taxes"). If the Borrower shall be required by law to deduct or to withhold any Taxes from or in respect of any amount payable hereunder, (i) the amount so payable shall be increased to the extent necessary so that after making all required deductions and withholdings (including Taxes on amounts payable to the Lenders or the Letter of Credit Issuer pursuant to this sentence) the Lenders or the Letter of Credit Issuer receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Borrower shall make such deductions or withholdings, and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxation authority in accordance with applicable law. Whenever any Taxes are payable by the Borrower, as promptly as possible thereafter, the Borrower shall send the Lenders, the Letter of Credit Issuer and the Agent an official receipt showing payment. In addition, the Borrower agrees to pay any present or future taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, recordation or filing of, or otherwise with respect to, this Agreement, the Notes, the Letters of Credit or any other Loan Document (hereinafter referred to as "Other Taxes").

                           (b) The Borrower  will  indemnify the Lenders and the
Letter of Credit Issuer for the amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.15) paid by any Lender or the Letter of Credit Issuer and any liability (including penalties, interest and expenses for nonpayment, late payment or otherwise) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be paid within 30 days from the date on which such Lender or such Letter of Credit Issuer makes written demand.

                           (c) Each Lender which is a foreign  person  (i.e.,  a
Person other than a United States Person for United States Federal income tax purposes) hereby agrees that:

                                    (i) it shall,  no later  than the Entry Date
          (or, in the case of a Lender which becomes a party hereto pursuant to Section 11.13 hereof after the Entry Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the
          Agent:

                                            (A)   two   accurate   and  complete
                                                  signed originals of Form 4224,
                                                  or

                                            (B)   two   accurate   and  complete
                                                  signed originals of Form 1001,

in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of its lending installation under this Agreement free from withholding of United States Federal income tax;

                                    (ii) if at any time such Lender  changes its
          lending installation or installations or selects an additional lending installation it shall, at the same time or reasonably promptly thereafter, deliver to the Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by it hereunder:

                                            (A)   if such changed or  additional
                                                  lending     installation    is
                                                  located in the United  States,
                                                  two   accurate   and  complete
                                                  signed originals of Form 4224,
                                                  or

                                            (B)   otherwise,  two  accurate  and
                                                  complete  signed  originals of
                                                  Form 1001,

in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending installation under this Agreement free from withholding of United States Federal income tax; and

                                    (iii) it shall, promptly upon the Borrower's
          reasonable request to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                           (d) If the Borrower fails to perform its  obligations
under this Section 2.15, the Borrower shall indemnify the Agent, the Lenders and the Letter of Credit Issuer for any incremental taxes, interest or penalties that may become payable as a result of any such failure.


                                   ARTICLE III
                        LETTERS OF CREDIT AND ACCEPTANCES

                 3.01. Letters of Credit and Acceptances.

                           (a)  General.  In order to assist the Borrower in (i)
establishing or opening documentary and standby letters of credit, which shall not have expiration dates that exceed one year from the date of issuance (the "Letters of Credit") with the Letter of Credit Issuer and (ii) obtaining the acceptance of drafts by the Letter of Credit Issuer or providing for the deferred payment of trade Letters of Credit pursuant to customary agreements or methods (the "Acceptances"), the Borrower has requested CIT to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or Acceptances thereunder through the issuance of a Letter of Credit Guaranty, thereby lending CIT's credit to the Borrower, and CIT has agreed to do so. These arrangements shall be handled by CIT subject to the terms and conditions set forth below. CIT shall have no obligation to arrange for the issuance of Letters of Credit or the creation of Acceptances on or after the Termination Date or which, when added to the aggregate amount of all outstanding and contemporaneous Loans and the Letter of Credit Exposure at such time, would cause the amount of all Loans and the Letter of Credit Exposure at any time to exceed the Current Commitment at such time. In addition, CIT shall not be required to be the issuer of any Letter of Credit or to create any Acceptance. The Borrower will be the account party for any application for a Letter of Credit, which shall be substantially in the form of Exhibit C hereto or on a computer transmission system approved by CIT and the Letter of Credit Issuer or such other written form or computer transmission system as may from time to time be approved by the Letter of Credit Issuer and CIT, and shall be duly completed in a manner acceptable to CIT, together with such other certificates, agreements, documents and other papers and information as the Letter of Credit Issuer or CIT may request (the "Letter of Credit Application"), provided that, if the Borrower wishes the Letter of Credit Issuer to accept a draft or otherwise create an Acceptance, the Letter of Credit Application shall state that a time draft may be submitted in support of a drawing under a trade Letter of Credit or that payment under a trade Letter of Credit may otherwise be deferred. In the event of any conflict between the terms of the Letter of Credit Application and this Agreement, the terms of this Agreement shall control.

                                    (i)  During  the  period  when  the  Interim
Bankruptcy Court Order is in effect, the aggregate Letter of Credit Exposure shall not exceed $100,000,000 and during the period when the Final Bankruptcy Court Order is in effect, the aggregate Letter of Credit Exposure shall not exceed $100,000,000. In addition, changes or modifications of the Letters of Credit or Acceptances by the Borrower and/or the Letter of Credit Issuer of the terms and conditions thereof shall in all respects be subject to the prior approval of CIT in the exercise of its reasonable discretion, provided, however, that (x) the expiry date of all Letters of Credit and the maturity date of all Acceptances shall be no later than 5 days prior to the Termination Date unless, in the case of Letters of Credit, on or prior to 5 days prior to the Termination Date such Letters of Credit shall be cash collateralized in an amount equal to at least 105% of the Stated Amount of such Letters of Credit, (y) the Letters of Credit, drafts and Acceptances all documentation in connection therewith shall be in form and substance satisfactory to CIT and the Letter of Credit Issuer, and (z) Letters of Credit shall not be issued for the benefit of domestic trade creditors in connection with the purchase of Inventory by the Borrower.

                                    (ii) The Agent shall have the right, without
notice to the Borrower, to charge the Borrower's DIP Account with the amount of any and all indebtedness, liability or obligation of any kind (including indemnification for breakage costs, capital adequacy and reserve requirement charges) incurred by the Agent, CIT or the Lenders under the Letter of Credit Guaranty at the earlier of (x) payment by CIT or the Lenders under the Letter of Credit Guaranty, or (y) with respect to any Letter of Credit which is not cash collateralized as provided in this Agreement or an Acceptance, the occurrence of an Event of Default. Any amount charged to the Borrower's DIP Account shall be deemed a Loan hereunder made by the Lenders to the Borrower, funded by the Agent on behalf of the Lenders and subject to subsections 2.03(e) and (f) of this Agreement. Any charges, fees, commissions, costs and expenses charged to CIT for the account of the Borrower by the Letter of Credit Issuer in connection with or arising out of Letters of Credit and Acceptances issued pursuant to this Agreement or out of transactions relating thereto will be charged to the Borrower's DIP Account in full when charged to or paid by CIT and any such charges by CIT to the Borrower's DIP Account shall be conclusive and binding on the Borrower and the Lenders absent manifest error. Each of the Lenders and the Borrower agree that the Agent shall have the right to make such charges regardless of whether any Event of Default or Potential Default shall have occurred and be continuing or whether any of the conditions precedent in Section
6.02 have been satisfied.

                                    (iii) The Borrower agrees to unconditionally
indemnify the Agent, CIT and each Lender and to hold the Agent, CIT and each Lender harmless from any and all loss, claim or liability incurred by the Agent, CIT or any such Lender arising from any transactions or occurrences relating to Letters of Credit established or opened for the Borrower's account and any drafts or Acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by the Letter of Credit Issuer, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct of the Agent, CIT or any Lender as determined by a final judgment of a court of competent jurisdiction. The Borrower further agrees to hold the Agent, CIT and each Lender harmless from any errors or omission, negligence or misconduct by the Letter of Credit Issuer. The Borrower's unconditional obligation to the Agent, CIT and each Lender hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of the Agent's, CIT's or such Lender's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. The Borrower agrees that any charges incurred by CIT for the Borrower's account shall be conclusive and binding on the Borrower absent manifest error and may be charged to the Borrower's DIP Account.

                                    (iv) None of the Agent,  CIT,  the Letter of
Credit Issuer or any of the Lenders shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereof even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipments, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with any such goods or the shipping thereof; or any breach of contract between the shipper or vendors and the Borrower. Furthermore, without being limited by the foregoing, none of the Agent, CIT, the Letter of Credit Issuer or any of the Lenders shall be responsible for any act or omission with respect to or in connection with any goods covered by Letters of Credit or financed by Acceptances.

                                    (v) The  Borrower  agrees  that  any  action
taken by the Agent, CIT, the Letter of Credit Issuer or any Lender, if taken in good faith, under or in connection with the Letters of Credit, the guarantees, the drafts or Acceptances, or the goods purported to be represented by any documents, shall be binding on the Borrower (with respect to the Letter of Credit Issuer, the Agent, CIT and the Lenders) and shall not put the Agent, CIT, the Letter of Credit Issuer or the Lenders in any resulting liability to the Borrower. In furtherance thereof, CIT shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, Acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or Acceptances; all in CIT's sole name, and the Letter of Credit Issuer shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CIT, all without any notice to or any consent from the Borrower, provided that, notwithstanding the foregoing, in the absence of a continuing Event of Default, CIT shall not take any of the foregoing actions that result in a departure in any material respect from the terms of the relevant Letter of Credit or Letter of Credit Application.

                                    (vi)  Without  CIT's  express   consent  and
endorsement in writing, which, in the case of clause (x) below, in the absence of a continuing Event of Default shall not be unreasonably withheld or delayed, the Borrower agrees: (x) not to execute any applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, Acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or Acceptances; and (y) after the occurrence and during the continuance of an Event of Default not to (A) clear and resolve any questions of non-compliance of documents, or (B) give any instructions as to acceptances or rejection of any documents or goods.

                                    (vii) The Borrower agrees that any necessary
and material import, export or other license or certificates for the import or handling of Inventory will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of Inventory or the financing thereof will have been promptly and fully complied with where the failure to comply with any such law or regulation is reasonably likely to have a Material Adverse Effect, and any certificates in that regard that CIT may at any time reasonably request will be promptly furnished. In this connection, the Borrower represents and warrants that all shipments made under any such Letters of Credit are in compliance with the laws and regulations of the countries in which the shipments originate and terminate, except where any such failure to comply is not reasonably likely to result in a Material Adverse Effect. As between the Borrower, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, the Borrower assumes all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. As between the Borrower, on the one hand, and the Agent, CIT, the Lenders and the Letter of Credit Issuer, on the other hand, any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where such Inventory is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Borrower's risk, liability and responsibility.

                                    (viii) Upon any payments  made to the Letter
of Credit Issuer under the Letter of Credit Guaranty, CIT or the Lenders, as the case may be, shall, without prejudice to its rights under this Agreement (including that such unreimbursed amounts shall constitute Loans hereunder), acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Borrower to the Letter of Credit Issuer in any Letter of Credit Application, any drafts or applications for Acceptances, any standing agreement relating to Letters of Credit drafts, Acceptances or otherwise, all of which shall be deemed to have been granted to CIT, the Agent and the Lenders and apply in all respects to CIT, the Agent and the Lenders and shall be in addition to any rights, remedies, duties or obligations contained herein.

                                    (ix)  In the  event  that  the  Borrower  is
required to provide cash collateral for any Letter of Credit, the Borrower shall deposit such cash collateral in the Letter of Credit Cash Collateral Account, which cash collateral shall be held in the Letter of Credit Cash Collateral Account until all Obligations have been paid in full in cash; provided, that, when the Borrower elects, and is not required to provide cash collateral for a Letter of Credit, the cash collateral for such Letter of Credit shall be returned to the Borrower if at such time (A) an Event of Default or Potential Default has not occurred and is not continuing and (B) no amounts are available to be drawn on such Letter of Credit and all Unreimbursed Draws have been paid in full.

                                    (x) Upon the creation of an Acceptance,  the
Letter of Credit with respect thereto shall for purposes of this Agreement be deemed to be no longer outstanding or undrawn to the extent of the amount of such Acceptance. At no time will more than one Acceptance be used to finance the same transaction. Notwithstanding any provision of this Agreement, CIT and the Letter of Credit Issuer shall not be obligated to create Acceptances if the Letter of Credit Issuer is not making deferred payment of trade Letters of Credit or Acceptances generally available to its customers.

                           (b) Request for Issuance.  The Borrower may from time
to time, upon notice (an "L/C Notice") not later than 12:00 noon, New York City time, at least three Business Days in advance, request CIT to assist the Borrower in establishing or opening a Letter of Credit by delivering to the Agent and the Letter of Credit Issuer, a Letter of Credit Application, together with any necessary related documents. CIT shall not provide support, pursuant to the Letter of Credit Guaranty, if the Agent shall have received written notice from the Majority Lenders on the Business Day immediately preceding the proposed issuance day for such Letter of Credit that one or more of the conditions precedent in Section 6.02 will not have been satisfied on such date, and neither CIT nor the Agent shall otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 6.02 have been satisfied.

                           (c)  Pre-Petition  Letters of Credit and Acceptances.
Schedule 3.01(c) hereto contains a description of all undrawn letters of credit issued pursuant to the Pre-Petition Credit Agreement and all outstanding acceptances created pursuant to the Pre-Petition Credit Agreement and, in each case, outstanding on the Entry Date. Each such letter of credit outstanding on the Closing Date (each, as amended, renewed or extended from time to time in accordance with the terms thereof and hereof, an "Existing Letter of Credit") shall constitute a "Letter of Credit" for all purposes of this Agreement and each such acceptance outstanding on the Closing Date (each as renewed or extended from time to time in accordance with the terms thereof and hereof, an "Existing Acceptance") shall constitute an "Acceptance" for all purposes of this Agreement.

                 3.02. Participations.

                           (a) Purchase of Participations.  Immediately upon the
issuance by the Letter of Credit Issuer of any Letter of Credit in accordance with the procedures set forth in Section 3.01, each Lender (other than CIT) shall be deemed to have irrevocably and unconditionally purchased and received from CIT, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in all obligations of CIT with respect to such Letter of Credit and each Acceptance created thereunder (including, without limitation, all Undrawn Letter of Credit Availability and Reimbursement Obligations of the Borrower with respect thereto pursuant to the Letter of Credit Guaranty or otherwise).

                           (b)  Sharing  of Letter of  Credit  Payments.  In the
event that CIT makes any payment in respect of the Letter of Credit Guaranty with respect to a Letter of Credit or Acceptance and the Borrower shall not have repaid such amount to the Agent for the account of CIT, the Agent shall charge the Borrower's DIP Account in the amount of the Reimbursement Obligation, in accordance with Section 3.01(a)(ii).

                           (c)  Obligations  Irrevocable.  The  obligations of a
Lender to make payments to the Agent for the account of the Agent or CIT with respect to a Letter of Credit or Acceptance shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all
circumstances,   including,   without   limitation,   any   of   the   following
circumstances:

                                    (i) any lack of validity  or  enforceability
          of this Agreement or any of the other Related Documents;

                                    (ii) the  existence  of any  claim,  setoff,
          defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit or any holder of a draft (or any Person for whom any such transferee may be acting), the Agent, Letter of Credit Issuer, any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, draft or Acceptance the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other party and the beneficiary named in any Letter of Credit);

                                    (iii) any  draft,  certificate  or any other
          document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                                    (iv)  the  surrender  or  impairment  of any
          security for the performance or observance of any of the terms of any of the Related Documents;

                                    (v) any  failure by the Agent to provide any
          notices required pursuant to this Agreement relating to Letters of Credit drafts or Acceptances; or

                                    (vi) the  occurrence of any Event of Default
          or Potential Default.


                                   ARTICLE IV
                                 BORROWING BASE

                 4.01. Condition of Lending and Assisting in Establishing or Opening Letters of Credit. CIT and the other Lenders shall have no obligation to make a Loan or assist in establishing or opening a Letter of Credit to the extent that the aggregate unpaid principal amount of the Loans plus the Letter of Credit Exposure exceeds, or after giving effect to a requested Credit Extension would exceed, the Current Commitment at such time.

                 4.02. Mandatory Prepayment. Concurrently with the delivery of any Borrowing Base Certificate, the Borrower shall give notice to the Agent of any mandatory prepayment pursuant to Section 2.04(b)(i), which notice shall specify a prepayment date no later than the earlier of the date on which such Borrowing Base Certificate is given and the date on which such Borrowing Base Certificate is required to be provided to the Lenders.

                 4.03. Rights and Obligations Unconditional. Without limitation of any other provision of this Agreement, the rights of the Agent, CIT and the Lenders and the obligations of the Borrower under this Article IV are absolute and unconditional, and the Agent, CIT and the Lenders shall not be deemed to have waived the condition set forth in Section 4.01 hereof or their right to payment in accordance with Section 4.02 hereof in any circumstance whatever, including but not limited to circumstances wherein, the Agent or the Lenders (knowingly or otherwise) make an advance hereunder in excess of the Borrowing Base.

                 4.04. Borrowing Base Certificate.

                           (a) By  12:00  noon,  New  York  City  time  four (4)
Business Days after the Saturday of each week, the Borrower shall furnish to the Agent a certificate (a "Borrowing Base Certificate") substantially in the form attached hereto as Exhibit D, certified as true and correct by a Designated Financial Officer, setting forth the Borrowing Base and the other information required therein as of the Borrower's close of business on the Saturday of the preceding week, together with such other information with respect to the Inventory of the Borrower as the Agent may reasonably request.

                           (b) In the event of any dispute about the eligibility
of any asset for inclusion in the Borrowing Base or the valuation thereof, the Agent's good faith judgment shall control.

                           (c) The Borrowing  Base set forth in a Borrowing Base
Certificate shall be effective from and including the date such Borrowing Base Certificate is duly received by the Agent to but not including the date on which a subsequent Borrowing Base Certificate is duly received by the Agent, unless the Agent disputes the eligibility of any asset for inclusion in the Borrowing Base or the valuation thereof by notice of such dispute to the Borrower, in which case the value of such asset shall, at the discretion of the Borrower, either not be included in the Borrowing Base or be included in the Borrowing Base with a value reasonably acceptable to the Agent.

                           (d)  Each   Borrowing  Base   Certificate   shall  be
accompanied by backup schedules showing the derivation thereof and containing such detail and such other and further information as the Agent may reasonably request from time to time.

                 4.05. General Provisions. Notwithstanding anything to the contrary in this Article IV, in no event shall any single element of value or asset be counted twice in determining the Borrowing Base.


                                    ARTICLE V
                         ACKNOWLEDGEMENT, RATIFICATION,
                      SECURITY AND ADMINISTRATIVE PRIORITY

                 5.01    Pre-Petition    Obligations.    The   Borrower   hereby
acknowledges, confirms and agrees that the Borrower is indebted to the Pre-Petition Lenders for the Pre-Petition Obligations, as of September 24, 1996, in respect of Pre-Petition Letter of Credit Exposure and Pre-Petition Loans in the aggregate principal amount of $171,546,457.11, together with interest accrued and accruing thereon, and costs, expenses, fees (including attorneys' fees) and other charges now or hereafter owed by the Borrower to the Pre-Petition Lenders, all of which are unconditionally owing by the Borrower to the Pre-Petition Lenders, without offset, defense or counterclaim of any kind, nature and description whatsoever.

                 5.02 Acknowledgment of Security Interests. The Borrower hereby acknowledges, confirms and agrees that the Pre-Petition Lenders have valid, enforceable and perfected first priority liens upon and security interests in all Pre-Petition Collateral pursuant to the Pre-Petition Agreements as in effect on the Filing Date to secure all of the Pre-Petition Obligations.

                 5.03 Binding Effect of Documents. The Borrower hereby acknowledges, confirms and agrees that: (a) each of the Pre-Petition Agreements to which it is a party is in full force and effect as of the date hereof, (b) the agreements and obligations of the Borrower contained in the Pre-Petition Agreements constitute the legal, valid and binding obligations of the Borrower enforceable against it in accordance with their respective terms and the Borrower has no valid defense, offset or counterclaim to the enforcement of such obligations (other than those arising as a consequence of the Chapter 11 Case), and (c) the Pre-Petition Lenders are and shall be entitled to all of the rights, remedies and benefits provided for in the Pre-Petition Agreements.

                 5.04 Grant of Lien and Security Interest

                           (a) As security  for the full and timely  payment and
performance of all of the Obligations, the Borrower hereby as of the Entry Date, assigns, pledges, transfers, grants, bargains and sells, conveys, releases, confirms and sets over unto the Agent, for the ratable benefit of each of the Lenders, and hereby grants and creates in favor of the Agent, for the ratable benefit of each of the Lenders, a security interest in and to, the Letter of Credit Cash Collateral Account, all funds held therein from time to time and all certificates and instruments, if any, from time to time representing or evidencing the same and all proceeds and profits of any of the foregoing (all property of the Borrower subject to the security interest referred to in this
Section 5.04(a) being hereinafter referred to as the "Collateral").

                           (b) The liens and security  interests in favor of the
Agent referred to in Section 5.04(a) hereof shall be valid and perfected liens and security interests, prior to all other liens and interests hereafter arising, except for Permitted Liens. Such liens and security interests and their priority shall remain in effect until the Revolving Credit Commitments have been terminated and all Obligations have been repaid in cash in full.

                 5.05 Administrative Priority. The Borrower hereby agrees that the Obligations of the Borrower shall constitute allowed administrative expenses in the Chapter 11 Case having priority over all administrative expenses of and unsecured claims against the Borrower now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

                 5.06 Grants, Rights and Remedies. The liens and security interests granted pursuant to Section 5.04 hereof and administrative priority granted pursuant to Section 5.05 hereof may be independently granted by the Related Documents and by other Related Documents hereafter entered into. This Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and such other Related Documents supplement each other, and the grants, priorities, rights and remedies of the Agent and the Lenders hereunder and thereunder are cumulative.

                 5.07 No Filings Required. The liens and security interests referred to herein shall be deemed valid and perfected by entry of the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order, as the case may be, and entry of the Interim Bankruptcy Court Order shall have occurred on or before the date of the initial Credit Extension hereunder. The Agent shall not be required to file any financing statements, notices of lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the lien and security interest granted by or pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Order or any other Related Document.

                 5.08 Survival. The Liens, lien priority, administrative priorities and other rights and remedies granted to the Lenders pursuant to this Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order and the other Related Documents (specifically including but not limited to the existence, perfection and priority of the liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of debt by the Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), or by any dismissal or conversion of the Chapter 11 Case, or by any other act or omission whatever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

                           (a) except for the Carve-Out Expenses having priority
over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Case or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Agent and the Lenders against the Borrower in respect of any Obligation,

                           (b) the  Liens in favor of the  Lenders  set forth in
Section 5.04 hereof shall constitute a valid and perfected first priority Lien, subject only to the Permitted Liens, to which such lien and security interest shall or may be subordinate and junior, and shall be prior to all other liens and interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatever, and

                           (c) the  Liens in favor of the  Lenders  set forth in
Section 5.04 hereof shall continue valid and perfected without the necessity that the Agent file financing statements or otherwise perfect its Lien under applicable nonbankruptcy law.


                                   ARTICLE VI
                          CONDITIONS OF EFFECTIVENESS,
                      LETTER OF CREDIT ISSUANCE AND LENDING

                 6.01. Conditions Precedent to Effectiveness. This Agreement shall become effective as of the Business Day when each of the following conditions precedent shall have been satisfied and the obligation of any Lender to make the initial Loan hereunder or the obligation of CIT or any Lender to assist the Borrower in obtaining the issuance of the initial Letter of Credit hereunder shall be subject to the satisfaction of the following conditions precedent:

                           (a) Form of Order. The Interim Bankruptcy Court Order
or the Final Bankruptcy Court Order, as the case may be, shall have been signed by the Bankruptcy Court and the Agent shall have received a copy of such order, and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Borrower.

                           (b) Payment of Fees,  Etc.  The  Borrower  shall have
paid all fees, costs and expenses then payable by the Borrower including, without limitation, those due and payable pursuant to Sections 2.08 and 11.06 hereof. The Borrower shall have paid to counsel to the Agent all reasonable fees and other client charges due to such counsel on the Closing Date.

                           (c)  Representations  and  Warranties;  No  Event  of
Default. The representations and warranties contained in Article VII of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders or the Letter of Credit Issuer pursuant hereto or thereto or prior to the Closing Date shall be correct on and as of the Closing Date as though made on and as of such date; and no Potential Default or Event of Default shall have occurred and be continuing on the Closing Date or would result from this Agreement becoming effective in accordance with its terms.

                           (d) Legality. The making of the initial Loans and the
issuance of the initial Letter of Credit shall not contravene any law, rule or regulation applicable to CIT, the Lenders or the Letter of Credit Issuer.

                           (e)  Delivery  of  Documents.  The Agent  shall  have
received on or before the Closing Date the following, each in form and substance satisfactory to the Agent and, unless indicated otherwise, dated the Closing
Date:

                                    (i) a Note  payable  to the  order  of  each
                  Lender, duly executed by the Borrower and dated the Closing Date;

                                    (ii) a copy of the  resolutions  adopted  by
                  the Board of Directors of the Borrower, certified by authorized officers thereof, authorizing (A) the transactions contemplated by the Loan Documents to which the Borrower is or will be a party, and (B) the execution, delivery and performance by the Borrower of each Loan Document and the execution and delivery of the other documents to be delivered by the Borrower in connection therewith;

                                    (iii) a certificate of an authorized officer
                  of the Borrower, certifying the names and true signatures of the officers of the Borrower authorized to sign each Loan Document to which the Borrower is or will be a party and the other documents to be executed and delivered by the Borrower in connection therewith, together with evidence of the incumbency of such authorized officers;

                                    (iv) a copy of the  charter of the  Borrower
                  certified as of a date not more than 10 Business Days prior to the Closing Date by the appropriate official(s) of the state of incorporation of the Borrower and as of the Closing Date by an authorized officer of the Borrower;

                                    (v) a copy of the  by-laws of the  Borrower,
                  certified as of the Closing Date by an authorized officer of the Borrower;

                                    (vi) an  opinion  of Weil,  Gotshal & Manges
                  LLP, counsel to the Borrower, in form and substance satisfactory to the Agent, covering, among other things, entry of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as appropriate, and notice having been given in accordance with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules promulgated pursuant to the Bankruptcy Code and any order of the Bankruptcy Court, and as to such other matters as the Agent may reasonably request;

                                    (vii)   a   certificate   of  a   Designated
                  Financial Officer of the Borrower, certifying as to the matters set forth in subsection (c) of this Section 6.01;

                                    (viii)  a copy of the  financial  statements
                  and projections of the Borrower referred to in Section 7.08 hereof certified by a Designated Financial Officer;

                                    (ix) a Borrowing Base  Certificate,  current
                  as of the close of business on September 28, 1996, certified by a Designated Financial Officer of the Borrower;

                                    (x) a certificate  of an authorized  officer
                  of the Borrower certifying the names and true signatures of those officers or agents of the Borrower that are authorized to provide Notices of Borrowing and all other notices under this Agreement and the Loan Documents;

                                    (xi) copies of each  credit card  agreement,
                  certified as true and correct copies thereof by a Designated Financial Officer of the Borrower;

                                    (xii) a certificate of an Authorized Officer
                  of the Borrower stating that copies of (A) for each Plan that is a "single-employer plan" (as defined in Section 4001(a)
                  (15) of ERISA), the most recently completed actuarial valuation prepared therefor by such Plan's regular enrolled actuary and the Schedule B, "Actuarial Information" to the IRS Form 5500 (Annual Report) most recently filed with the Internal Revenue Service and (B) for each Plan that is a "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA), each of the documents referred to in clause (A) either in the possession of the Borrower or reasonably available thereto from the sponsor or trustees of such Plan were, in each case, delivered to CIT in connection with the closing of the Pre-Petition Credit Agreement and have not been modified, amended or otherwise superseded;

                                    (xiii) a certificate of insurance evidencing
                  insurance  on the  property of the  Borrower as is required by
                  Section 8.07 of this Agreement, naming the Agent as additional insured, for all insurance maintained by the Borrower; and

                                    (xiv)  such other  agreements,  instruments,
                  approvals, opinions and other documents as the Agent may reasonably request.

                           (f)   Proceedings;    Receipt   of   Documents.   All
proceedings in connection with the transactions contemplated by this Agreement and the Related Documents and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance reasonably satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                           (g)  Cash  Management  System.  The  cash  management
system of the Borrower and its Subsidiaries shall be satisfactory to the Agent.

                           (h) Lien  Priority.  The  Liens in favor of the Agent
pursuant to Section 5.04 hereof shall be valid and perfected first priority Liens on the Collateral, which shall be subject to no other Liens except for Permitted Liens.

                           (i)   Compliance.   The  Agent  shall  have  received
evidence reasonably satisfactory to the Agent of the Borrower's compliance with all Environmental Laws, ERISA, tax and labor matters.

                           (j)  Appraisal.  The Agent shall have  completed  and
shall be satisfied (in its sole discretion) with the results of an update of the appraisal of the Inventory and the Borrower shall have paid all fees and expenses payable in connection with such update.

                           (k)   Payment  of   Pre-Petition   Obligations.   All
Pre-Petition Obligations outstanding as of the Closing Date (excluding each Existing Letter of Credit and each Existing Acceptance) shall be repaid in full (which may be with the proceeds of the initial Loans made hereunder) and the Borrower shall have obtained and delivered to the Agent an order signed by the Bankruptcy Court, in form and substance satisfactory to the Agent, providing for such payment.

                  6.02. Conditions Precedent to Loans and Letters of Credit6.02. Conditions Precedent to Loans and Letters of Credit. In addition to the requirements of Section 6.01, the obligation of each Lender to make any Loan and the obligation of CIT or any Lender to assist the Borrower in obtaining the issuance of any Letter of Credit is subject to the fulfillment, in a manner satisfactory to the Agent, of each of the following conditions precedent:

                           (a) Payment of Fees,  Etc.  The  Borrower  shall have
paid all fees, costs, expenses and taxes then payable by the Borrower pursuant to Sections 2.08 and 11.06 hereof.

                           (b)  Representations  and  Warranties;  No  Event  of
Default. The following statements shall be true, and the submission by the Borrower to the Agent of a Notice of Borrowing with respect to a Loan and the Borrower's acceptance of the proceeds of such Loan, or the submission by the Borrower to the Agent and the Letter of Credit Issuer of an L/C Notice with respect to a Letter of Credit and the issuance of such Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Loan and the date of the issuance of such Letter of Credit that, (i) the representations and warranties contained in Article VII of this Agreement and in each other Loan Document and certificate or other writing delivered to the Agent, the Lenders and the Letter of Credit Issuer pursuant hereto on or prior to the date of such Loan or Letter of Credit are correct on and as of such date as though made on and as of such date (except for representations and warranties which relate to a specific date); and (ii) no Potential Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date or the issuance of the Letter of Credit to be issued on such date.

                           (c) Bankruptcy  Court Order. On the date of such Loan
or issuance of such Letter of Credit, the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, shall have been signed by the Bankruptcy Court, and the Agent shall have received a certified copy of the same and such order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Borrower.

                           (d) Final Bankruptcy Court Order. With respect to any
Loan or issuance of any Letter of Credit to be made on or after the thirtieth day following the Entry Date, the Final Bankruptcy Court Order shall be in full force and effect and shall not have been reversed, stayed, modified or amended absent the consent of the Agent and the Borrower.

                           (e) Legality. The making of such Loan or the issuance
of such Letter of Credit shall not contravene any law, rule or regulation applicable to CIT, the Lenders or the Letter of Credit Issuer.

                           (f) Borrowing Notice. The Agent shall have received a
Notice of Borrowing pursuant to Section 2.03 hereof no later than 12:00 noon (New York City time) three Business Days prior to the date of the proposed borrowing with respect to a Eurodollar Loan or on the date of a proposed borrowing of a Prime Loan or an L/C Notice and a Letter of Credit Application pursuant to Section 3.01 hereof not later than 12:00 noon (New York City time) three Business Days prior to the proposed date of issuance of a Letter of Credit.

                           (g)  Delivery  of  Documents.  The Agent  shall  have
received such other agreements, instruments, approvals and other documents, each in form and substance satisfactory to the Agent, as the Agent may reasonably request.

                           (h)   Proceedings;    Receipt   of   Documents.   All
proceedings in connection with the making of such Loan or the issuance of such Letter of Credit and the other transactions contemplated by this Agreement, and all documents incidental thereto, shall be satisfactory to the Agent and its special counsel, and the Agent and such special counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Agent, as the Agent or such special counsel may reasonably request.

                           (i) Commitment. The aggregate unpaid principal amount
of the Loans and the Letter of Credit Exposure shall not exceed, and after giving effect to the requested Credit Extension will not exceed, the Current Commitment.

Any oral or written request by the Borrower for any Credit Extension hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in this Section 6.02 have been satisfied as of the date of such request. Failure of the Agent to receive notice from the Borrower to the contrary before such Credit Extension is made shall constitute a further representation and warranty by the Borrower that the conditions set forth in this Section 6.02 have been satisfied as of the date of such Credit Extension.


                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Agent and the Lenders as follows:

                 7.01. Organization, Good Standing, Etc. Each of the Borrower and its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, except for any such failure to be in good standing resulting from the failure of the Borrower or any of its Subsidiaries to pay franchise taxes, (ii) has all requisite power and authority to conduct its business as now conducted and as presently contemplated and (in the case of the Borrower) to make the borrowings hereunder and to consummate the transactions contemplated hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except for any such failure to be qualified or in good standing resulting from the failure of the Borrower or any of its Subsidiaries to pay franchise taxes.

                 7.02 Authority and Authorization. The Borrower has all necessary corporate power to execute and deliver this Agreement and the other Loan Documents to which it is or is to be a party. As of the Entry Date, the Borrower will have the power and authority to perform its obligations hereunder and thereunder, and all such action has been duly and validly authorized by all necessary corporate and judicial action other than, during the period between the Entry Date and the date of the Final Bankruptcy Court Order, the Final Bankruptcy Court Order.

                 7.03 Execution and Binding Effect. As of the entry of the Interim Bankruptcy Court Order, this Agreement and each of the other Loan Documents required to be executed and delivered on or prior to the date hereof have been duly and validly executed and delivered by the Borrower and constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms hereof or thereof. Each Loan Document that is not required to be executed and delivered by the Borrower prior to the Entry Date, when executed and delivered, will be validly executed and delivered by the Borrower and will constitute legal, valid and binding obligations of the Borrower enforceable in accordance with the terms thereof.

                 7.04.  Governmental   Approvals.  No  authorization,   consent,
approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Governmental Authority is or will be necessary in connection with the execution and delivery by the Borrower and its Subsidiaries of each Loan Document to which it is a party, consummation of the transactions therein contemplated, performance of or compliance with the terms and conditions thereof or to ensure the legality, validity, enforceability and admissibility in evidence thereof, except for the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order.

                 7.05 Absence of Conflicts. Neither the execution and delivery of this Agreement or the other Loan Documents to which the Borrower is a party nor consummation of the transactions herein or therein contemplated nor performance of or compliance with the terms and conditions hereof or thereof will (a) violate any Law, (b) conflict with or result in a breach of or default under its charter or by-laws, or any material agreement or instrument to which the Borrower is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound (other than conflicts, breaches and defaults the enforcement of which will be stayed by virtue of the filing of the Chapter 11 Case) or (c) result in the creation or imposition of any Lien upon any property (now owned or hereafter acquired) of the Borrower, except the Lien in favor of the Agent with respect to the Collateral.

                 7.06. Subsidiaries. Schedule 7.06 hereto is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding capital stock of each Subsidiary of the Borrower in existence on the Entry Date. All shares of such stock owned by the Borrower or one or more of its Subsidiaries, as indicated in such Schedule, are owned free and clear of all Liens. The aggregate fair market value of all assets owned by all Subsidiaries of the Borrower is not in excess of $500,000 and no Subsidiary conducts any business.

                 7.07. Litigation. Except as set forth in the financial statements referred to in Section 7.08 hereof and on Schedule 7.07 hereto (which has previously been delivered to the Agent), there is not, to the best knowledge of the Borrower, any pending or threatened proceeding by or before any Governmental Authority, arbitrator or grand jury against or affecting the Borrower or any ERISA Affiliate with respect to any Environmental Law or ERISA law, which, if adversely decided, can reasonably be expected to have a Material Adverse Effect.

                 7.08. Financial Condition.

                           (a)   Historical   Statements.   The   Borrower   has
heretofore furnished to the Lenders a balance sheet of the Borrower and its Consolidated Subsidiaries for the fiscal year ended February 3, 1996 and the related statements of operations and cash flows for the fiscal year then ended, as examined and reported on by KPMG Peat Marwick LLP, independent certified public accountants, and a balance sheet and related statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries for and as of the end of the seven month period ended August 31, 1996, as certified by a Designated Financial Officer. Such financial statements (in the case of the statements as of February 3, 1996, including the notes thereto) present fairly, in all material respects, the financial condition of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and as of the end of such period, as applicable, and the results of its operations and the cash flows for the fiscal year then ended and for the period then ended, as applicable, all in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year, subject (in the case of the interim financial statements) to year-end adjustments.

                           (b) The  Borrower  has  heretofore  furnished  to the
Lenders projections for the period from September 1, 1996 through January 31, 1998 and such projections have been prepared in accordance with the standard set forth in the second sentence of Section 7.12 hereof.

                 7.09. Compliance with Law, Etc. Each of the Borrower and its Subsidiaries are not in violation of its charter or by-laws, any law (including but not limited to violations pertaining to the conduct of its business or the use, maintenance or operation of the real and personal properties owned or possessed by it) or any material term of any agreement or instrument binding on or otherwise affecting it or any of its properties, except for the noncompliance with any law, agreement or instrument which could not, in the aggregate for all such instances of noncompliance, have a Material Adverse Effect and except for violations or any enforcement actions which will be stayed by virtue of the filing of the Chapter 11 Case.

                 7.10. ERISA. Except as disclosed on Schedule 7.10 hereto, (i) each Plan is in substantial compliance with ERISA and the Code, (ii) no Termination Event has occurred nor is reasonably expected to occur with respect to any Plan, (iii) the most recent annual report (Form 5500 Series) with respect to each Plan, including Schedule B (Actuarial Information) thereto, copies of which have been filed with the Internal Revenue Service, is complete and correct and fairly presents the funding status of such Plan; and to the best of Borrower's knowledge, there has been no material adverse change in such funding status since the date of such report; (iv) no Plan has an Unfunded Current Liability (other than an Unfunded Current Liability resulting from interest rate fluctuations); (v) no Plan had an accumulated or waived funding deficiency or permitted decreases which would create a deficiency in its funding standard account within the meaning of Section 412 of the Code at any time during the previous 60 months, (vi) all contributions required to be made with respect to a Plan have been timely made; (vii) neither the Borrower nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204, or 4212(c)
of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any material liability (including any indirect, contingent, or secondary liability) under any of the foregoing Sections with respect to any Plan; (viii) no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; (ix) no condition exists which presents a material risk to the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; and (x) no Lien imposed under the Code or ERISA exists or is likely to arise on account of any Plan within the meaning of Section 412 of the Code. Neither the Borrower nor any of its ERISA Affiliates has incurred any material withdrawal liability under ERISA with respect to any Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate expects to incur a material withdrawal liability. Except as required by Section 4980B of the Code, or as otherwise disclosed on Schedule 7.10 hereto, neither the Borrower nor any of its ERISA Affiliates maintains a welfare plan (as defined in Section 3(1) of ERISA) which provides benefits or coverage after a participant's termination of employment. All Plans in existence on the Filing Date are set forth on Schedule
7.10 hereto.

                 7.11. Taxes, Etc. All tax returns required to be filed by the Borrower and any of its Subsidiaries have been properly prepared, executed and filed. All taxes, assessments, fees and other governmental charges upon the Borrower and its Subsidiaries or upon any of their respective properties, income, sales or franchises which are shown thereon as due and payable have been paid. The reserves and provisions for taxes, if any, on the books of the Borrower are adequate for all open years and for its current fiscal period. The Borrower does not know of any proposed additional assessment or basis for any material assessment for additional taxes (whether or not reserved against). The federal income tax liabilities of the Borrower and its Subsidiaries have been finally determined by the Internal Revenue Service, or the time for audit has expired, for all fiscal periods ended on or prior to February 1, 1992 and all such liabilities (including all deficiencies assessed following audit) have been satisfied.

                 7.12. Full Disclosure. No representation or warranty made by the Borrower or its Subsidiaries under this Agreement or any other Loan Document is false or misleading in any material respect and no Loan Document or schedule or exhibit thereto and no certificate, report, statement or other document or information furnished to the Agent or the Lenders in connection herewith or therewith or with the consummation of the transactions contemplated hereby and thereby, contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained herein or therein not misleading. To the extent the Borrower furnishes any projections of the financial position and results of operations of the Borrower and its Subsidiaries for, or as at the end of, certain future periods, such projections were believed at the time furnished to be reasonable, have been or will have been prepared on a reasonable basis and in good faith by the Borrower, and have been or will be based on assumptions believed by the Borrower to be reasonable at the time made and upon the best information then reasonably available to the Borrower; provided, however, that such projections may not reflect store closings permitted by Section 9.05(b) of this Agreement. The Borrower has disclosed to the Agent all relevant information, which to the best of its knowledge is reasonably likely to result in a Material Adverse Effect.

                 7.13. Operating Lease Obligations; Existing Liens; Unpaid Rent. On the Closing Date, the Borrower and its Subsidiaries do not have any obligations as lessee for the payment of rent for any real property other than the Operating Lease Obligations set forth in Schedule 7.13 hereto. There are no Liens on any assets of the Borrower other than (i) the Lien created as of the Entry Date in favor of the Agent hereunder, (ii) Liens securing Capitalized Lease Obligations of the Borrower, and (iii) Permitted Liens. As of the Entry
Date,  the  aggregate   amount  of  accrued  and  unpaid  rent  for  the  leased
distribution centers, warehouses and retail stores of the Borrower does not exceed $3,500,000.

                 7.14.  Environmental  Matters.  Except as disclosed in Schedule
7.14 hereto (i) none of the operations of the Borrower or its Subsidiaries are the subject of any federal, state or local investigation to determine whether any Remedial Action is needed to address the presence, disposal, Release or threatened Release, (ii) the Borrower and its Subsidiaries do not have any contingent liability in connection with any Release, (iii) the operations of the Borrower and its Subsidiaries are in compliance with all Environmental Laws;
(iv) there has been no Release at any of the properties owned or operated by the Borrower, its Subsidiaries or any predecessor in interest or title, or at any disposal or treatment facility which received Hazardous Materials generated by the Borrower, its Subsidiaries or any predecessor in interest or title which is reasonably likely to result in Environmental Liabilities and Costs of $100,000 or more; (v) no Environmental Actions have been asserted against the Borrower, its Subsidiaries or any predecessor in interest or title nor does the Borrower or its Subsidiaries have knowledge or notice of any threatened or pending Environmental Action against the Borrower, its Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $100,000 or more; (vi) the Borrower and its Subsidiaries have obtained all permits, approvals, authorizations and licenses required by Environmental Laws necessary for their operations, and all such permits, approvals, authorizations and licenses are in effect and the Borrower and its Subsidiaries are in compliance with all terms and conditions of such permits, approvals, authorizations and licenses, (vii) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by the Borrower, its Subsidiaries or any predecessor in interest or title which, if adversely determined, is reasonably likely to result in Environmental Liabilities and Costs of $100,000 or more.

                 7.15. Schedules. All of the information which is required to be scheduled to this Agreement is set forth on the Schedules attached hereto, is correct and accurate and does not omit to state any information material thereto.

                 7.16. Insurance. The Borrower and its Subsidiaries keep their properties adequately insured and maintain (i) insurance to such extent and against such risks, including fire, as is customary with companies in the same or similar businesses, (ii) workmen's compensation insurance in the amount required by applicable law, (iii) public liability insurance in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied or controlled by it, and
(iv) such other  insurance  as may be required by law or by the Loan  Documents.
Schedule 7.16 hereto sets forth a list of all insurance maintained by the Borrower and its Subsidiaries on the Closing Date.

                 7.17. Use of Proceeds. The proceeds of the Loans shall be used to repay the Pre-Petition Obligations under the Pre-Petition Credit Agreement and for other general corporate purposes (including, without limitation, payments of fees and expenses to professionals under Sections 330 and 331 of the Bankruptcy Code and administrative expenses of the kind specified in Section 503(b) of the Bankruptcy Code incurred in the ordinary course of business of the Borrower, subject to the priorities set forth in the definition of "Agreed Administrative Expense Priorities" herein). The Letters of Credit will be used to support insurance policies and customs bonds, to import Inventory in the ordinary course of the Borrower's business, and for other general corporate purposes, provided that the aggregate Stated Amount of Letters of Credit issued to support general corporate purposes shall not exceed $10,000,000.

                 7.18. Financial Accounting Practices, Etc.

                           (a) The Borrower and its  Subsidiaries  make and keep
books, records and accounts which, in reasonable detail, accurately and fairly reflect their respective transactions and dispositions of their respective assets and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, and (ii) transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with GAAP except as previously disclosed to the Agent and (B) to maintain accountability for assets.

                           (b) The  Borrower  and its  Subsidiaries  maintain  a
system of internal procedures and controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Inventory and the valuation thereof) is accurate.

                 7.19. No Material Adverse Effect. Since August 31, 1996 there has not occurred any event which may be reasonably expected to have a Material Adverse Effect, other than events that have occurred as a result of events leading up to and following the commencement of the Chapter 11 Case.

                 7.20. Real Property; Leases. Schedule 7.20 hereto sets forth a complete and accurate description and list as of the Entry Date of the location, by state and street address, of all real property owned and leased by the Borrower and its Subsidiaries, together with, in the case of real property that is owned, a statement as to whether such real property is the subject of a contract of sale (and, if so, a statement as to the status of such sale).

                 7.21. Location of Bank Accounts. Schedule 7.21 hereto sets forth a complete and accurate list as of the Entry Date of all deposit and other accounts, including the Cash Concentration Account and all Depository Accounts, maintained by the Borrower and its Subsidiaries together with a description thereof (i.e. the bank at which such deposit or other account is maintained and the account number and the purpose thereof).

                 7.22. No Event of Default. No event has occurred and is continuing and no condition exists which constitutes an Event of Default or Potential Default.

                 7.23. Capitalized Leases. As of the Closing Date, Capitalized Lease Obligations of the Borrower and its Subsidiaries do not exceed $90,000,000 in the aggregate.

                 7.24. Inventory. There is no location at which the Borrower has any Inventory (except for Inventory in transit) other than (i) those locations listed on Schedule 1.01(A) hereto and, (ii) any other locations approved in writing by the Agent pursuant to the definition of "Eligible Inventory".
Schedule 1.01(A) hereto contains a true, correct and complete list, as of the Filing Date, of the legal names and addresses of each warehouse at which Inventory of the Borrower is stored. None of the receipts received by the Borrower from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person's assigns.

                 7.25. Administrative Priority; Lien Priority

                           (a) After  the Entry  Date,  the  Obligations  of the
Borrower will constitute allowed administrative expenses in the Chapter 11 Case having priority in payment over all other administrative expenses and unsecured claims against the Borrower now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities.

                           (b) The Lien on the  Collateral  shall be a valid and
perfected first priority Lien.

                  7.26. Bankruptcy Court Order. The Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, is in full force and effect, and has not been reversed, stayed, modified or amended absent the consent of the Agent and the Borrower.


                                  ARTICLE VIII
                              AFFIRMATIVE COVENANTS

                  So long as any principal of or interest on the Loans or the Reimbursement Obligations or any other Obligations (whether or not due) shall remain unpaid or the Lenders shall have any Revolving Credit Commitment hereunder, the Borrower will, unless the Majority Lenders shall otherwise consent in writing:

                 8.01. Reporting Requirements. Furnish to the Lenders:

                           (a) As soon as practicable and in any event within 90
days after the close of each fiscal year of the Borrower, a consolidated statement of operations and cash flows of the Borrower and its Consolidated
Subsidiaries for such fiscal year and a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal year, and notes to each, all in reasonable detail, setting forth in comparative form the corresponding figures for the preceding fiscal year, which statements and balance sheet shall be certified by KPMG Peat Marwick LLP or other independent certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Agent. The certificate or report of such accountants (the "Accountant's Opinion") shall be without an exception or qualification arising out of the scope of the audit with respect to such statements and balance sheet being prepared in compliance with GAAP and shall in any event contain a written statement of such accountants substantially to the effect that (i) such accountants examined such statements and balance sheet in accordance with generally accepted auditing standards and accordingly made such tests of accounting records and such other auditing procedures as such accountants considered necessary in the circumstances and (ii) in the opinion of such accountants such statements and balance sheet present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the results of its operations and the changes in its financial position for such fiscal year, in conformity with GAAP (except for changes in application in which such accountants concur). A copy of the Accountant's Opinion shall be delivered to the Agent and each Lender and signed by such independent public accountants. Each set of statements and balance sheets delivered pursuant to this Section 8.01(a) shall be accompanied by (1) a certificate or report dated the date of the Accountant's Opinion by the accountants who certified or reported on such statements and balance sheet stating in substance that they have reviewed this Agreement and that in making the examination necessary for their certification of such statements and balance sheet they did not become aware of any Event of Default or Potential Default, or if they did become so aware, such certificate or report shall state the nature and period of existence thereof, if determinable and
(2)(A) a certificate dated the date of the delivery of such statements and balance sheet by the Designated Financial Officer stating in substance that he has reviewed this Agreement and that in making the examination necessary for this certification, he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof if determinable and (B) a reconciliation between "Flash Inventory" as shown on the Flash Inventory Report of the Borrower at such year end and the inventory as shown on such audited financial statements, in form and substance satisfactory to the Agent.

                           (b) As soon as practicable and in any event within 45
days after the close of each of the first three fiscal quarters of each of the Borrower's fiscal years, unaudited consolidated statements of operations and cash flows of the Borrower and its Consolidated Subsidiaries and a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter, all in reasonable detail setting forth in comparative form the corresponding figures for the corresponding fiscal quarter for the preceding fiscal year, which statements and balance sheet shall be certified by a Designated Financial Officer of the Borrower as presenting fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the results of its operations and the changes in its financial position for such quarter, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent audited financial statements furnished to the Lenders, subject to year-end adjustments. Each set of statements and balance sheets delivered pursuant to this Section 8.01(b) shall be accompanied by a certificate of a Designated Financial Officer dated the date of the delivery of such statements and balance sheet stating that he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, and a reconciliation between "Flash Inventory" as shown on Flash Inventory Report of the Borrower at such quarter end and the inventory as shown on such quarterly financial statements delivered pursuant to this Section 8.01(b), in form and substance satisfactory to the Agent.

                           (c) As soon as  practicable  and in any event  within
(i) 30 days after the end of each fiscal month of the Borrower, other than the twelfth and first fiscal months of each fiscal year of the Borrower, (ii) 60 days after the end of the first fiscal month of each fiscal year of the Borrower and (iii) 90 days after the end of the twelfth fiscal month of each fiscal year of the Borrower, unaudited consolidated statements of operations and cash flows for the Borrower and its Consolidated Subsidiaries for such fiscal month and for the period from the beginning of such fiscal year to the end of such fiscal month, and an unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal month, all in reasonable detail, setting forth in comparative form the corresponding figures for the corresponding fiscal month during the preceding fiscal year (except for the balance sheet, which shall set forth in comparative form the corresponding balance sheet as of the prior fiscal year end), and accompanied by a certificate of a Designated Financial Officer of the Borrower stating that (1) such statements present fairly, in all material respects, the financial position of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal month and the results of its operations and cash flows for such fiscal month, in conformity with GAAP applied in a manner consistent except as otherwise disclosed therein with that of the most recent adjusted financial statements furnished to the Lenders, subject to year-end adjustments, (2) he has reviewed this Agreement and that to the best of his knowledge he did not become aware of any Event of Default or Potential Default, or if he did become so aware, such certificate shall state the nature and period of existence thereof, if determinable, and (3) a reconciliation between the "Flash Inventory" as shown on the Flash Inventory Report of the Borrower at such month end and the inventory as shown on such monthly financial statements delivered pursuant to this Section 8.01(c), in form and substance satisfactory to the Agent.

                           (d) As soon as practicable  and in any event within 4
Business Days after the Saturday of each week (including the week in which this Agreement is executed), a Flash Inventory Report and a Borrowing Base Certificate each as of the Borrower's close of business on the Saturday of the preceding week, each in form and substance reasonably satisfactory to the Agent and certified by a Designated Financial Officer of the Borrower.

                           (e) As soon as  possible,  and in any event  within 5
days after the occurrence of a Potential Default or an Event of Default or a Material Adverse Effect, the written statement of the Designated Financial Officer of the Borrower, setting forth the details of such Potential Default or Event of Default, Material Adverse Effect and the action which the Borrower proposes to take with respect thereto.

                           (f) Upon the reasonable request of the Agent,  copies
of  all  consultants'   reports,   investment  bankers'  reports,   accountants'
management letters, business plans and similar documents.

                           (g) The  Borrower  shall give or cause to be given or
served on the Agent and its counsel copies of all pleadings, motions, applications, financial information and other papers and documents filed by the Borrower in the Chapter 11 Case.

                           (h) Promptly after the sending thereof,  the Borrower
shall give the Agent copies of all written reports given by the Borrower to any official or unofficial creditors' committee in the Chapter 11 Case, provided that the Borrower may redact confidential information contained in any such report if it provides a summary of the nature of the information redacted to the Agent.

                           (i) Promptly upon their becoming available, a copy of
(1) all reports, financial statements or other information delivered by the Borrower to its shareholders, (2) all reports, proxy statements, financial statements and other information generally distributed by the Borrower to its creditors or the financial community in general, and (3) any audit or other reports submitted to the Borrower by independent accountants in connection with any annual, interim or special audit of the Borrower.

                           (j) (1) As soon as possible  and in any event  within
10 days after the Borrower or any ERISA Affiliate knows or has reason to know that a Termination Event with respect to any Plan has occurred, or that the Borrower or any ERISA Affiliate has failed to make a required installment to a Plan within the meaning of Section 412(m) of the Code, a statement of the Designated Financial Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or ERISA Affiliate proposes to take with respect thereto, (2) promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by the Borrower or any ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan, (3) promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan and Multiemployer Plan, (4) promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from a sponsor of a Multiemployer Plan or from the PBGC, a copy of each notice received by the Borrower or any ERISA Affiliate concerning the imposition or amount of withdrawal liability under Section 4202 of ERISA or indicating that such Multiemployer Plan may enter reorganization status under Section 4241 of ERISA, (5) promptly and in any event within 10 days after the Borrower or any ERISA Affiliate takes action to establish an employee Plan as defined in Section 3(3) of ERISA, a statement of the Designated Financial Officer of the Borrower describing such employee Plan and a copy of such employee Plan, and (6) promptly and in any event within 5 days after the Borrower files any notice with the PBGC under Section 4043(b) of ERISA, a copy of such notice.

                           (k) As soon as  possible  and in any  event  no later
than July 31, 1997, a financial plan of the Borrower containing updated financial projections for the fiscal year of the Borrower ending March 31, 1999 prepared by management of the Borrower, in form and substance reasonably satisfactory to the Agent;

                           (l)  Promptly  after,  and in any event within 5 days
after, an officer of the Borrower learns of any of the following, notice thereof:

                                    (i) the  receipt by the  Borrower  or any of
          its Subsidiaries of notification that any real or personal property of the Borrower or its Subsidiaries is subject to any Environmental Lien;

                                    (ii)    notice   of    violation    of   any
          Environmental Law which could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $100,000 or more; or

                                    (iii)  notice  of  the  commencement  of any
          judicial or administrative proceeding or investigation alleging a violation by the Borrower or any of its Subsidiaries of any Environmental Law, which if adversely determined, could reasonably be expected to subject the Borrower or any of its Subsidiaries to Environmental Liabilities and Costs of $100,000 or more.

                           (m) Promptly  after  submission  to any  Governmental
Authority all documents and information furnished to such Governmental Authority in connection with any investigation of the Borrower or any of its Subsidiaries which, if adversely determined, could have a Material Adverse Effect, provided the Borrower and its Subsidiaries shall not be required to disclose any documents and information that counsel has advised Borrower should not be disclosed under any applicable law.

                           (n) Promptly  upon  request,  such other  information
concerning the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as the Agent or any Lender from time to time may reasonably request.

                 8.02. Compliance with Laws, Etc. Comply and cause each of its Subsidiaries to comply, with all applicable Laws (including but not limited to Environmental Laws and compliance in respect of products that they sell or service they perform, conduct of their businesses, or use, maintenance or operation of real and personal properties owned or possessed by them) with respect to which failure to comply could have a Material Adverse Effect.

                 8.03. Preservation of Existence, Etc. Subject to Section 9.05(b) hereof, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve (which may be by virtue of the stay imposed in the Chapter 11 Case), its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by them or in which the transaction of their business makes such qualification necessary.

                 8.04. Keeping of Records and Books of Account. Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made in accordance with GAAP.

                 8.05. Inspection Rights.

                  (a) Permit, and cause each of its Subsidiaries to permit, the Agent or any Lender, or any agents or representatives thereof or such professionals or other Persons as the Agent may designate (i) to examine and inspect the books and records of the Borrower and its Subsidiaries and take copies and extracts therefrom, (ii) to verify materials, leases, notes, receivables, deposit accounts and other assets and liabilities of the Borrower and its Subsidiaries from time to time, and (iii) to conduct Inventory appraisals and/or valuations at the distribution centers and retail stores of the Borrower, provided that, in the absence of a continuing Event of Default, all such actions described in clauses (i) through (iii) above shall be conducted at reasonable times and during normal business hours. In addition, the Borrower and its Subsidiaries will cause to be conducted a physical inventory count on or about January 28, 1997 and shall promptly after such count becomes available provide to the Agent a copy of the written results of such physical Inventory count.

                  (b) The Borrower shall advise the Agent of (i) the closing of the Projected GOB Sale Stores and the completion of the going out of business sales conducted in connection therewith and (ii) the identity of the Test Stores, in each case, together with any additional information in connection with such closings, sales and Test Stores as the Agent may reasonably request. Upon the closing of the Projected GOB Sale Stores and the completion of the going out of business sales conducted in connection therewith, the Borrower shall permit the Agent or any agents or representatives thereof or such professionals as the Agent may designate to conduct a review of the cost structure of the Borrower to determine if the cost assumptions used by the Agent to determine the components of the Borrowing Base remain valid after the downsizing that will occur as a result of such store closings and sales. When the Borrower advises the Agent that the Test Stores have opened for business, the Borrower shall permit the Agent or any agents or representatives thereof or such professionals as the Agent may designate to conduct an appraisal of the Inventory contained in the Test Stores to determine if the assumptions used by the Agent to determine the components of the Borrowing Base, including without limitation, the mix of the Inventory contained in such Test Stores and the Realization Rate of such Inventory, remain valid for the Inventory contained in the Test Stores. The Borrower understands and agrees that the Agent may use the results of the foregoing reviews and/or appraisals to insert reserves into the Borrowing Base pursuant to clause (ii)(B) thereof, provided that nothing in this paragraph (b) or otherwise shall be intended to limit the reasonable business judgment of the Agent to impose reserves pursuant to such clause (ii)(B) for the circumstances described in this paragraph or for any other circumstances.

                 8.06. Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of their properties (including all real properties leased or owned by them) which are necessary or useful in the proper conduct of their business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all Leases to which each of them is a party as lessee or under which each of them occupies property, so as to prevent any loss or forfeiture thereof or thereunder in each case other than sales of property or rejection of Leases approved by the Bankruptcy Court and otherwise permitted by the terms of this Agreement.

                 8.07. Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, with responsible and reputable insurance companies or associations insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to their properties (including all real properties leased or owned by them) and business, in such amounts and covering such risks, as is required by any Governmental Authority or other regulatory body having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated and in any event in amount, adequacy and scope reasonably satisfactory to the Agent and with such deductibles or self-insured retentions as are in accordance with normal industry practice and all applicable laws, rules and regulations, provided that in no event will any such deductible or self-insured retention in respect of liability claims or in respect of casualty damage exceed, in each such case, $2,500,000 per occurrence. All original policies or true copies thereof are to be delivered to the Agent, premium prepaid, with the additional insured endorsement in the Agent's favor, and shall provide for not less than thirty (30) days prior written notice to the Agent of the exercise of any right of cancellation. At the Borrower's request, or if the Borrower fails to maintain such insurance, the Agent may arrange for such insurance, but at the Borrower's expense and without any responsibility on the Agent's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.

                 8.08. Environmental. Comply, and cause each of its Subsidiaries to comply in all material respects, with the requirements of all Environmental Laws and provide to the Agent all documentation in connection with such compliance that the Agent may reasonably request; and not cause or permit the Collateral or any property or facility owned, operated or occupied by the Borrower or any of its Subsidiaries to be used for any activities involving, directly or indirectly, the use, generation, treatment, storage, release or disposal of any Hazardous Materials except in compliance with applicable laws. On behalf of the Borrower and its Subsidiaries, the Borrower hereby agrees to defend, indemnify, and hold harmless the Agent, the Lenders and the Letter of Credit Issuer, their employees, agents, officers, and directors, from and against any claims, demands, penalties, fines, liabilities (including strict liability), settlements, damages, costs, or expenses (including, without limitation, attorney and consultant fees, investigation and laboratory fees, court costs, and litigation expenses) and Environmental Liabilities and Costs arising out of (i) any Release, or threatened Release on any property presently or formerly owned or occupied by the Borrower or any of its Subsidiaries (or their predecessors in interest or title) or at any disposal facility which received Hazardous Materials generated by the Borrower or any of its Subsidiaries; (ii) any violation of Environmental Laws, (iii) any Environmental Actions, (iv) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to exposure to Hazardous Materials used, handled, generated, transported or deposited by the Borrower or any of its Subsidiaries (or any predecessor in interest or title); and/or (v) the breach of any representation or warranty made by the Borrower in Section 7.14 hereof or the breach of any covenant made by any of the Borrower or its Subsidiaries in this Section 8.08. This Environmental Indemnity shall survive the repayment of the Obligations and discharge or release of any security interest granted under the Loan Documents.

                 8.09. Further Assurances. Do, execute, acknowledge, deliver, record, file, register and perform and cause each of its Subsidiaries to do, execute, acknowledge, deliver, record, file, register and perform at the sole cost and expense of the Borrower all such further acts, deeds, conveyances, mortgages, assignments, estoppel certificates, financing statements, notices of assignment, transfers and assurances as the Agent may require from time to time in order (a) to carry out more effectively the purposes of this Agreement or any other Loan Document, (b) to subject to valid and perfected first priority Liens all the Collateral (subject, as to priority, to Carve-Out Expenses having a priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities), (c) to perfect and maintain the validity, effectiveness and priority of any of the Loan Documents and the Lien intended to be created thereby, and (d) to better assure, convey, grant, assign, transfer and confirm unto the Agent, the Lenders and the Letter of Credit Issuer the rights now or hereafter intended to be granted to the Agent, the Lenders and the Letter of Credit Issuer under this Agreement, any Loan Document or any other instrument under which the Borrower or any Subsidiary may be or may hereafter become bound to convey, or assign to the Agent, the Lenders and the Letter of Credit Issuer. The assurances contemplated by this Section 8.09 shall be given under applicable nonbankruptcy Law (to the extent not inconsistent with the Bankruptcy Code and orders of the Bankruptcy Court) as well as the Bankruptcy Code, it being the intention of the parties that the Agent may request assurances under applicable nonbankruptcy Law, and such request shall be complied with (if otherwise made in good faith by the Agent) whether or not the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, is in force and whether or not dismissal of the Chapter 11 Case or any other action by the Bankruptcy Court is imminent, likely or threatened.

                 8.10. Financial Accounting Practices, Etc

                           (a) Make and keep books,  records and accounts which,
in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of the Borrower and its Subsidiaries and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization, (ii) transactions are recorded as necessary
(A) to permit  preparation of financial  statements in conformity  with GAAP and
(B) to maintain accountability for assets, and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                           (b)  Maintain  a system of  internal  procedures  and
controls sufficient to provide reasonable assurance that the information required to be set forth in each Borrowing Base Certificate (including, without limitation, information relating to the identification of assets which are Eligible Inventory as provided herein and the valuation thereof) is accurate in all material respects.

                 8.11. Cash Management System

                           (a) The  Borrower  agrees and  covenants to (i) cause
all cash and all proceeds from accounts receivable and the sale of Inventory including, without limitation, all proceeds from all going out of business sales conducted in connection with the closings of the Projected GOB Sale Stores, to be deposited into the Depository Accounts in the ordinary course of business of the Borrower consistent with past practice but in any event not less than twice each week, (ii) cause all remittances on credit card sales to be transferred into the Cash Concentration Account or a Depository Account on a daily basis,
(iii) cause all funds in the Depository Accounts to be transferred into the Cash Concentration Account in the ordinary course of business of the Borrower consistent with past practice but in any event not less than twice each week,
(iv) cause all cash deposited in the Cash Concentration Account to be sent by wire transfer to the Agent Account on a daily basis, (v) instruct the Agent to cause all funds transferred to the Agent Account to be credited to the Borrower's DIP Account and applied to reduce the Obligations outstanding from time to time, (vi) take all such actions as the Agent deems necessary or advisable to send all cash, all proceeds from the sale of Inventory, all remittances or other proceeds of Collateral to the Agent Account to be applied to the Obligations, (vii) on or before October 24, 1996, (A) execute and deliver to the Agent an original notice letter for each Depository Bank listed on
Schedule 7.21 to this Agreement, substantially in the form of Exhibit G hereto, which will be sent to each such Depository Bank, (B) deliver to the Agent a Cash Concentration Account Agreement executed by the Cash Concentration Account Bank identified on Schedule 7.21 to this Agreement, (C) deliver to the Agent a credit card bank depository account agreement, substantially in the form of Exhibit F hereto, or substantially in the form of the credit card depository account agreement delivered to the Agent in connection with the Pre-Petition Credit Agreement or in such other form that is reasonably acceptable to the Agent, duly executed by the Borrower and each credit card servicer of the Borrower, and (D) take such other actions as the Agent deems necessary or advisable to grant to the Agent dominion and control over the funds in the Cash Concentration Account.

                           (b) The Borrower shall promptly, and in any event not
later than five (5) days after the opening of any new Depository Account, notify the Agent in writing of the creation of such new Depository Account and shall at the time of such notice execute and deliver to the Agent a notice letter, substantially in the form of Exhibit G hereto. Upon and during the continuance of an Event of Default, the Borrower shall, upon the request of the Agent, use its best efforts to cause each Depository Bank maintaining a Depository Account to promptly, and in any event within thirty (30) days after the date of such request, enter into a Depository Account Agreement. If, after any such request by the Agent, the Borrower is unable to obtain a Depository Account Agreement from any financial institution that receives remittances or other proceeds of sales of Inventory within such thirty (30) day period, the Borrower shall promptly thereafter terminate such accounts and establish new accounts at a financial institution that will enter into a Depository Account Agreement.

                           (c) The Borrower shall promptly, and in any event not
later than five (5) days after the establishment of any new credit card relationship, notify the Agent in writing of the creation of such new relationship and shall use its best efforts (but not requiring any payment to be made by the Borrower) to deliver to the Agent a credit card bank depository account agreement, substantially in the form of Exhibit F hereto, duly executed by the Borrower and such new credit card servicer.

                 8.12. Store Closings. The Borrower shall use its best efforts to close the number of Retail Stores projected to be closed in the projections of the Borrower delivered to the Agent pursuant to Section 6.01(e)(viii) hereof (the "Projected GOB Sale Stores") at the times the Borrower has projected to close the Projected GOB Sale Stores in such projections, provided that (i) 100% of the Net GOB Sale Proceeds of all going out of business sales conducted in connection with the closing of the Projected GOB Sale Stores shall (A) be guaranteed by a standby letter of credit (a "GOB Letter of Credit"), in form and substance reasonably satisfactory to the Agent, issued for the benefit of the Borrower prior to the commencement of such going out of business sales or (B) be received by the Borrower in cash prior to the commencement of such going out of business sales and, in each such case, 100% of such Net GOB Sale Proceeds or the proceeds from any drawings under a GOB Letter of Credit shall promptly, after the receipt thereof, be deposited in a Depository Account or the Cash Concentration Account, (ii) (A) the average Realization Rate from all such going out of business sales shall not be less than 68% and (B) the Realization Rate set forth in any contract between the Borrower and a liquidator governing the conduct of any going out of business sale, and the actual Realization Rate from each such sale, shall not be less than 60%, (iii) all material terms and conditions of the contract between the Borrower and a liquidator governing the conduct of such going out of business sales (other than those set forth in clauses (i) and (ii) of this Section 8.12 which are acceptable to the Agent and the Lenders) shall be reasonably acceptable to the Agent, and (iv) the order of the Bankruptcy Court with respect to the closing of the Projected GOB Sale Stores and the going out of business sales in connection therewith shall be in form and substance reasonably acceptable to the Agent.


                                   ARTICLE IX
                               NEGATIVE COVENANTS

                  So long as any principal of or interest on the Loans or the Reimbursement Obligations or any Obligations (whether or not due) shall remain unpaid or any Lender shall have any Revolving Credit Commitment hereunder, the Borrower will not, without the prior written consent of the Majority Lenders:

                 9.01 Bankruptcy Court Order; Final Bankruptcy Court Order; Administrative Priority; Lien Priority; Payment of Claims.

                           (a)  Seek,   consent   to  or  suffer  to  exist  any
modification, stay, vacation or amendment of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order except for modifications and amendments agreed to by the Agent.

                           (b) Suffer to exist a priority for any administrative
expense or unsecured claim against the Borrower (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code) equal or superior to the priority of the Lenders in respect of the Obligations, except for the Carve-Out Expenses having priority over the Obligations to the extent set forth in the definition of Agreed Administrative Expense Priorities.

                           (c) Suffer to exist any Lien on the Collateral having
a priority equal or superior to the Lien in favor of the Lenders in respect of the Collateral or any Liens except for Permitted Liens.

                           (d) Prior to the date on which the  Obligations  have
been paid in full in cash, all Letters of Credit have been cash collateralized or returned for cancellation and the Revolving Credit Commitment has been terminated, pay any administrative expense claims except (i) Priority Professional Expenses and (ii) other administrative expense claims incurred in the ordinary course of the business of the Borrower or for the general corporate purposes of the Borrower consistent with past practice, in each case subject to the order of priority set forth in the Agreed Administrative Expense Priorities. For purposes of this Section 9.01(d), the fact that the Borrower obtained the approval of the Bankruptcy Court for the payment of an administrative expense claim will not create the presumption that such payment was outside the ordinary course of business.

                 9.02. Liens, Etc. Create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien upon or with respect to any of their properties, rights or other assets, whether now owned or hereafter acquired, or assign or otherwise transfer, or permit any of its Subsidiaries to assign or otherwise transfer, any right to receive income, other than the following ("Permitted Liens"):

                           (a) Liens created pursuant to the Loan Documents;


                           (b) Liens  existing on the Filing Date,  as set forth
in Part A of Schedule 9.02 hereof, provided that the Borrower shall have until October 31, 1996 to update Part A of Schedule 9.02 hereof only for Liens on assets of the Borrower located in those locations listed on Part B of Schedule
9.02 hereof, provided further that the Borrower shall not be permitted to update Part A of Schedule 9.02 hereof for any Liens on Inventory of the Borrower located in the locations listed on Part B of Schedule 9.02 hereof and any Liens (other than those otherwise permitted by other clauses of this Section 9.02) on Inventory of the Borrower located in the locations listed on Part B of Schedule
9.02 hereof shall constitute a violation of this Section 9.02;

                           (c) Liens in connection with any taxes,  assessments,
governmental charges, levies, or claims that are not yet due and payable or which the Borrower is contesting in good faith and by appropriate proceedings diligently conducted so long as reserves or other appropriate provisions as may be required by GAAP have been made therefor and so long as the failure to pay the same does not have a Material Adverse Effect;

                           (d) Liens  created  by  operation  of law other  than
Environmental Liens, such as materialmen's liens, mechanics' liens and other similar liens, arising in the ordinary course of business which secure amounts not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                           (e) deposits  (including utility security  deposits),
pledges or Liens (other than Liens arising under ERISA), securing (1) obligations incurred in respect of workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, (2) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations, or (3) obligations on surety or appeal bonds, but only to the extent such deposits, pledges or Liens are incurred or otherwise arise in the ordinary course of business and secure obligations which are not past due;

                           (f)  restrictions  on the  use of real  property  and
minor irregularities in the title thereto which do not (1) secure obligations for the payment of money or (2) materially impair the value of such property or its use by the Borrower or any of its Subsidiaries in the normal conduct of such Person's business;

                           (g)  purchase   money  Liens  on  or  purchase  money
security interests in equipment or real property acquired or held in the ordinary course of its business securing Indebtedness not exceeding the aggregate principal amount of $10,000,000 in any year;

                           (h) leases or subleases  granted to third Persons not
interfering with the ordinary course of business of the Borrower or any of its Subsidiaries;

                           (i) Liens securing  Capitalized  Leases  permitted by
Section 9.08;

                           (j) to the extent  the same  constitutes  Liens,  the
interest of the consignor in Inventory held by the Borrower on consignment.

                 9.03. Indebtedness. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any Indebtedness, other than:

                           (a) Indebtedness created hereunder or under the Notes
or any Letter of Credit;

                           (b) Indebtedness existing on the Filing Date;

                           (c)   Indebtedness  in  connection  with  Capitalized
Leases permitted by Section 9.08 of this Agreement; and

                           (d)   Indebtedness   secured  by  Liens  or  security
interests permitted by Section 9.02(g).

                 9.04. Guarantees, Etc. Become liable, or permit any of its Subsidiaries to become liable, under any Guarantee in connection with any Indebtedness of any other Person, other than:

                           (a)   guaranties   by   endorsement   of   negotiable
instruments for deposit or collection in the ordinary course of business; and

                           (b) guaranties existing on the Filing Date.

                 9.05. Merger, Consolidation, Sale of Assets, Etc.

                           (a) Merge or consolidate  with any Person,  or permit
any of its Subsidiaries to merge or consolidate with any Person.

                           (b) Sell,  assign,  lease or  otherwise  transfer  or
dispose of, or permit any of its Subsidiaries to sell, assign, lease or otherwise transfer or dispose of, whether in one transaction or in a series of related transactions, any of its properties, rights or other assets whether now owned or hereafter acquired to any Person, provided that (i) the Borrower may sell Inventory in the ordinary course of business, (ii) the Borrower may dispose of obsolete or worn-out property in the ordinary course of business, (iii) the Borrower and its Subsidiaries may sell or discount without recourse its accounts receivable only in connection with the compromise thereof or the assignment of past due accounts receivable for collection, (iv) the Borrower may sell Inventory and other assets for fair market value in connection with the closing of the Projected GOB Sale Stores, Jewelry Stores and up to three of its distribution centers provided that (x) the Borrower obtains all approvals of the Bankruptcy Court necessary to conduct such closings, and (y) the going out of business sales conducted in connection with the closing of the Projected GOB Sale Stores are conducted pursuant to the terms set forth in Section 8.12 hereof, and (v) the Borrower may sell or otherwise dispose of assets, other than Inventory and other than sales or dispositions of assets in connection with store closings, for fair market value, provided that the Net Proceeds or the Net GOB Sale Proceeds, as the case may be, of all such sales, transfers or other dispositions permitted by this Section 9.05(b) are paid to the Agent pursuant to the terms of Section 2.04(b)(ii).

                 9.06. Change in Nature of Business. Except as disclosed in writing to the Agent prior to the Entry Date, make, or permit any of its Subsidiaries to make, any change in the nature of its business as carried on at the date hereof.

                 9.07. Loans, Advances and Investments, Etc. Make, or permit any of its Subsidiaries to make, any loan or advance to any Person or purchase or otherwise acquire, or permit any of its Subsidiaries to purchase or otherwise acquire, any capital stock, properties, assets or obligations of, or any interest in, any Person, other than:

                           (a) Permitted Investments;

                           (b)  receivables  owing to the Borrower or any of its
Subsidiaries if created or acquired in the ordinary course of business and payable or dischargeable in accordance with the customary trade terms of the Borrower or its applicable Subsidiary, as the case may be;

                           (c) loans and  advances to  employees in the ordinary
course of business in an aggregate principal amount not to exceed $500,000 at any time outstanding;

                           (d) investments (including debt obligations) received
in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; and

                           (e) investments existing on the Filing Date.

                 9.08. Lease Obligations. Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction or (ii) for the payment of rent for any real property under Leases entered into after the Filing Date (other than renewals or extensions of existing Leases), provided that the Borrower may enter into leases after the Filing Date requiring the payment of rent not in excess of $2,250,000 in the aggregate in any year.

                 9.09. Dividends, Prepayments, Etc. Declare or pay any dividends, purchase or otherwise acquire for value any of its capital stock now or hereafter outstanding, return any capital to its stockholders as such, or make any other payment or distribution of assets to its stockholders as such, or permit any of its Subsidiaries to do any of the foregoing or to purchase or otherwise acquire for value any stock of the Borrower.

                 9.10. Transactions with Affiliates. Enter into or be a party to, or permit any of its Subsidiaries to enter into or be a party to, any transaction with any Affiliate of the Borrower except as otherwise provided herein or in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business for fair consideration and on terms no less favorable to the Borrower or such Subsidiary as are available from unaffiliated third parties.

                 9.11. Sale Policies. Except in connection with the closings of the Projected GOB Sale Stores and the going out of business sales conducted in connection therewith and in connection with the discontinuance of certain lines of the Borrower's Inventory, engage in policies or procedures with respect to the selling price of Inventory, which policies and procedures are inconsistent in any material respect with the past practices of the Borrower absent the prior written consent of the Agent.

                 9.12. Environmental. Permit the use, handling, generation, storage, treatment, Release or disposal of any Hazardous Material at property owned or leased by the Borrower except in compliance with Environmental Laws and so long as such use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials would not result in Environmental Liabilities and Costs in excess of $100,000.

                 9.13. ERISA.

                           (a) Engage in any prohibited transaction described in
Section 406 of ERISA or 4975 of the Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the Department of Labor;

                           (b) permit,  or permit any ERISA Affiliate to permit,
any Lien from arising under Section 412(n) of the Code;

                           (c) amend or permit any ERISA  Affiliate to amend any
Plan in a manner that would require security under Section 307 of ERISA; or

                           (d) request or permit any ERISA  Affiliate to request
a waiver of the minimum funding requirements under Section 412 of the Code in respect of any Plan.

                 9.14. Store Openings. Without the prior written consent of the Majority Lenders, open more than three (3) stores not existing on the Filing Date.

                 9.15. Subsidiaries. Permit its Subsidiaries existing on the Filing Date to conduct any business or to own assets with an aggregate fair market value for all such Subsidiaries in excess of $500,000 or create or acquire any Subsidiaries not existing on the Filing Date.

                 9.16. Availability. Permit Availability to be less than $25,000,000 at any time on and after February 28, 1997 if on such date both (i) the Borrower has not received cash proceeds, in the aggregate amount required to be received by the Borrower pursuant to clause (ii) of Section 8.12 hereof, from the going out of business sales conducted in connection with the closing of the Projected GOB Sale Stores and deposited such cash proceeds in a Depository Account or the Cash Concentration Account and (ii) the Borrower has not received one or more GOB Letters of Credit, in the aggregate stated amount required to be received by the Borrower pursuant to clause (ii) of Section 8.12 hereof, from the going out of business sales conducted in connection with the closing of the Projected GOB Sale Stores, which GOB Letters of Credit are payable not later than June 15, 1997.

                 9.17. Payments. Make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date, provided that such payments may be made: (i) to the holders of, or in respect of, wage, salary, commission and employee benefit obligations (including expense reimbursements) which arose prior to the Filing Date; (ii) to landlords in connection with the assumption of unexpired leases under Section 365 of the Bankruptcy Code in an aggregate amount not to exceed $2,000,000;
(iii) to lessors and non-debtor parties to executory contracts in connection with the assumption of such leases and contracts under Section 365 of the Bankruptcy Code; (iv) to the Pre-Petition Lenders to repay the Pre-Petition Obligations; (v) in respect of workers' compensation benefits and liability and property insurance policies of the Borrower in an aggregate amount not to exceed $500,000; (vi) in respect of prepetition custom duties and custom broker charges of the Borrower in an aggregate amount not to exceed $710,000; (vii) in respect of prepetition obligations to common carriers of the Borrower in an aggregate amount not to exceed $2,750,000; (viii) in respect of unpaid allowed claims of vendors for reclamation rights in accordance with Section 546(c)(2)(A) of the Bankruptcy Code, in an aggregate amount not in excess of $10,000,000; (ix) with respect to payroll taxes, garnishment payments, sales taxes, gift certificates, layaways or other trust fund disbursements in accordance with past practice of the Borrower; and (x) to other Persons, in an aggregate amount not to exceed $5,000,000; in each case after prior written notice of such payment has been given by the Borrower to the Agent and subject to approval of the Bankruptcy Court.


                                    ARTICLE X
                                    DEFAULTS

                 10.01. Events of Default. An Event of Default shall mean the occurrence or existence of one or more of the following events or conditions (whatever the reason for such Event of Default and whether voluntary, involuntary or effected by operation of law):

                           (a) The  Borrower  shall (i) fail to make any payment
of principal under this Agreement on any Loan or any Reimbursement Obligation when due; or (ii) fail to pay when due any other amount payable under this Agreement or any other Related Document (including but not limited to the making of deposits in the Depository Accounts, the Cash Concentration Account or the Letter of Credit Cash Collateral Account), including any interest or fee due hereunder or under the Fee Letter or any other Related Document, and in the case of this clause (ii) such failure shall continue unremedied for more than five
(5) days; or

                           (b)  Any  representation  or  warranty  made  by  the
Borrower under this Agreement or any other Related Document or any statement made by the Borrower in any financial statement, certificate, report or document furnished to the Agent or the Lenders pursuant to or in connection with this Agreement or any other Related Document, shall prove to have been false or misleading in any material respect as of the time when made (including by omission of material information necessary to make such representation, warranty or statement, in light of the circumstances under which it was made, not misleading); or

                           (c) The Borrower shall default in the  performance or
observance of any covenant contained in Sections 8.02, 8.03, 8.07 and 8.11 hereof or Article IX hereof; or

                           (d) The Borrower shall default in the  performance or
observance of (i) the covenants contained in Section 8.01 (other than paragraphs
(d) and (e) thereof) and such default shall have continued unremedied for a period of five (5) days, (ii) the covenants contained in paragraphs (d) and (e) of Section 8.01 and such default shall have continued unremedied for a period of three (3) days, and (iii) any other covenant, agreement or duty under this Agreement or any other Related Document (to the extent not otherwise set forth in this Section 10.01) and such default shall have continued unremedied for a period of twenty (20) days; or

                           (e) An order  with  respect  to the  Chapter  11 Case
shall be entered by the Bankruptcy Court, or the Borrower shall file an application for an order with respect to the Chapter 11 Case seeking the appointment of (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

                           (f) An order  with  respect  to the  Chapter  11 Case
shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a chapter 7 case; or

                           (g) An order shall be entered by the Bankruptcy Court
confirming a plan of reorganization in the Chapter 11 Case which does not contain a provision for termination of the Revolving Credit Commitment, the cash collateralization or return for cancellation of all Letters of Credit and payment in full in cash of all Obligations of the Borrower hereunder and under the other Related Documents on or before the effective date of such plan or plans upon entry thereof; or

                           (h) An order shall be entered by the Bankruptcy Court
dismissing the Chapter 11 Case which does not contain a provision for termination of the Revolving Credit Commitments, the cash collateralization or return for cancellation of all Letters of Credit and payment in full in cash of all Obligations of the Borrower hereunder and under the other Related Documents upon entry thereof; or

                           (i) An order  with  respect  to the  Chapter  11 Case
shall be entered by the Bankruptcy Court without the express prior written consent of the Agent, (i) to revoke, reverse, stay, modify, supplement or amend the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order or (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to the Borrower equal or superior to the priority of the Agent and the Lenders in respect of the Obligations, except for allowed administrative expenses having priority over the Obligations to the extent set forth in the Agreed Administrative Expense Priorities, or (iii) to grant or permit the grant of a Lien on the Collateral or the Inventory; or

                           (j) An application for any of the orders described in
clauses (e), (f), (g), (h) or (i) above shall be made by a Person other than the Borrower and such application is not contested by the Borrower in good faith and the relief requested is granted in an order that is not stayed pending appeal; or

                           (k) An order shall be entered by the Bankruptcy Court
that is not stayed pending appeal granting relief from the automatic stay to any creditor of the Borrower with respect to any claim in an amount equal to or exceeding $5,000,000 in the aggregate; provided, however, that it shall not be an Event of Default if relief from the automatic stay is granted (i) solely for the purpose of allowing such creditor to determine the liquidated amount of its claim against the Borrower, or (ii) to permit the commencement of and/or prosecution of a proceeding to collect against an insurance company; or

                           (l) The Borrower or any Subsidiary shall have entered
into any consent or settlement decree or agreement or similar arrangement with a Governmental Authority or any judgment, order, decree or similar action shall have been entered against any such Person based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Hazardous Material and, in connection with any of the foregoing, any such Person shall incur Environmental Liabilities and Costs which are unstayed, due and owing in an amount in excess of $500,000; or

                           (m) Any material provision of any Loan Document shall
at any time for any reason be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or a proceeding shall be commenced by the Borrower, or by any Governmental Authority or other regulatory body having jurisdiction over the Borrower, seeking to establish the invalidity or unenforceability thereof, or the Borrower shall deny in writing that the Borrower has any liability or obligation purported to be created under any Loan Document; or

                           (n) The Borrower or any of its ERISA Affiliates shall
have made a complete or partial withdrawal from a Multiemployer Plan, and, as a result of such complete or partial withdrawal, the Borrower or such ERISA Affiliate incurs a withdrawal liability in an annual amount exceeding $200,000; or a Multiemployer Plan enters reorganization status under Section 4241 of ERISA, and, as a result thereof, the Borrower's or such ERISA Affiliate's annual contribution requirement with respect to such Multiemployer Plan increases in an annual amount exceeding $200,000; or

                           (o) (i) Any Plan shall fail to  satisfy  the  minimum
funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or is likely to have a trustee appointed to administer such Plan, any Plan is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been timely made, the Borrower or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under
Section 409, 502(i),  502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code, or the Borrower or any Subsidiary has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA); and (ii) there shall result from any such event or events the imposition of a Lien or the granting of a security interest, or there shall result from any such event or events a liability or a material risk of incurring a liability which shall have a Material Adverse Effect; or

                           (p) (i) Any  person or group of persons  (other  than
The Chase Manhattan Bank) (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 40% or more of the outstanding shares of common stock of the Borrower; or, (ii) during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower, provided that a director who has resigned or is replaced during such time shall not be included in any determination of whether a change of control default has occurred pursuant to this clause (ii) to the extent such director is replaced by a successor director elected by a majority of those directors who were directors at the commencement of such period.

                 10.02. Consequences of an Event of Default. If an Event of Default shall occur and be continuing or shall exist the Agent may, and upon the direction of the Majority Lenders shall, by notice to the Borrower, and subject to the provisions of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be,

                           (a) declare the Revolving  Credit  Commitment of each
Lender and the Current Commitment terminated, whereupon the Revolving Credit Commitment of each Lender and the Current Commitment will terminate immediately without further order of, or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action immediately accrue; and/or

                           (b) declare the unpaid principal amount of the Notes,
interest accrued thereon, the total amount of the Letter of Credit Exposure that is not cash collateralized in accordance with this Agreement, any fees due hereunder and all other amounts owing by the Borrower hereunder or under the Notes to be immediately due and payable without further order of, or application to the Bankruptcy Court, presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived, and an action therefor shall immediately accrue; and/or

                           (c) give notice to the Borrower of the occurrence and
continuance of an Event of Default; and/or

                           (d) at any time when there are no Loans  outstanding,
maintain cash collateral (to the extent the Borrower has or receives cash) equal to 105% of all outstanding Letters of Credit; and/or

                           (e) apply all funds deposited in the Letter of Credit
Cash Collateral Account to the payment, in whole or in part, of the Obligations; and/or

                           (f)  set-off  amounts  in the  Letter of Credit  Cash
Collateral Account or any other accounts under the dominion and control of the Agent and apply such amounts to the Obligations of the Borrower hereunder and under the Related Documents.

                 10.03. Deposit for Letters of Credit. Upon the occurrence of an Event of Default, the Letter of Credit Issuer may make payment of all or any part of the Stated Amount of any Letter of Credit to the beneficiary thereof, or to the Letter of Credit Cash Collateral Account, in which event such payment shall be treated in all respects as a drawing under the Letter of Credit in full compliance therewith (notwithstanding that the beneficiary shall have failed to present all or any of the documents or satisfied all or any of the requirements for a drawing thereunder) and shall result in an Unreimbursed Draw. In addition, upon demand by the Letter of Credit Issuer after the occurrence of any Event of Default, the Borrower shall deposit with the Agent for the benefit of the Letter of Credit Issuer with respect to each Letter of Credit then outstanding cash in an amount equal to the greatest amount for which such Letter of Credit may be drawn. Such deposits shall be held by the Agent for the benefit of the Letter of Credit Issuer in the Letter of Credit Cash Collateral Account as security for, and to provide for the payment of, the Letter of Credit Exposure.

                 10.04. Certain Remedies. If an Event of Default occurs, each of the Agent and the Lenders may exercise all rights and remedies which it may have hereunder or under any other Related Document or at law (including but not limited to the Bankruptcy Code and the Uniform Commercial Code) or in equity or otherwise, subject to the provisions of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be. All such remedies shall be cumulative and not exclusive.


                                   ARTICLE XI
                                  MISCELLANEOUS

                 11.01. Holidays. Except as otherwise provided herein, whenever any payment or action to be made or taken hereunder or under the Notes shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day and such extension of time shall be included in computing interest or fees, if any, in connection with such payment or action.

                 11.02. Records. The unpaid principal amount of the Notes, the unpaid interest accrued thereon, the interest rate or rates applicable to such unpaid principal amount, the duration of such applicability, the Current Commitment, the Stated Amount of each Letter of Credit, the principal amount of all Reimbursement Obligations, the Letter of Credit Exposure, and the accrued and unpaid Agent's fees, Unused Line Fee and Letter of Credit Fees shall at all times be ascertained from the records of the Agent, which shall be conclusive and binding absent manifest error.

                 11.03. Amendments and Waivers. (a) No amendment or modification of any provision of this Agreement or of any of the Notes or of any other Related Document shall be effective without the written agreement of the Majority Lenders and the Borrower and no termination or waiver of any provision of this Agreement or of any of the Notes, or consent to any departure by the Borrower therefrom, shall in any event be effective without the written concurrence of the Majority Lenders, which Majority Lenders shall have the right to grant or withhold at their sole discretion; except that any amendment, modification, or waiver (i) of any provision of Article II or III which amendment, modification or waiver increases the Revolving Credit Commitment of any Lender, reduces the principal of, or interest on, the Loans or the Reimbursement Obligations payable to any Lender, reduces the amount of any fee payable for the account of any Lender, or postpones or extends any date fixed for any payment of principal of, or interest or fees on, the Loans or Letter of Credit Exposure payable to any Lender, (ii) that increases the aggregate amount of the Revolving Credit Commitments of the Lenders, (iii) of the definitions of "Termination Date", "Majority Lenders" or "Pro Rata Shares", (iv) of the definitions of "Eligible Inventory" or "Borrowing Base" if the effect of such amendment, modification or waiver is to increase the Availability of the Borrower, (v) of any provision of this Agreement or any Related Document that would permit Liens on the Collateral or the Inventory (except as set forth in Section 12.08 hereof or except as otherwise permitted in a Related Document),
(vi) of any provision in this Agreement or the Related Documents which amendment, modification, or waiver releases or subordinates the super priority claim status of the Obligations (except as permitted in this Agreement and the Related Documents), or (vii) of the provisions contained in this Section 11.03, shall be effective only if evidenced by a writing signed by or on behalf of (A) any Lender affected thereby in the case of the amendments, modifications or waivers described in clause (i) above or (B) all Lenders in the case of the amendments, modifications or waivers described in clauses (ii) through (vi) above. No amendment, modification, termination, or waiver of any provision of
Article XII or any other provision referring to the Agent shall be effective without the written concurrence of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, waiver or consent effected in accordance with this Section 11.03 shall be binding on each Lender, each future Lender, and, if signed by the Borrower, on the Borrower.

                           (b)   Notwithstanding   anything   to  the   contrary
contained in subsection 11.03(a), in the event that the Borrower requests that this Agreement or any other Related Document be amended or otherwise modified in a manner which would require the unanimous consent of all of the Lenders and such amendment or other modification is agreed to by the Majority Lenders, then, with the consent of the Borrower and the Majority Lenders, the Borrower and the Majority Lenders may amend this Agreement without the consent of the Lender or Lenders which did not agree to such amendment or other modification (collectively the "Minority Lenders") to provide for (i) the termination of the Revolving Credit Commitment of each of the Minority Lenders, (ii) the addition to this Agreement of one or more other Lenders, or an increase in the Revolving Credit Commitment of one or more of the Majority Lenders, so that the Revolving Credit Commitments after giving effect to such amendment shall be in the same aggregate amount as the Revolving Credit Commitments immediately before giving effect to such amendment, (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new Lenders or Majority Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (iv) the payment of all interest, fees and other Obligations payable or accrued in favor of the Minority Lenders and such other modifications to this Agreement as the Borrower and the Majority Lenders may determine to be appropriate.

                 11.04. No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Lenders or the Agent in exercising any right, power or privilege under this Agreement, the Notes or any other Related Document shall affect any other or future exercise thereof or exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Lenders or the Agent under this Agreement, the Notes and the other Related Documents are cumulative and not exclusive of any rights or remedies which the Lenders or the Agent have thereunder or at law or in equity or otherwise, subject to the provisions of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be. The Lenders or the Agent may exercise their rights and remedies against the Borrower and the Collateral as the Lenders and the Agent may elect, and regardless of the existence or adequacy of any other right or remedy.

                 11.05. Notices.

                           (a) All notices,  requests,  demands,  directions and
other communications (collectively "Notices") under the provisions of this Agreement or the Notes shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied, or delivered and shall be effective (i) if mailed, three days after being deposited in the mails, (ii) if telecopied, when sent, confirmation received and (iii) if delivered, upon delivery. All notices shall be sent to the applicable party at the address stated on the signature page hereof together with, in the case of a letter of credit request and Letter of Credit Application sent pursuant to
Section 3.01(a), a copy to the Agent at the address for the Agent provided on the signature page hereof, or in accordance with the last unrevoked written direction from such party to the other parties hereto.

                           (b) Nothing in this Agreement or in any other Related
Document shall be construed to limit or affect the obligation of the Borrower or any other Person to serve upon the Agent in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Agent pursuant to the Bankruptcy Code.

                           (c) The Lenders and the Agent may rely,  and shall be
fully protected in relying, on any notice purportedly made by or on behalf of the Borrower and the Lenders and the Agent shall have no duty to verify the identity or authority of any Person giving such notice. The preceding sentence shall apply to all notices whether or not made in a manner authorized or required by this Agreement or any other Related Document.

                 11.06. Expenses; Taxes; Attorneys' Fees; Indemnification. The Borrower agrees to pay or cause to be paid, on demand, and to save the Agent (and, in the case of clauses (c) through (m) below, the Lenders) harmless against liability for the payment of, all reasonable out-of-pocket expenses, regardless of whether the transactions contemplated hereby are consummated, including but not limited to reasonable fees and expenses of counsel for the Agent (and, in the case of clauses (c) through (m) below, the Lenders), accounting, due diligence, periodic field audits, appraisals, investigations, monitoring of assets, syndication, miscellaneous disbursements, examination, travel, lodging and meals, incurred by the Agent (and, in the case of clauses
(c) through (m) below, the Lenders) from time to time arising from or relating to: (a) the negotiation, preparation, execution, delivery, performance and administration of this Agreement and the other Related Documents, (b) any requested amendments, waivers or consents to this Agreement or the other Related Documents whether or not such documents become effective or are given, (c) the preservation and protection of any of the Agent's and the Lenders' rights under this Agreement or the other Related Documents, (d) the defense of any claim or action asserted or brought against the Agent or the Lenders by any Person that arises from or relates to this Agreement, any other Related Document, the Agent's or the Lenders' claims against the Borrower, or any and all matters in connection therewith, (e) the commencement or defense of, or intervention in, any court proceeding arising from or related to this Agreement or any other Related Document, (f) the filing of any petition, complaint, answer, motion or other pleading by the Agent or the Lenders, or the taking of any action in respect of the Collateral or other security, in connection with this Agreement or any other Related Document, (g) the protection, collection, lease, sale, taking possession of or liquidation of, any Collateral or other security in connection with this Agreement or any other Related Document, (h) any attempt to enforce any Lien in any Collateral or other security in connection with this Agreement or any other Related Document, (i) any attempt to collect from the Borrower, (j) the receipt of any advice with respect to any of the foregoing, provided that this clause (j) shall apply to all Lenders only with respect to the matters described in clauses (c) through (i) and clauses (k) through (m) of this Section 11.06, (k) all Environmental Liabilities and Costs arising from or in connection with the past, present or future operations of the Borrower or any of its Subsidiaries involving any damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Hazardous Materials on, upon or into such property, (l) any costs or liabilities incurred in connection with the investigation, removal, cleanup and/or remediation of any Hazardous Materials present or arising out of the operations of any facility of the Borrower, or (m) any costs or liabilities incurred in connection with any Environmental Lien. Without limitation of the foregoing or any other provision of any Related Document: (x) the Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees (including, without limitation, mortgage recording taxes) and similar impositions now or hereafter determined by the Agent or any of the Lenders to be payable in connection with this Agreement or any other Related Document, and the Borrower agrees to save the Agent and the Lenders harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, and (y) if the Borrower fails to perform any covenant or agreement contained herein or in any other Related Document, the Agent may itself perform or cause performance of such covenant or agreement, and the expenses of the Agent incurred in connection therewith shall be reimbursed on demand by the Borrower. The Borrower agrees to indemnify and defend the Agent, the Co-Agents and the Lenders and their directors, officers, agents, employees and affiliates (collectively, the "Indemnified Parties") from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, costs or expenses of any nature whatsoever (including reasonable attorneys' fees and amounts paid in settlement) incurred by, imposed upon or asserted against any of them arising out of or by reason of any investigation, litigation or other proceeding or claim brought or threatened relating to, or otherwise arising out of or relating to, the execution of this Agreement or any other Related Document, the transactions contemplated hereby or thereby or any Loan or proposed Loan or Letter of Credit or proposed Letter of Credit hereunder (including, but without limitation, any use made or proposed to be made by the Borrower of the proceeds of any thereof, or the delivery or use or transfer of or the payment or failure to pay under any Loan or Letter of Credit) but excluding any such losses, liabilities, claims, damages, costs or expenses to the extent finally judicially determined to have resulted from the gross negligence or willful misconduct of the Indemnified Party.

                 11.07. Application. Except to the extent, if any, expressly set forth in this Agreement or in the Related Documents, the Agent and the Lenders shall have the right to apply any payment received or applied by it in connection with the Obligations to such of the Obligations then due and payable as it may elect.

                 11.08. Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                 11.09. Governing Law. This Agreement and the Notes shall be deemed to be contracts under the laws of the State of New York, without regard to choice of law principles, and for all purposes shall be governed by and construed and enforced in accordance with the laws of said State except as the law is governed by the Bankruptcy Code.

                 11.10. Prior Understandings. This Agreement supersedes all prior understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein other than the Fee Letter.

                 11.11. Duration; Survival. All representations and warranties of the Borrower contained herein or made in connection herewith shall survive the making of the Loans and the issuance of any Letter of Credit and shall not be waived by the execution and delivery of this Agreement, the Notes or any other Related Document, any investigation by or knowledge of the Agent or the Lenders, the making of any Loan or the issuance of any Letter of Credit hereunder, or any other event whatsoever. All covenants and agreements of the Borrower contained herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until the Obligations have been paid in full and no Letters of Credit remain outstanding. Without limitation, it is understood that all obligations of the Borrower to make payments to or indemnify the Agent and the Lenders (including, without limitation, obligations arising under Section 11.06 hereof) shall survive the payment in full of the Notes and all Reimbursement Obligations and of all other obligations of the Borrower thereunder and hereunder, termination of this Agreement and all other events whatsoever and whether or not any Loans are made or Letters of Credit issued hereunder.

                 11.12. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

                 11.13. Assignments; Participations. (a) Each Lender may with the written consent of the Agent, which consent shall not be unreasonably withheld, assign to one or more commercial banks or other financial institutions a portion of its rights and obligations under this agreement (including, without limitation, a portion of its Revolving Credit Commitment, the Loans owing to it and its rights and obligations as a Lender with respect to Letters of Credit) and the other Related Documents; provided, however, that (i) each such assignment shall be in a principal amount of not less than $10,000,000 and in multiples of $1,000,000 in excess thereof (or the remainder of such Lender's Revolving Credit Commitment), (ii) no such assignment shall be made, other than by CIT, prior to the Syndication Date, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as hereinafter defined), an Assignment and Acceptance. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (A) the assignee thereunder shall be a party hereto and to the other Related Documents and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations (including, without limitation, the obligation to participate in Letters of Credit) of a Lender hereunder and thereunder and (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement.

                           (b) By executing and  delivering  an  Assignment  and
Acceptance, the assignor and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Related Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Related
Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under this Agreement or any other Related Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Related Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Related Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Related Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Related Documents are required to be performed by it as a Lender.

                           (c) The Agent shall maintain at its address  referred
to on the signature page hereto, a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to and the participation interest in the Letters of Credit of, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

                           (d) Upon its receipt of an Assignment  and Acceptance
executed by an assigning Lender, an assignee Lender, together with the Note subject to such assignment, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit E hereto, (i) accept such Assignment and Acceptance, (ii) give prompt notice thereof to the Borrower and (iii) record the information contained therein in the Register. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent in exchange for the surrendered Note a new Note to the order of such assignee Lender in an aggregate principal amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance, and a new Note to the order of the assigning Lender in an aggregate principal amount equal to the Revolving Credit Commitment retained by it hereunder, in each case prepared by the Agent. Such new Note shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note, shall be dated the date of the Agent's acceptance of such assignment and acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

                           (e) Each  Lender  may sell  participations  to one or
more  banks  or other  entities  in or to all or a  portion  of its  rights  and obligations under this Agreement and the other Related Documents (including, without limitation, all or a portion of its Revolving Credit Commitment and the Loans owing to it and its participation in Letters of Credit); provided, that
(i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) and the other Related Documents shall remain unchanged; (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and the Borrower, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Related Documents; and (iii) a participant shall not be entitled to require such Lender to take or omit to take any action hereunder except (A) action directly effecting an extension of the maturity dates or decrease in the principal amount of the Loans or Reimbursement Obligations, or (B) action directly effecting an extension of the due dates of or a decrease in the rate of interest payable on the Loans or the fees payable under this Agreement, or (C) actions directly effecting a release of all or a substantial portion of the Collateral (except as set forth in Section 12.08 of this Agreement or any Related Document).

                 11.14. Successors and Assigns. This Agreement and the other Related Documents shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, except for the right to request loans or Letters of Credit, any trustee succeeding to the rights of the Borrower pursuant to chapter 11 of the Bankruptcy Code or pursuant to any conversion to a case under chapter 7 of the Bankruptcy Code) except that
(i) the Borrower may not assign or transfer any of its rights hereunder or thereunder without the prior written consent of all of the Lenders and (ii) the Lenders shall have no obligations to make any Loans or assist the Borrower in obtaining the issuance of any Letters of Credit hereunder to any trustee in a superseding chapter 7 case.

                 11.15. Agent as Party in Interest. The Borrower hereby stipulates and agrees that the Agent is and shall remain a party in interest in the Chapter 11 Case and shall have the right to participate, object and be heard in any motion or proceeding in connection therewith. Nothing in this Agreement or any other Related Document shall be deemed to be a waiver of any of the Agent's rights or remedies under applicable law or documentation. Without limitation of the foregoing, the Agent shall have the right to make any motion or raise any objection it deems to be in its interest (specifically including but not limited to objections to use of proceeds of the Loans, to payment of professional fees and expenses or the amount thereof, to sales or other transactions outside the ordinary course of business or to assumption or rejection of any executory contract or lease), provided that the Agent will not exercise such right if the action or inaction by the Borrower which is the subject of such motion or objection is expressly permitted by any covenant or provision of this Agreement.

                 11.16. Confidentiality. Upon delivering to any Lender or the Agent, or permitting any Lender or the Agent to inspect, any written information pursuant to this Agreement or the other Related Documents, each Lender and the Agent shall treat such information as confidential to the extent such information is conspicuously marked confidential. Each Lender and the Agent agrees to hold such information in confidence from the date of disclosure thereof. Subject to the other provisions of this Section 11.16, each Lender and the Agent may disclose confidential information to its officers, directors, employees, attorneys, accountants or other professionals engaged by any Lender or the Agent only after determining that such third party has been instructed to hold such information in confidence to the same extent as if it were a Lender. Notwithstanding the foregoing, the provisions of this Section 11.16 shall not apply to information within any one of the following categories or any combination thereof: (i) information the substance of which, at the time of disclosure by any Lender or the Agent, has been disclosed to or is known to any creditor or official or unofficial creditors' committee (other than information as to which such creditor or creditors' committee is then under an obligation of nondisclosure), or any Person other than (A) a director, officer, employee or agent of any of the Borrower or a professional engaged by the Borrower or (B) a Person who is then under an obligation of nondisclosure (otherwise than as a consequence of a wrongful act of any Lender or the Agent), (ii) information which any Lender or the Agent had in its possession prior to receipt thereof from the disclosing party, or (iii) information received by any Lender or the Agent from a third party having no obligations of nondisclosure with respect thereto. Nothing contained in this Section 11.16 shall prevent any disclosure:
(x) believed in good faith by any Lender or the Agent to be required by any law or guideline or interpretation or application thereof by any Governmental Authority, arbitrator or grand jury charged with the interpretation or administration thereof or compliance with any request or directive of any Governmental Authority, arbitrator or grand jury (whether or not having the force of law), (y) determined by counsel for any Lender or the Agent to be necessary or advisable in connection with enforcement or preservation of rights under or in connection with this Agreement or any other Related Document or (z) of any information which has been made public by a Person other than any Lender or the Agent who, to the Agent's or such Lender's actual knowledge, was then under an obligation of nondisclosure. The Lenders and the Agent shall have the right to disclose any confidential information described in this Section 11.16 to the Letter of Credit Issuer and to an assignee or prospective assignee or to a participant or prospective participant in Loans and Letter of Credit Exposure hereunder, provided that the assigning or selling Lender shall have obtained from such assignee or prospective assignee or participant or prospective participant an agreement to hold such information in confidence to the same extent as if it were a Lender.

                 11.17. Waiver of Jury Trial. BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, THE AGENT, EACH LENDER AND THE BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT, THE NOTES OR ANY OTHER RELATED DOCUMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE LENDERS, OR THE BORROWER IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS TO ENTER INTO THIS AGREEMENT.

                 11.18. Right of Setoff. Upon the occurrence and during the continuance of any Event of Default and, subject to the provisions of the Interim Bankruptcy Court Order or the Final Bankruptcy Court Order, as the case may be, any Lender, the Agent and the Letter of Credit Issuer may, and is hereby authorized to, at any time from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower) and to the fullest extent permitted by law, set off and apply any and all deposits (general or special, time or demand, provision or final) at any time held and other indebtedness at any time owing by such Lender, the Agent or the Letter of Credit Issuer to or for the credit or the account of the Borrower against any and all Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not any Lender, the Agent and the Letter of Credit Issuer shall have made any demand hereunder or thereunder and although such Obligations may be contingent or unmatured, provided that nothing contained in this Section 11.18 shall limit the application of the Borrower's cash and proceeds from the sale of the Borrower's Inventory set forth in Section 8.11 hereof. Each Lender, the Agent and the Letter of Credit Issuer agrees promptly to notify the Borrower after any such setoff and application made by such Lender, the Agent or the Letter of Credit Issuer; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender, the Agent and the Letter of Credit Issuer under this Section 11.17 are in addition to the other rights and remedies (including, without limitation, other rights of setoff under applicable law or otherwise) which such Lender, the Agent or the Letter of Credit Issuer may have.

                 11.19. Headings. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.


                                   ARTICLE XII
                                    THE AGENT

                 12.01. Appointment. Each Lender (and each subsequent holder of any Note by its acceptance thereof) hereby irrevocably appoints and authorizes CIT, in its capacity as Agent (i) to receive on behalf of each Lender any payment of principal of or interest on the Notes outstanding hereunder and all other amounts accrued hereunder for the account of the Lenders and paid to the Agent, and, subject to Section 2.03 of this Agreement, to distribute promptly to each Lender its Pro Rata Share of all payments so received, (ii) to distribute to each Lender copies of all material notices and agreements received by the Agent and not required to be delivered to each Lender pursuant to the terms of this Agreement, provided that the Agent shall not have any liability to the Lenders for the Agent's inadvertent failure to distribute any such notice or agreements to the Lenders, and (iii) subject to Section 11.03 of this Agreement, to take such action as Agent deems appropriate on its behalf to administer the Loans, Letters of Credit and the Loan Documents and to exercise such other powers delegated to the Agent by the terms hereof or the Loan Documents (including, without limitation, the power to give or to refuse to give notices, waivers, consents, approvals and instructions and the power to make or to refuse to make determinations and calculations) together with such powers as are reasonably incidental thereto to carry out the purposes hereof and thereof. As to any matters not expressly provided for by this Agreement and the other Loan Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions of the Majority Lenders shall be binding upon all Lenders and all holders of Notes; provided, however, that the Letter of Credit Issuer shall not be required to refuse to honor a drawing under any Letter of Credit and the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, exposes the Agent to liability or which is contrary to this Agreement or any Loan Document or applicable law.

                 12.02. Nature of Duties. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the Related Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any Related Document a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Related Documents, express or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the Related Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and with the issuance of the Letters of Credit and shall make its own appraisal of the creditworthiness of the Borrower and the value of the Collateral, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the initial Credit Extension hereunder or at any time or times thereafter, provided that, upon the reasonable request of a Lender, the Agent shall provide to such Lender any documents or reports delivered to the Agent by the Borrower pursuant to the terms of this Agreement or any Related Document. If the Agent seeks the consent or approval of the Majority Lenders to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender. The Agent shall promptly notify each Lender any time that the Majority Lenders have instructed the Agent to act or refrain from acting pursuant hereto. Except as expressly set forth in
Section 11.06 of this Agreement, no Co-Agent shall have any authority, duties or responsibilities solely by virtue of its status as a Co-Agent.

                 12.03. Rights, Exculpation, Etc. The Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for their own gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction. Without limiting the generality of the foregoing, the Agent (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof, pursuant to Section 11.13 hereof, signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including, without limitation, counsel to the Agent or counsel to the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, certificates, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Person, the existence or possible existence of any Potential Default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and
(vi) shall not be deemed to have made any representation or warranty regarding the existence, value or collectibility of the Collateral, the existence, priority or perfection of the Agent's Lien thereon, or the Borrowing Base or any certificate prepared by the Borrower in connection therewith, nor shall the Agent be responsible or liable to the Lenders for any failure to monitor or maintain the Borrowing Base or any portion of the Collateral. The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to Section 2.08(c), and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other Lenders any payment in excess of the amount which they are determined to be entitled. The Agent may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Related Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval under any of the Related Documents until it shall have received such instructions from the Majority Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes, or any of the other Related Documents in accordance with the instructions of the Majority Lenders.

                 12.04. Reliance. The Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Related Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

                 12.05. Indemnification. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the Related Documents or any action taken or omitted by the Agent under this Agreement or any of the Related Documents, in proportion to each Lender's Pro Rata Share, including, without limitation, advances and disbursements made pursuant to Section 12.08; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, advances or disbursements for which there has been a final judicial determination that such resulted from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 12.05 shall survive the payment in full of the Loans and Reimbursement Obligations and the termination of this Agreement.

                 12.06. CIT Individually. With respect to its Pro Rata Share of the Revolving Credit Commitments hereunder, the Loans made by it and the Note issued to or held by it, CIT shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Majority Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include CIT in its individual capacity as a Lender or one of the Majority Lenders. CIT and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if it were not acting as Agent pursuant hereto without any duty to account to the Lenders. The Lenders acknowledge and agree that The Chase Manhattan Bank, as the Letter of Credit Issuer, is an Affiliate of the Agent, and may take actions which are not in the interests of, or may have an adverse effect on, the Lenders, or may omit to take actions which would be in the interests of, or would have a favorable effect on, the Lenders, and the Lenders will not assert any claim against the Agent based on actions or omissions by the Letter of Credit Issuer and will not assert any such actions or omissions as a defense or offset to the Lenders' obligations hereunder. The Lenders further acknowledge and agree that the Borrower is an affiliate of CIT and The Chase Manhattan Bank.

                 12.07. Successor Agent.

                           (a) The Agent may resign from the  performance of all
its functions and duties hereunder and under the other Related Documents at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and each Lender. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and (c) below or as otherwise provided below.

                           (b) Upon any such notice of resignation, the Majority
Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents. After any Agent's resignation hereunder as the Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Related Documents.

                           (c) If a  successor  Agent  shall  not  have  been so
appointed within said thirty (30) Business Day period, the retiring Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Majority Lenders, with the consent of the Borrower, appoint a successor Agent as provided above.

                 12.08. Collateral Matters.

                           (a) The  Agent  may  from  time to time,  during  the
occurrence and continuance of an Event of Default, make such disbursements and advances ("Agent Advances") which the Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrower of the Loans and other Obligations or to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 11.06. The Agent Advances shall be repayable on demand and be secured by the Collateral. The Agent Advances shall not constitute Loans but shall otherwise constitute Obligations hereunder. The Agent shall notify each Lender and the Borrower in writing of each such Agent Advance, which notice shall include a description of the purpose of such Agent Advance. Without limitation to its obligations pursuant to Section 12.05, each Lender agrees that it shall make available to the Agent, upon the Agent's demand, in Dollars in immediately available funds, the amount equal to such Lender's Pro Rata Share of each such Agent Advance. If such funds are not made available to the Agent by such Lender the Agent shall be entitled to recover such funds, on demand from such Lender together with interest thereon, for each day from the date such payment was due until the date such amount is paid to the Agent, at the customary rate set by the Agent for the correction of errors among banks for three Business Days and thereafter at the Regular Rate.

                           (b) The  Lenders  hereby  irrevocably  authorize  the
Agent, at its option and in its discretion, to release any Lien granted to or held by the Agent upon any Collateral upon termination of the Revolving Credit Commitments and payment and satisfaction of all Loans, Reimbursement Obligations, other Letter of Credit Exposure (whether or not due) and all other Obligations which have matured and which the Agent has been notified in writing are then due and payable; or constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with Section 9.05 (b) hereof (and the Agent may rely conclusively on any such certificate, without further inquiry); or constituting property in which the Borrower owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Majority Lenders. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular types or items of Collateral pursuant to this Section 12.08(b).

                           (c)  Without  in  any  manner  limiting  the  Agent's
authority to act without any specific or further authorization or consent by the Majority Lenders (as set forth in Section 12.08(b)), each Lender agrees to confirm in writing, upon request by the Agent, the authority to release Collateral conferred upon the Agent under Section 12.08(b). So long as no Event of Default is then continuing, upon receipt by the Agent of confirmation from the Majority Lenders of its authority to release any particular item or types of Collateral, and upon prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent for the benefit of the Lenders upon such Collateral; provided, however, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of the Borrower in respect of) all interests in the Collateral retained by the Borrower.

                           (d) The Agent shall have no obligation  whatsoever to
any Lenders to assure that the Collateral exists or is owned by the Borrower or is cared for, protected or insured or has been encumbered or that the Lien granted to the Agent pursuant to the Security Documents has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent in this Section 12.08 or in any of the Related Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion, given the Agent's own interest in the Collateral as one of the Lenders and that the Agent shall have no duty or liability whatsoever to any other Lender.


REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                  IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Agreement as of the date first above written.

                                    BORROWER:

                                    BEST PRODUCTS CO., INC.


                                    By:_________________________________
                                          Name:
                                          Title:


                                    Address for Notices:

                                    Best Products Co., Inc.
                                    1400 Best Plaza
                                    Richmond, Virginia  23227
                                    Attention:  Chief Financial Officer
                                    Telephone:  (804) 261-2036
                                    Telecopier:  (804) 261-6491

                                    with a copy to:

                                    Weil, Gotshal & Manges LLP
                                    767 Fifth Avenue
                                    New York, New York  10153
                                    Attention:  Lori R. Fife, Esq.
                                    Telephone:  (212) 310-8318
                                    Telecopier:  (212) 310-8007

                                    AGENT AND LENDER:

                                    THE CIT GROUP/BUSINESS
                                       CREDIT, INC.


                                    By:_________________________________
                                    Name:
                                    Title:


                                    Address for Notices:

                                    The CIT Group/Business
                                      Credit, Inc.
                                    1211 Avenue of the Americas
                                    New York, New York  10036
                                    Attention:  Cyril Prince, Vice President
                                    Telephone:  (212) 536-1258
                                    Telecopier:  (212) 536-1295

                                    with a copy to:

                                    Schulte Roth & Zabel LLP
                                    900 Third Avenue
                                    New York, New York  10022
                                    Attention:  Frederic L. Ragucci
                                    Telephone:  (212) 758-0404
                                    Telecopier:  (212) 593-5955

                                    EXHIBIT A


                                      NOTE

$___________                                                  New York, New York
                                                                 October 1, 1996


                  FOR VALUE RECEIVED, the undersigned, BEST PRODUCTS CO., INC., as debtor and debtor-in-possession, a Virginia corporation, (the "Borrower"), hereby promises to pay to the order of ___________________________________ (the
"Lender") on or before the Termination Date (as defined in the Credit Agreement referred to below), and at such earlier dates as may be required by the Credit Agreement, the lesser of (i) the principal amount of _________________________ ______________ ($___________) and (ii) the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement. The Borrower further promises to pay to the order of the Lender interest on the unpaid principal amount hereof from time to time outstanding at the rate or rates per annum determined pursuant to the Credit Agreement, payable on the dates set forth in the Credit Agreement. Payments of principal and interest on this Note shall be made in lawful money of the United States of America in the manner set forth in the Credit Agreement.

                  This Note is one of the "Notes" referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of October 1, 1996 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the Lenders party thereto, the co-agents party thereto and The CIT Group/Business Credit, Inc., as agent for the Lenders (the "Agent"), which among other things, provides for the acceleration of the maturity hereof upon the occurrence of certain events and for prepayments in certain circumstances, all upon certain terms and conditions specified therein. Notwithstanding any other provision of this Note, interest paid or becoming due hereunder shall in no event exceed the maximum rate permitted by applicable law. Terms defined in the Credit Agreement have the same meanings herein.

                  This Note is secured by and is entitled to the benefits of the lien and security interest granted by the Credit Agreement. The obligations of the Borrower hereunder constitute allowed administrative expense claims in the Chapter 11 Case entitled to priority over all administrative expenses and unsecured claims against the Borrower, now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, subject to certain exceptions set forth in the Credit Agreement.

                  This Note is entitled to the benefits of the Credit Agreement and the other Related Documents referred to in the Credit Agreement. The Borrower hereby expressly waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Credit Agreement, and an action for amounts due hereunder or thereunder shall immediately accrue.

                  This Note and interests herein may only be transferred to the extent and in the manner set forth in the Credit Agreement.

                  This Note shall be governed by, construed and enforced in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed therein without consideration as to choice of law.

                                         BEST PRODUCTS CO., INC.,
                                         as debtor and debtor-in-possession


                                         By:      ____________________________

                                         Name: ____________________________

                                         Title:   ____________________________

                                    EXHIBIT B

                         UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF VIRGINIA
                                RICHMOND DIVISION

 ...............................................x
                                                    :
In re:                                              :
                                                    :
         BEST PRODUCTS CO., INC.,        :            Chapter 11 Case 96-35267-T
                                                    :
                                            Debtor. :

 ...............................................x

           FINAL ORDER, PURSUANT TO SECTION 364 (c)(1) AND (2) OF THE
             BANKRUPTCY CODE AND FED. R. BANKR. P. 4001, AUTHORIZING
             DEBTOR TO OBTAIN AND INCUR POST-PETITION FINANCING AND
               POST-PETITION INDEBTEDNESS WITH SUPERPRIORITY OVER
                 CERTAIN ADMINISTRATIVE EXPENSES AND A SECURITY
              INTEREST IN LETTER OF CREDIT CASH COLLATERAL ACCOUNT

         BEST PRODUCTS CO., INC. ("Best"), having filed with this Court a voluntary petition for relief under chapter 11 of title 11 of the United States Code on September 24, 1996 (the "Filing Date"); and having filed a motion, dated September 25, 1996, pursuant to 11 U.S.C. Section 364(c) (1) and (2) and Fed. R. Bankr. P. 4001 (the "Motion"), for an order, inter alia:

         (1) Authorizing Best to borrow or obtain cash advances and Letters of Credit on a revolving credit basis from The CIT Group/Business Credit, Inc. ("CIT"), as lender and agent for a syndicate of lenders (together with CIT, the "Lenders"), up to the aggregate principal amount of $195 million (inclusive of a $100 million subfacility for the issuance of letters of Credit) for an interim period pending entry of a final order, and upon entry of a final order up to the aggregate principal amount of $250 million (inclusive of a $100 million sub facility for the issuance of Letters of Credit) (the "CIT Facility"), outstanding at any one time pursuant to the terms of a Revolving Credit Agreement, dated as of September 25, 1996 and the Related Documents (as defined in the Revolving Credit Agreement), as each may be hereafter amended or modified from time to time (collectively, the "Loan Documents");

         (2) Approving the terms and conditions of the Loan Documents and authorizing Best to execute, deliver and enter into the Loan Documents;

         (3) Authorizing Best to execute and deliver, from time to time, all such other documents, instruments and agreements and perform such other acts as may be required in connection with the Loan Documents;

         (4) Authorizing Best, under 11 U.S.C. Section 364(c)(1) and (2), to obtain post-petition financing and incur post-petition indebtedness under the CIT Facility which indebtedness due and owing by Best to the Lenders shall (a) pursuant to 11 U.S.C. 364(c) (1), have priority over any and all expenses and claims of the kind specified in, inter alia, 11 U.S.C. Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 726 and 1114 and (b) pursuant to 11 U.S.C.
Section 364(c)(2) be secured by a first priority lien on and security interest in all cash maintained in the Letter of Credit Cash Collateral Account (as defended in the Revolving Credit Agreement) and any direct investment of funds contained therein (all of the foregoing property being hereafter referred to in this Order as "Letter of Credit Cash Collateral"), subject only to the Carveout (as defined in Paragraph 9 below);

         (5) Authorizing the payment of certain expenses to the Lenders;

         (6) Authorizing the use of the proceeds of the CIT Facility for the purposes set forth in the Loan Documents, including, without limitation, the satisfaction of Best's pre-petition obligations (collectively, the "Pre-Petition Obligations") under the Revolving Credit Agreement dated as of February 7, 1996, as subsequently amended the (the "Pre- Petition Credit Agreement") between Best Products Co., Inc. and the lenders thereunder (each, a "Pre-Petition Lender" and collectively, the "Pre-Petition Lenders");

         (7) Authorizing and directing that all letters of credit outstanding under the Pre-Petition Credit Agreement shall constitute Letters of Credit under the Loan Documents without further action by Best or the Pre-Petition Lenders;

         (8) Requesting, pursuant to Bankruptcy Rule 4001, that an interim hearing (the "Interim Hearing") on the Motion be held to consider entry of an interim order and requesting that a final hearing (the"Final Hearing") be scheduled for this Court to consider entry of a final order authorizing borrowing in accordance with the Loan Documents up to the aggregate amounts described in paragraph (1) above; and

         (9) Granting to Best such other and further relief as the Court deems necessary, appropriate, equitable and proper. Best having requested in the Motion, pursuant to Fed R. Bankr. P. 4001, that the Court consider the proposed financing requested in the Motion; and pursuant to Fed. R. Bankr. P. 4001(c)(1), it appearing that any and all necessary notice of each of the Interim Hearing and the Final Hearing on the Motion was duly provided; and upon the record of the Interim Hearing on the Motion held before this court on September 30, 1996 and the record of the Final Hearing held before this Court on October 10, 1996; and this Court having noted the appearances of all parties in interest in the record of this Court; and no objections having been served and filed to the relief requested in the Motion; and it appearing to this Court that the relief requested in the Motion is in the best interests of Best, its creditors and its estate and is essential for the continued operation of its business; and it further appearing that Best is unable to obtain unsecured credit for money borrowed allowable as an administrative expense under 11 U.S.C. Section 503(b)(1); and due deliberation having been had; and sufficient cause appearing therefor;

         THE COURT HEREBY FINDS as follows:

         A. Capitalized terms used in this Order and not otherwise defined herein have the meanings ascribed to such terms in the Loan Documents, the terms of which shall be, and they hereby are, incorporated herein by reference as if fully set forth at length.

         B. On the Filing Date, Best filed with this Court a voluntary petition for relief under chapter 11 of the Bankruptcy Code and is continuing to manage its properties and operate its business as a debtor-in-possession pursuant to 11 U.S.C. Sections 1107 and 1108.

         C. This Court has jurisdiction over this case and the parties and property affected hereby pursuant to 28 U.S.C.
Sections 157(b)(2)(D) and 1334.

         D. Best is a specialty retailer operating 169 large retail outlets located in shopping centers and malls. Best also operates 11 shopping mall based jewelry stores. The retail stores operated by Best, other than the jewelry stores, are an average of approximately 59,400 square feet, consisting of selling and on-site warehouse space. In addition, Best uses or operates one jewelry distribution center and four distribution centers located in Denver, Colorado, Las Vegas, Nevada, Ashland, Virginia, and Tacoma, Washington.

         E. Based upon the record made at the Interim Hearing, on September 30, 1996 this Court entered the Interim Order, Pursuant To Section 364(c)(1) and (2) of the Bankruptcy Code and Fed. R. Bankr. P. 4001, Authorizing Debtor to Obtain and Incur Post-Petition Financing and Post-Petition Indebtedness With Superpriority Over Certain Administrative Expenses and a Security Interest in Letter of Credit Cash Collateral Account (the "Interim Order").

         F. Pursuant to 11 U.S.C. Sections 102(1) and 364(c) and Fed. R. Bankr. P. 2002 and 4001(c), Best has provided due and sufficient notice of the Final Hearing on the Motion held this day, and its request for the relief set forth in the Motion and the relief granted in this Order, and no further notice of the request for the relief granted in this Order is required. In accordance with Paragraph 30 of the Interim Order, Best has provided actual notice, by telecopier, overnight courier or hand delivery, of the Motion, the terms of this Order and the Interim Order to (a) attorneys for any official committee of unsecured creditors appointed in this case, (b) the Office of the United States Trustee for the Eastern District of Virginia, (c) all parties who have filed requests for notice under Bankruptcy Rule 2002, (d) the Prepetition Lenders, (e) the 20 largest unsecured creditors of Best at their last known addresses, (f) attorneys for the Postpetition Lenders, (g) the Internal Revenue Service, and
(h) the Securities and Exchange Commission. Such notice is appropriate, adequate and proper under the circumstances of this case as set forth herein, in the Motion and as presented to the Court.

         G. Best is unable to obtain financing allowable under 11 U.S.C. Section 503(b)(1) as an administrative expense pursuant to 11 U.S.C. Sections 364(a) or
(b) or without the granting of the superpriority claims, negative pledge on assets and first priority lien on and security interest in the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account as set forth herein and in the Loan Documents. After considering all alternatives, Best has concluded, in the exercise of its best reasonable business judgment, that the CIT Facility represents the best working capital financing available.

         H. Prior to the Filing Date, Best and the Pre-Petition Lenders entered into the Pre-Petition Credit Agreement and certain documents related thereto (collectively, the "Pre-Petition Loan Documents"), pursuant to which the Pre-Petition Lenders extended certain financial accommodations to Best. As of the Filing Date, Best was indebted to the Pre-Petition Lenders for Pre-Petition Obligations in the aggregate amount of $171,546,457.11, consisting of outstanding principal of $170,934,124.23, accrued and unpaid interest of $563,968.62, and unpaid fees and costs of $48,364.26.

         I. Best has represented that, and has provided evidence that (a) the Pre-Petition Obligations are secured by all of Best's pre-filing date personal property and certain real property assets, (the "Pre-Petition Collateral"), (b) the Pre-Petition Lenders have properly perfected their liens on, and security interests in, the Pre-Petition Collateral and, thus, the liens and security interests of the Pre-Petition Lenders in the Pre-Petition Collateral appear to be valid, perfected, enforceable and unavoidable, (c) the liens and security interests in the Pre-Petition Collateral were granted for fair consideration and reasonably equivalent value, and were granted contemporaneously with the making of the loans secured thereby, (d) Best is unaware of any action taken by the Pre-Petition Lenders which would result in the subordination of any of the Pre-Petition Obligations to any other obligations of, or claims against, Best and (e) the fair saleable value of the Pre-Petition Collateral exceeds the amount of the Pre-Petition Obligations.

         J. Good cause has been shown for the entry of this Order. Among other things, Debtor has a critical need for financing in order to allow for the purchase of inventory, meet payroll and operate on daily basis. The preservation and maintenance of the going-concern value of Best is essential to its successful reorganization pursuant to the provisions of chapter 11 of the Bankruptcy Code. The terms of the borrowings and the issuance of Letters of Credit authorized hereby are fair under the circumstances. Entry of this Order is in the best interests of Best, it estate and its creditors.

         Accordingly, it is hereby FOUND, ORDERED, DETERMINED AND DECREED, as follows:

         1. The Motion Shall be, and it hereby is, approved in all respects.

         2. Good and sufficient notice of Best's request, pursuant to the Motions for approval of the CIT Facility and the other relief requested therein has been provided in accordance with, inter alia, Paragraph 30 of the Interim Order and 11 U.S.C.Sections 102(1) and 364(c) and Fed. R. Bankr. P. 2002 and 4001(c), and any requirement for other and further notice shall be, and it hereby is, dispensed with and waived.

         3. An immediate need exists for Best to have the ability to obtain cash advances and letters of credit in order to continue the ordinary course operation of its business.

         4. Best is unable to obtain cash advances and letter of credit as unsecured credit allowable under 11 U.S.C. Section 503(b)(1). If Best is unable to finance its working capital needs, Best will be unable to preserve the going-concern value of its business. The preservation and maintenance of the going-concern value of Best is of utmost significance and importance to a successful reorganization of Best pursuant to the provisions of chapter 11 of the Bankruptcy Code.

         5. As set forth in the Motion and based upon the record of these proceedings, this Court finds that the terms of the financing requested in the Motion has been negotiated in good faith and at arm's length between Best and the Lenders, and any credit extended by the Lenders pursuant to the terms of the Loan Documents and this Order shall be, and it hereby is, deemed to have been extended in good faith (as that term is used in 11 U.S.C. Section 364(e)).

         6. Best will receive post-petition loans and/or advances and credit, and other direct or indirect benefits from the CIT Facility authorized by this Order.

         7. Best is immediately authorized to (a) borrow or obtain cash advances and Letters of Credit up to the aggregate principal amount of $250 million outstanding at any one time pursuant to the terms of the Loan Documents, as the same may be amended from time to time, which Loan Documents are hereby approved in all respects (including all rights and remedies set forth or referred to in the Loan Documents) and (b) use the proceeds of the CIT Facility for the purposes set forth in the Loan Documents, including the satisfaction in full and in cash of the Pre-Petition Obligations under the Pre-Petition Loan Documents from the proceeds of the initial advance under the Revolving Credit Agreement.

         8. Best is authorized to do and perform all acts, to make, execute and deliver all instruments and documents as contemplated by the Loan Documents, all of which are hereby approved, and to pay all fees as provided in the Loan
Documents and other amounts which may be required or necessary for the performance by Best under the terms of this Order, the Loan Documents and the financing hereby approved.

         9. All of Best's Obligations to the Lenders are hereby authorized and granted superpriority administrative expense status, in accordance with 11 U.S.C. Section 364(c)(1), over any and all expenses and claims of each of Best, whether heretofore or hereafter incurred, of the kind specified in 11 U.S.C. Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 726 or 1114, subject and subordinate only to:

                  (i) amounts  payable to the United States Trustee  pursuant to
                      28 U.S.C. Section 1930(a)(6); and

                  (ii)the payment of allowed fees and expenses of  professionals retained in this chapter 11 case

         pursuant to 11 U.S.C. Sections 327 and 1103, by Best or any official committee, and the expenses of members of any official committee appointed in this chapter 11 case, not to exceed $5,000,000 in the aggregate outstanding at any time from and after the date of entry of this Order (inclusive of any holdbacks on interim compensation required by this Court) (the "Professional Expense Cap"); provided, however, that after the occurrence of any Event of Default hereunder or under the Loan Documents, any payments actually made to such professionals after or during such period, under 11 U.S.C. Sections 330 and 331 or otherwise in respect of fees and expenses, shall reduce the Professional Expense Cap on a dollar-for-dollar basis. All of the dollar amounts set forth in subparagraphs (i) and (ii) are collectively referred to as the "Carveout". No other claim or expense, having a priority senior or pari passu to that granted to CIT in this Order shall be granted in this chapter 11 case, or any superseding chapter 7 case, while any portion of the Obligations, the CIT Facility or the commitment thereunder remains outstanding.

         10. Notwithstanding the foregoing, Best shall be permitted to pay, as the same may become due and payable (i) administrative expenses of the kind specified in 11 U.S.C. Section 503(b) incurred in the ordinary course of its business as provided in Section 7.17 of the Revolving Credit Agreement and (ii) subject to the provisions of Paragraph 9(ii) hereof, compensation and reimbursement of expenses to professionals allowed and payable under 11 U.S.C. Sections 330 and 331. No costs or expenses of administration shall be imposed against the Lenders for Best's Obligations hereunder and under the Loan Documents, under 11 U.S.C.Sections 105, 506(c) or 552, or otherwise (other than the Carveout).

         11. As security for the full and timely payment and performance of each the Obligations of Best with respect to the issuance of Letters of Credit under and pursuant to the Loan Documents and the CIT Facility authorized hereby, the Lenders are hereby granted, pursuant to 11 U.S.C. Section 364(c)(2), a first priority lien on and security interest in all of the Letter of Credit Cash Collateral, senior to all other liens and security interest therein.

         12. The lien and security interest granted to the Lenders with respect to the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account hereunder shall not be subordinated to or pari passu with any other lien or security interest, however arising, including but not limited to under 11 U.S.C. Section 364(d) or otherwise.

         13. (a) The lien and security interest in favor of the Lenders with respect to the Letter of Credit Cash Collateral and the Letter of Credit Cash Collateral Account described herein and in the Loam Documents shall be deemed valid, binding, enforceable and perfected upon entry of this Order;

         (b) The Lenders shall not be required to file any financing statements, notice of lien or similar instruments in any jurisdiction or filing office, or to take possession of the Letter of Credit Cash Collateral, or to take any other action in order to validate or perfect the lien and security interest with respect to the Letter of Credit Cash Collateral or the Letter of Credit Cash Collateral Account granted by or pursuant to this order or pursuant to the Loan Documents;

         (c) Should the Lenders, in their sole discretion, from time to time, choose to file such financing statements, notices or lien or similar instruments, take possession of any collateral securing the indebtedness hereby authorized, or take any other action to validate or perfect any such security interest or lien, all such documents shall be deemed to have been filed or recorded at the time and on the date of entry of this Order; and

         (d) A certified photocopy of this Order may, in the discretion of the Lenders, be filed with or recorded in filing or recording offices in addition to or in lieu of such financing statements, notices of lien or similar instruments, and all filing offices are hereby directed to accept such certified copy of this Order for filing and recording.

         14. In making decision to make advances to or issue Letters of Credit under the Loan Documents or to collect the indebtedness and Obligations of Best or to exercise any other rights under the Loan Documents, the Lenders shall not be deemed to be in control of the operations of Best or to be acting as a "responsible person" or "owner or operator" with respect to the operation or management of Best.

         15. The provisions of this Order shall be binding upon and inure to the benefit of each of the Lenders, Best and their respective successors and assigns (including, without limitation, any chapter 11 or chapter 7 trustee or other fiduciary hereafter appointed for Best or with respect to any of its respective properties and any purchaser of an assignment of all or a portion of any Lender's interest in the CIT Facility);

         16. Except as otherwise  provided for in the Loan  Documents,  no order
(i) dismissing the chapter 11 case of Best under 11 U.S.C. Sections 305 or 1112 or otherwise shall be entered unless prior to the entry thereof all obligations and indebtedness owing to the Lenders under the Loan Documents shall have been paid in full in Cash and all outstanding Letters of Credit shall have been terminated or cash collateralized in accordance with the provisions of the Loan Documents, and the Lenders' obligation and commitment to make loans and issue Letters of Credit under the CIT Facility has been terminated; (ii) converting Best's chapter 11 case under 11 U.S.C. Section or otherwise shall be entered unless such order expressly provides that the priority of the claims of the Lenders granted herein shall be senior in right of payment to any claim allowed under 11 U.S.C. Sections 503 (b) or 507(b) which is incurred or arises on or after the date of such order; or (iii) confirming any plan of reorganization in Best's chapter 11 case shall be entered unless such order provides for the payment in full in Cash of all Obligations and indebtedness payable or owing to the Lenders under the Loan Documents and the termination or cash collateralization of all outstanding Letters of Credit in accordance with the provisions of the Loan Documents, on or before the effective date of, or substantial consummation of, the plan of reorganization that is the subject of such order.

         17. The provisions of this Order shall be effective immediately upon entry of this Order by the Court and any actions taken pursuant hereto shall survive entry of, and shall govern and respect to any conflict with, any Order which may be entered confirming any plan of reorganization, dismissing Best's chapter 11 case or which may be entered converting Best's chapter 11 case from chapter 11 to chapter 7. The terms and provisions of this Order, as well as the priority of the Lenders' claims and all rights of the Lenders and Obligations of Best created or arising pursuant hereto or the Loan Documents, shall constitute a valid and binding obligation of Best, enforceable against Best in accordance with its terms, and shall continue in Best's chapter 11 case and in any superseding chapter 7 case under the Bankruptcy Code, and such claims, shall maintain their priority as provided by this Order until satisfied and discharged in accordance with the terms of the Loan Documents.

         18. Consistent with 11 U.S.C. Section 364(e), if any or all of the provisions of this Order are hereafter modified, vacated or stayed:

                  (a) such stay, modification or vacation shall not affect the validity of any obligation, indebtedness, liability, incurred by Best to the Lenders prior to the effective date of such stay, modification or vacation, or the validity and enforceability of any priority or right authorized or created hereby pursuant to the documents; and

                  (b) any indebtedness, obligation or liability incurred by Best to the Lenders prior to the effective date of such stay, modification or vacation shall be governed in all respects by the provisions of this Order, and the Lenders shall be entitled to all the rights, remedies, privileges and benefits, including the superpriority administrative expenses status granted herein and pursuant to the Loan Documents, with respect to any such indebtedness, obligation or liability.

         19. All advances under the Loan Documents (including the issuance of Letters of Credit by the Lenders or other Letter of Credit Issuers) are made in reliance upon this Order and, therefore, the indebtedness evidenced by such advances (and reimbursement obligations relating to Letters of Credit) prior to the effective date of any stay, modification or vacation of this order cannot
(i) be subordinated (except as otherwise provided in this Order as to the Carveout), (ii) lose its superpriority administrative claim status, or (iii) be deprived of the benefit of the superpriority administrative claim status granted to the Lenders under this Order, as a result of any subsequent order in Best's chapter 11 case, or any superseding chapter 7 case.

         20. Except as otherwise provided in the Loan Documents, so long as the Lenders' commitment or any Obligation, liability or indebtedness under the Loan Documents and this Order shall remain outstanding, (i) Best shall not, directly or indirectly, create, incur, assume or permit to exist any security interest, encumbrance, lien or other security arrangement of any kind, on or with respect to any of its assets including, but not limited to, its inventory, or take or fail to take any action which would grant or create a lien or security interest in favor of any person (other than the Lenders or any agent for the Lenders) in such assets, in either case except for Permitted Liens and (ii) there shall not be entered in Best's chapter 11 case or any subsequent chapter 7 case any further order which authorizes under any section of the Bankruptcy Code, including 11 U.S.C. Sections 105, 363 or 364, the procurement of credit or the incurring of indebtedness secured by a lien or which is entitled to superpriority administrative claim status which is equal to or superior to that granted to the Lenders herein, unless in each instance (x) the Lenders shall have given their prior written consent thereto in accordance with the Loan Documents and no such consent shall ever be implied from any other action, inaction or acquiescence by the Lenders or (y) such other order requires that the Obligations be indefensibly paid in full and discharged contemporaneously with the entry of such order.

         21. Subject to the provisions of the Loan Documents, and upon the expiry of seven (7) calendar days after CIT shall have filed with the Bankruptcy Court an affidavit (a "Default Affidavit") identifying the occurrence and continuance of any default hereunder or Event of Default under the Loan Documents (collectively, "Events of Default") and served the same by hand delivery, telecopier or overnight mail upon counsel to Best and counsel to the Official Committee of Unsecured Creditors, the automatic stay provisions of 11 U.S.C. Section 362 are vacated and modified to the extent necessary so as to permit the Lenders to exercise all rights and remedies provided for in the Loan Documents, without filing further pleadings or application to or order of this Court; provided, however, that prior to the expiration of seven (7) days after CIT shall have filed a Default Affidavit with the Bankruptcy Court, and notwithstanding anything to the contrary in this Order or in the Loan Documents, Best is authorized to use, cash deposited in the Cash Concentration Account (as defined in the Revolving Credit Agreement), up to the aggregate amount of $10 million (subject to there being Availability of not less than $5 million under the Revolving Credit Agreement), to pay the following types of administrative expenses in the ordinary course of Best's business: occupancy costs, payments to or on behalf of employees, taxes, payments to contractors, customer service programs, insurance costs, Carve-Out Expenses (as defined in the Revolving Credit Agreement), advertising expenses, all costs relating to the receipt and shipment of merchandise, including without limitation, trade payables, customs duties, freight and warehouse costs, as they come due in the ordinary course of business and corporate overhead expenses incurred in the ordinary course of business. Upon the occurrence of any Event of Default, (a) the Lenders shall be relieved of any and all obligations to make additional advances or issue Letters of Credit and (b) the CIT Facility and the Lenders' commitment thereunder shall be terminated. Subject only to the provisions of this paragraph and the Loan Documents, the Lenders shall be and are hereby authorized, in their sole discretion, to take any and all actions and remedies which the Lenders may deem appropriate to exercise rights and remedies in accordance with the Loan Documents.

         22. Except as expressly set forth herein, no costs or expenses of administration including, without limitation, professional fees allowed and payable under 11 U.S.C. Sections 330 and 331 that have been or may be incurred in Best's case, or after any conversion of any of this case under 11 U.S.C.
Section 1112, or in any other proceeding related thereto, and no priority claims are, or will be, senior to or on a parity with the superpriority administrative claims of the Lenders arising hereunder.


         23. Notwithstanding any other provision of this Order, none of the proceeds of the Pre-Petition Collateral or the proceeds of the CIT Facility shall be used by any representative of Best's estate to investigate, prosecute or otherwise pursue any pre-Filing Date or post-Filing Date claims or causes of action against the Pre-Petition Lenders.

         24. Best, on behalf of itself and its estate, is hereby deemed to: (a) release and discharge the Pre-Petition Lenders and their agents, attorneys, employees, heirs, executors, officers, directors, successors and assigns from any and all claims and causes of action arising out of, based upon or related to the Pre-Petition Loan Documents, the Pre-Petition Obligations or the Pre-Petition Collateral prior to the entry of this Order; and (b) waive any and all defenses (including, without limitation, offsets and counterclaims of any kind or nature) as to the validity, perfection, priority, enforceability and avoidability (under the Bankruptcy code or otherwise) of the Pre-Petition
Obligations and the liens on and security interests in the Pre-Petition Collateral; provided, however, that the Official Committee of Unsecured Creditors appointed in Best's chapter 11 case shall have until October 20, 1996 to commence an adversary proceeding or otherwise move with respect to any challenge to the extent, priority or validity of the liens and security interests granted to the Pre-Petition Lenders in accordance with the Pre-Petition Loan Documents.

         25. In the event that the Pre-Petition Lenders are required to repay or disgorge to Best, or any representatives of Best's estate, all or any portion of the Pre-Petition Obligations authorized and directed to be repaid hereunder, or any payment on account of the Pre-Petition obligations made to any Pre-Petition Lender is rescinded (in either case, such amount being hereafter referred to as an "Avoided Payment") for any reason whatsoever, including, but not limited to, as a result of any action, suit, proceeding or claim brought in connection with or pursuant to 11 U.S.C. Sections 105, 510, 544, 547, 548, 549, 550 or 553,
or any other provision of the Bankruptcy Code or any applicable state law, or any other similar provisions under any other state or federal statutory or common law, then, in such event, one hundred (100%) percent of the proceeds of any and all such Avoided Payments shall be immediately upon receipt deposited in the Cash Concentration Account (as defined in the Loan Documents) and applied in accordance with the provisions of the Loan Documents.

         26. The Order shall not be deemed to be, or construed as, a waiver or relinquishment of any rights of the Pre-Petition Lenders, solely to the extent that the Pre-Petition Obligations have not been indefeasibly paid in full and in cash, to be heard on any matter brought before the Court or to seek the appointment of a trustee, examiner or other representative for Best's estate under 11 U.S.C. Section 1104, conversion of this case under 11 U.S.C. Section 1112 or oppose the extension of exclusivity under 11 U.S.C. Section 1121. This Order shall also not be deemed to be, or construed as, a waiver of any default under the Pre-Petition Credit Agreement pending the indefeasible payment in full and in cash of the Pre-Petition Obligations.

         27. To the extent any of the terms and conditions of the Loan Documents or the Interim Order are in conflict with the terms and conditions of this Order, the provisions and intent of this Order shall control.

         28. The record of the Final Hearing and the Interim Hearing on the Motion, and the findings of fact and conclusions of law set forth above are incorporated herein by this reference.

         29. Best shall promptly mail copies of this Order to (a) Otterbourg, Steindler, Houston & Rosen, P.C., attorneys for the Official Unsecured
Creditors' Committee, (b) the Office of the United States Trustee for the Eastern District of Virginia, (c) all parties who have filed requests for notices under Bankruptcy Rule 2002, (d) the Prepetition Lenders, (e) the 20 largest unsecured creditors of Best at their last known address, (f) the Internal Revenue Service and (g) the Securities and Exchange Commission. Any other further obligation for notice of the relief granted in the Motion is hereby dispensed with and waived.

         30. The Clerk of Court is hereby directed to forthwith enter this Order on the docket of this Court maintained with regard to these cases.

Dated:  Richmond, Virginia
         October 10, 1996

                                            /s/ Douglas O. Tice, Jr.

                                            UNITED STATES BANKRUPTCY JUDGE

                                    EXHIBIT C

Available in hard copy upon request.

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

                            BEST PRODUCTS CO., INC.,
                       AS DEBTOR AND DEBTOR-IN-POSSESSION
                           BORROWING BASE CERTIFICATE

Certificate No. _______
Computation Date ______

                  Reference is made to the Revolving Credit Agreement, dated as of October 1, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement") among Best Products Co., Inc., as debtor and debtor-in-possession (the "Borrower"), the financial institutions from time to time party thereto (the "Lenders"), the co-agents party thereto, and The CIT Group/Business Credit, Inc., as agent for the Lenders (the "Agent"). Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Revolving Credit Agreement. Pursuant to the Revolving Credit Agreement, the undersigned hereby certifies as follows:

1.       The Book Value of "Flash Inventory" of the                                        $_____________
         Borrower as shown in the most recent Flash
         Inventory Report (A) in any of the locations listed in Schedule 1.01(A)
         to the Revolving Credit Agreement or (B) in any of the locations in the continental  United  States as the Agent shall have approved in writing from time to time, or (C) in transit between the locations described in clauses (A) or (B) above, in each case before deductions in Lines 5 and
         6 below
2.       Inventory subject to any Lien to the extent             _________________
         included in Line 1 above
3.       Inventory constituting work-in-process or               _________________
         Inventory held on consignment, in each case to
         the extent included in Line 1 above



4.       Adjusted Book Value of Flash Inventory (Line 1          _________________
         less the sum of Line 2 and Line 3)
5.       10% of Line 4                                                                      ______________
6.       Sum of A-G below without duplication:                                              ______________
         (Based on definition of Eligible Inventory)
         (A)      Reserves for markdowns                         _________________
         (B)      Reserves for shrinkage to the                  _________________
                  extent not already deducted in Line 1 above
         (C)      Reserves for lay-a-ways to the                 _________________
                  extent included in Line 1 above
         (D)      Reserves for displays and open stock           _________________
         (E)      Reserves for rejected, defective,              _________________
                  damaged, aged or otherwise unsalable
                  inventory
         (F)      Reserves for SLAC (selling price lower         _________________
                  than average cost)
         (G)      Other reserves required by CIT                 _________________
7.       Book Value of Eligible Inventory (Line 4 less the                                   ______________
         greater of Line 5 and Line 6)
8.       (A) if during the period from December 16 through                                   ______________
         and including August 14, 55% of Line 7 or (B) if
         during the period from August 15 through and
         including December 15, 60% of Line 7
9.       L/C Inventory                                           _________________
10.      (A) if during the period from December 16 through                                   ______________
         and including August 14, 55% of Line 9 or (B) if
         during the period from August 15 through and
         including December 15, 60% of Line 9
11.      (A) if during the period from December 16 through                                   ______________
         and including August 14, $2,500,000 or (B) if
         during the period from August 15 through and
         including December 15, zero
12.      Additional reserves imposed by the Agent                                            ______________
13.      Borrowing Base: the difference between (A) the                                      ______________
         sum of Line 8 and Line 10 and (B) the sum of Line
         11 and Line 12
14.      Maximum amount of Revolving Credit Commitments                                      ______________
         (not to exceed $250,000,000)
15.      Amount of Loans outstanding plus Letter of Credit                                   ______________
         Exposure (Sum of A through D below):
         (A)      Loans                                              __________
         (B)      Unreimbursed Draws under Letters of                __________
                  Credit
         (C)      Undrawn Letter of Credit Availability              __________
         (D)      Acceptances outstanding                            __________
16.      Availability: Lower of (A) Line 13 minus Line 15                                    ______________
         and (B) Line 14 minus Line 15)
17.      Borrower's estimate of cash on hand                                                 ______________

                  I,  the  undersigned   Designated  Financial  Officer  of  the
Borrower, DO HEREBY CERTIFY, on behalf of the Borrower, as follows:

                  This certificate is furnished to the Agent pursuant to Section
4.04 of the Revolving Credit Agreement.

                  This   Borrowing  Base   Certificate   has  been  prepared  in
accordance with the provisions of the Revolving Credit Agreement.

                  This Borrowing Base Certificate and the information attached hereto and the schedules, if any, delivered herewith are true and complete and represent an accurate statement of the matters purported to be set forth herein or therein as of the computation date set forth above.

                  Pursuant to Section 4.04(d) of the Revolving Credit Agreement, the Agent is entitled to request backup schedules showing the derivation of this Borrowing Base Certificate.



                                                  By:___________________________

                                                  Name:_________________________

                                                  Title:________________________

Date:___________________

                                    EXHIBIT E


                            ASSIGNMENT AND ACCEPTANCE


                  ASSIGNMENT AND ACCEPTANCE dated as of ________ __, 199__ between ___________________________________ (the "Assignor"), and
__________________ (the "Assignee"). All capitalized terms used herein and not otherwise defined have the same meanings herein as defined in the Credit Agreement referred to below.

                                 R E C I T A L S

                  A. The Assignor is party to a Revolving Credit Agreement, dated as of October 1, 1996 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), by and among BEST PRODUCTS CO., INC., as debtor and debtor-in-possession, a Virginia corporation (the "Borrower"), the financial institutions party thereto (collectively, the "Lenders" and individually, a "Lender"), the co-agents party thereto, and The CIT GROUP/BUSINESS CREDIT, INC. ("CIT"), as agent for the Lenders (in such capacity, the "Agent").

                  B. The Assignor has a commitment to make Loans and participate in the issuance of Letters of Credit (the "Commitment") [and, as of the date hereof, the Assignor has made certain Loans under the Credit Agreement (the "Assignor Loans"), and has participated in certain Letters of Credit under the Credit Agreement (the "Assignor Letters of Credit")].

                  C. The Assignor desires to assign its rights under the Credit Agreement, the Note made payable to the Assignor and the other Related Documents with respect to [all] [a portion] of the Commitment [and the corresponding portion of the Assignor Loans and the Assignor Letters of Credit] to the Assignee and the Assignee has agreed to assume the obligations of the Assignor under the Related Documents to the extent of the rights so assigned.

                  NOW, THEREFORE, in consideration of the matters recited above, and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                  SECTION  1.  Assignment and Assumption.

                  (a) The Assignor hereby assigns to the Assignee, without recourse, representation or warranty, an undivided interest in all of the Assignor's rights arising under the Related Documents relating to the Commitment[, including, without limitation, the Assignor Loans and the Assignor Letters of Credit] in an amount representing ______% of the total Commitments of all Lenders under the Credit Agreement (the "Percentage"), including, without limitation, (i) all amounts advanced and to be advanced or participated in by the Assignor pursuant to the Commitment; (ii) all of the Assignor's rights and powers contained in the Related Documents; (iii) all claims of the Assignor against Persons who may in the future become or are now liable for repayment of the Assignor Loans and reimbursement of amounts paid under the Assignor Letters of Credit or reimbursement of expenses incurred by the Assignor on account of the Assignor Loans or the Assignor Letters of Credit; and (iv) all amounts to be received by the Assignor on account of the Assignor Loans or the Assignor Letters of Credit, whether from the Borrower, from any guarantor, from the disposition of the Collateral, from others who are now or may in the future become obligated to the Assignor with respect to some or all of the amounts owing on the Assignor Loans or the Assignor Letters of Credit, or from any other source, including, without limitation, recovery from litigation. Except as otherwise expressly provided in this Agreement, the Assignee shall have no interest in the fees payable to the Agent pursuant to the Fee Letter and Section 2.08(g) of the Credit Agreement.

                  (b) The Assignee hereby assumes from the Assignor, and the Assignor is hereby expressly and absolutely released from, all of the Assignor's obligations arising under the Related Documents relating to that portion of the Commitment (including, without limitation, the obligations with respect to the Assignor Loans and the Assignor Letters of Credit) equal to the Percentage.

                  (c) The Assignor and the Assignee hereby agree that Annex I attached hereto sets forth the amount of the Commitment and the Pro Rata Share of the Assignee after giving effect to the assignment and assumption described above.

                  (d) The Assignor and the Assignee hereby agree that, upon giving effect to the assignment and assumption described above, the Assignee shall have all of the obligations under the Related Documents of, and shall be deemed to have made all of the covenants and agreements contained in the Related Documents made by, a Lender having the Commitment and Pro Rata Share of the Assignee reflected on Annex I attached hereto. The Assignee hereby acknowledges and agrees that the agreement set forth in this subsection (d) is expressly made for the benefit of the Borrower, the Agent, the Assignor and the other Lenders and their respective successors and permitted assigns. From and after the Assignment Effective Date (as hereinafter defined), (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Agreement, relinquish its rights and be released from its obligations under the Credit Agreement.

                  (e) The Assignor and the Assignee hereby acknowledge and confirm their understanding and intent (i) that this Agreement shall effect the assignment by the Assignor and the assumption by the Assignee of the Assignor's rights and obligations under its Commitment and the Related Documents in an amount equal to the Percentage and (ii) that any other assignments by the Assignor of a portion of its rights and obligations under its Commitment and the Related Documents shall have no effect on the Commitment and Pro Rata Share of the Assignee set forth on Annex I attached hereto.

                  [(f) The Assignee agrees to pay to the Assignor, on ________ __, 199_, an amount equal to $_________, in immediately available funds representing an amount equal to the principal amount of the Assignee's Percentage of the Assignor Loans outstanding on the Assignment Effective Date.]

                  [(g) Upon receipt of the amount set forth in paragraph (f) above, the Assignor shall pay to Assignee a closing fee in an amount equal to $___________.]

                  SECTION 2.  The Assignor Not Responsible for Certain Matters.

                  (a) The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Borrower, the Collateral, the Assignor Loans and the Assignor Letters of Credit and all aspects of the transactions evidenced by or referred to in the Related Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Agreement) of the Assignor in connection with the assignment made under this Agreement. The Assignee further acknowledges that the Assignee will, independently and without reliance upon the Agent, the Assignor or any other Lender and based upon the Assignee's review of such documents and information as the Assignee deems appropriate at the time, make and continue to make its own credit decisions in entering into this Agreement and taking or not taking action under the Related Documents. The Assignor shall have no duty or responsibility either initially or on a continuing basis to make any such investigation or any such appraisal on behalf of the Assignee or to provide the Assignee with any credit or other information with respect thereto, whether coming into its possession before the making of the initial extension of credit under the Credit Agreement or at any time or times thereafter.

                  (b) The Assignee represents and warrants to the Assignor that it has experience and expertise in the making of loans such as the Loans or with respect to the other types of credit which may be extended under the Credit Agreement, and that it has received, reviewed and approved copies of all Related Documents.

                  (c) The Assignor shall not be responsible to the Assignee for the execution, effectiveness, accuracy, completeness, legal effect, genuineness, validity, enforceability, collectibility or sufficiency of any of the Related Documents or for any representations, warranties, recitals or statements made therein or in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents made or furnished or made available by the Assignor to the Assignee or by or on behalf of the Borrower to the Assignor or the Assignee in connection with the Related Documents and the transactions contemplated thereby or for the financial condition or business affairs of the Borrower or any other Person liable for the payment of any Loans or payment of amounts owed in connection with other extensions of credit under the Credit Agreement or the value of the Collateral or any other matter. The Assignor shall not be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Related Documents or as to the use of the proceeds of the Loans or other extensions of credit under the Credit Agreement or as to the existence or possible existence of any Event of Default or Potential Default.

                  (d) Each party to this Agreement represents and warrants to the other party to this Agreement that it has full power and authority to enter into this Agreement and to perform its obligations under this Agreement in accordance with the provisions of this Agreement, that this Agreement has been duly authorized, executed and delivered by such party and that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors' rights generally and by general equitable principles.

                  (e) Each party to this Agreement represents and warrants that the making and performance by it of this Agreement do not and will not violate any law or regulation of the jurisdiction of its incorporation or any other law or regulation applicable to it.

                  (f) Each party to this Agreement represents and warrants that all consents, licenses, approvals, authorizations, exemptions, registrations, filings, opinions and declarations from or with any agency, department, administrative authority, statutory corporation or judicial entity necessary for the validity or enforceability of its obligations under this Agreement have been obtained, and no governmental authorizations other than any already obtained are required in connection with its execution, delivery and performance of this Agreement.

                  (g) The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned and that such interest is free and clear of any Lien.

                  (h) The Assignor makes no representation or warranty and assumes no responsibility with respect to the operations, condition (financial or otherwise), business or assets of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other Related Document.

                  (i) The Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Related Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                  (j) The Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.

                  (k) The Assignee confirms that it has received all documents and information it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement.

                  (l) The Assignee specifies as its address for notices the office set forth beneath its name on the signature pages hereof.

                  SECTION 3.  Assignment Effective Date.

                  (a) Following the execution and delivery of this Agreement by the Assignor and the Assignee, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date of this Agreement shall be the date of acceptance hereof by the Agent, unless otherwise specified on Annex 1 attached hereto (the "Assignment Effective Date"); provided that this Agreement shall not be effective unless recorded by the Agent.

                  (b) From and after the Assignment Effective Date, the Agent shall make all payments under the Credit Agreement in respect of the interests assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. If the Assignor receives or collects any payment of interest or fees attributable to the interests assigned to Assignee by this Agreement which has accrued after the Assignment Effective Date, the Assignor shall distribute to the Assignee such payment. If the Assignee receives or collects any payment of interest or fees which is not attributable to the interests assigned to the Assignee by this Agreement or which has accrued on or prior to the Assignment Effective Date, the Assignee shall distribute to the Assignor such payment.

                  SECTION 4.  Miscellaneous Provisions.

                  (a) Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of such change, waiver, discharge or termination is sought.

                  (b) Title and headings of sections in this Agreement are for convenience of reference only and shall not be used to define or limit the provisions hereof.

                  (c) THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD FOR CONFLICT OF LAW PRINCIPLES.

                  (d) This Agreement embodies the entire agreement between the Assignor and the Assignee with respect to the Related Documents and supersedes all prior agreements between the Assignor and the Assignee with respect to the Related Documents.

                  (e) This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute but one Agreement. The signature pages of all counterparts of this Agreement may be detached and attached to a single counterpart of this Agreement so that all signature pages are physically attached to the same document.

                  (f) This  Agreement is being  entered into pursuant to Section
11.13 of the Credit Agreement and the Assignor and the Assignee shall comply with the requirements thereof.

                  (g)  All  of  the  terms,   covenants  and  conditions  herein
contained shall inure to the benefit of and be binding upon the parties hereto, and their respective successors and assigns.

                  (h) Every provision of this Agreement is intended to be severable. If any term or provision thereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain binding and enforceable, and to the extent possible all of the other provisions shall nonetheless remain in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                [NAME OF ASSIGNOR]

                                By:________________________________
                                Name:______________________________
                                Title:_____________________________

                                Notice Address and Payment
                                 Instructions of Assignor:

                                ___________________________________
                                ___________________________________
                                Attention:
                                Telephone:
                                Telecopy:


                                [NAME OF THE ASSIGNEE]

                                By:________________________________
                                Name:______________________________
                                Title:_____________________________

                                Notice Address and Payment
                                  Instructions of Assignee:


                                ___________________________________
                                ___________________________________
                                ___________________________________
                                ___________________________________

Accepted this ___ day of
____________, 199_

The CIT Group/Business Credit, Inc.,
as Agent

By:________________________________
Name:______________________________
Title:_____________________________

                                     ANNEX I

            ASSIGNEE'S COMMITMENT AND PRO RATA SHARE AFTER ASSIGNMENT


                               Commitment $_______

                              Pro Rata Share _____%

                                    EXHIBIT F

                  CREDIT CARD BANK DEPOSITORY ACCOUNT AGREEMENT




                                                               [DATE]



[Name and
Address of Credit Card
Depository Bank]

Ladies and Gentlemen:

                  We refer to [Credit Card Agreement] dated _________, ___ (as amended or otherwise modified from time to time, the "Credit Card Agreement") between you and Best Products Co., Inc., as debtor and debtor-in-possession (the "Company"). The Company has entered into a Revolving Credit Agreement, dated as of October 1, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"), with certain financial institutions party thereto, (the "Lenders"), the co-agents party thereto, and The CIT Group/Business Credit, Inc., as agent for the Lenders (the "Agent"), pursuant to which the Lenders have agreed to make loans to the Company and assist the Company in obtaining letters of credit. The Credit Agreement will replace the Revolving Credit Agreement, dated as of February 7, 1996, as amended (the "Existing Credit Agreement") among Best Products Co., Inc., certain financial institutions party thereto and The CIT Group/Business Credit, Inc., as agent for such financial institutions.

                  This letter supersedes and replaces the letter that you received from us in connection with the Existing Credit Agreement. By signing this letter agreement, you agree that from and after the date hereof, all monies, instruments or other property owing under the Credit Card Agreement to the Company shall be held for the benefit of the Agent. You hereby further agree, and the Company hereby irrevocably instructs you, to transfer all amounts owing to the Company in accordance with the terms of the Credit Card Agreement, in same day funds, to an account maintained with ________________ at:

                  For the account of: The CIT Group/Business Credit, Inc.
                                      (Best Products Cash Concentration Account)
                                       Account #:

(the "Cash Concentration Account") or such other account designated in writing by the Agent.

                  From and after the date hereof, no officer or agent of the Company shall have the authority to withdraw or transfer any funds owing under the Credit Card Agreement and the Agent shall have the sole authority to give you instructions with respect to the withdrawal or transfer of any funds owing under the Credit Card Agreement including, without limitation, the authority to designate a new Cash Concentration Account. The instructions set forth in this letter agreement may only be changed upon written instruction from the Agent. Any correspondence with the Agent should be to:

                           The CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention:        Mr. Cyril Prince

                           Telephone: (212) 536-1258
                           Telecopy: (212) 536-1295


                                        Very truly yours,

                                        BEST PRODUCTS CO., INC.,
                                        , as debtor and debtor-in-possession

                                        By:
                                           Name:
                                           Title:

Consented to:

THE CIT GROUP/BUSINESS CREDIT, INC.

By:  _________________________
      Name:
      Title:

Acknowledged and agreed to as of the date first above written:

________________________ [Date]

[Credit Card Depository Bank]

By:  _________________________
Title: ________________________

                                    EXHIBIT G


                        NOTICE LETTER TO DEPOSITORY BANKS





                                                                   [DATE]


Name


Ladies and Gentlemen:

                  We refer to the following account[s] _______________ maintained with you by Best Products Co., Inc., as debtor and debtor-in-possession (the "Company"), into which certain monies, instruments and other property are deposited from time to time (collectively, the "Depository Account"). The Company has entered into a Revolving Credit Agreement, dated as of October 1, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"), with certain financial institutions party thereto (the "Lenders"), the co-agents party thereto, and The CIT Group/Business Credit, Inc., as agent for the Lenders (the "Agent"), pursuant to which the Lenders have agreed to make loans to the Company and assist the Company in obtaining letters of credit. It is a condition to the effectiveness of the Credit Agreement that the Agent, for the benefit of the Lenders, be granted dominion and control over the Depository Account and all monies therein. The Credit Agreement will replace the Revolving Credit Agreement, dated as of February 7, 1996, as amended (the "Existing Credit Agreement") among Best Products Co., Inc., certain financial institutions party thereto and The CIT Group/Business Credit, Inc., as agent for such financial institutions.

                  This letter supersedes and replaces the letter that you received from us in connection with the Existing Credit Agreement. You are hereby instructed to honor funds transfers for the funds on deposit in the Depository Account, subject to availability of collected funds, exclusively to the following account maintained with Bankers Trust Company:


                  For the account of: The CIT Group/Business Credit, Inc.
                                      (Best Products Cash Concentration Account)
                                      Account #: 00-235-600

(the "Cash Concentration Account") or such other account designated in writing by the Agent.

                  From and after the date hereof, no officer or agent of the Company shall have the authority to withdraw any funds on deposit in the Depository Account or to transfer any funds on deposit in the Depository Account to any account other than the Cash Concentration Account and the Agent shall have the sole authority to give you instructions with respect to the withdrawal of any funds on deposit in the Depository Account and transfers of funds other than to the Cash Concentration Account, including, without limitation, the authority to designate a new Cash Concentration Account. The instructions set forth in this Letter may only be changed upon written instruction from the Agent. Any correspondence with the Agent should be to:

                           The CIT Group/Business Credit, Inc.
                           1211 Avenue of the Americas
                           New York, New York 10036
                           Attention: Mr. Cyril Prince

                           Telephone: (212) 536-1258
                           Telecopy: (212) 536-1295

                                     Very truly yours,

                                     BEST PRODUCTS CO., INC.,
                                     as debtor and debtor-in-possession


                                     By:
                                         Name:
                                         Title:


Consented to:

The CIT Group/Business Credit, Inc.


By:_______________________________
     Name:
     Title:

                                    EXHIBIT H


                          DEPOSITORY ACCOUNT AGREEMENT





                                                                [DATE]




[Name and
Address of
Depository Account Bank]

Ladies and Gentlemen:

                  We refer to the following account[s] maintained with you by Best Products Co., Inc., as debtor and debtor-in-possession (the "Company"), into which certain monies, instruments and other property are deposited from time to time (collectively, the "Depository Account"). The Company has entered into a Revolving Credit Agreement, dated as of October 1, 1996 (as amended or otherwise modified from time to time, the "Credit Agreement"), with certain financial institutions party thereto (the "Lenders"), the co-agents party thereto, and The CIT Group/Business Credit, Inc., as agent for the Lenders (the "Agent"), pursuant to which the Lenders have agreed to make loans to the Company and assist the Company in obtaining letters of credit. It is a condition to the continued maintenance of the Depository Account with you that you agree to this Letter Agreement.

                  By signing this letter agreement, you agree that from and after the date hereof, the Depository Account shall be under the exclusive dominion and control of the Agent, all monies, instruments or other property of the Company received in connection therewith, whether or not deposited in the Depository Account, shall be held solely for the benefit of the Agent and no officer or agent of the Company shall have the authority to withdraw or transfer any funds on deposit in the Depository Account. The Agent shall have the sole authority to give you instructions with respect to the withdrawal or transfer of any funds on deposit in the Depository Account including, without limitation, the authority to designate a new Cash Concentration Account (as hereinafter defined). You agree to:

                           (a) follow your usual  operating  procedures  for the
handling of any remittance received in the Depository Account that contains restrictive endorsements, irregularities, such as a variance between the written and numerical amounts, undated or postdated items, missing signature, incorrect payee, etc.;

                           (b) indorse and process all eligible checks and other
remittance items, not covered by subparagraph (a) above, deposit such checks and other remittance items in the Depository Account and transfer intact all amounts deposited in respect thereof to the Cash Concentration Account;

                           (c)  not  commingle   any  cash  or  other   payments
deposited in the Depository Account with other funds; and

                           (d)  maintain  a  record  of  all  checks  and  other
remittance items received in the Depository Account and, in addition to providing the Company with a monthly statement and photostats, vouchers, enclosures, etc. of checks and other remittance items received on a daily basis, upon the written request of the Agent, you should furnish to the Agent, free of any charge payable by the Agent, a copy of your regular bank statement with respect to the Depository Account, with the words "The CIT Group/Business Credit, Inc., as agent for the Lenders to Best Products Co., Inc., as debtor and debtor-in-possession" included therein so that the Agent is able to properly identify the Depository Account.

                  You hereby agree to transfer in same day funds, on each of your business days, all collected funds on deposit in the Depository Account, less charges for returned items received on such business day, to an account maintained with _______________ at:





                  For the account of: The CIT Group/Business Credit, Inc.
                                      (Best Products Cash Concentration Account)
                                      Account #:

(the "Cash Concentration Account") or such other account designated in writing by the Agent. In order to enable the Agent to properly reconcile the Company's records, you agree that each such transfer of funds by you to the Cash
Concentration Account shall not reflect the rounding off of any funds so transferred.

                  You waive and agree not to assert, claim or endeavor to exercise, and by executing this letter agreement bar and estop yourself from asserting, claiming or exercising, any right of setoff, banker's lien or other purported form of claim with respect to the Depository Account and funds from time to time therein, other than with respect to reasonable and customary fees and expenses, not exceeding $___________ in any year, due to you in connection with the Depository Account. You acknowledge that you have not heretofore received a notice from any other party asserting, claiming or exercising any such right or claim. Except as provided herein, you shall have no rights in the Depository Account or the funds therein.

                  You may terminate this Letter Agreement only upon thirty days' prior written notice to that effect to the Company and the Agent, by cancelling the Depository Account maintained with you and transferring all funds, if any, in such Depository Account to the Cash Concentration Account at the address set forth above. After any such termination, you shall nonetheless remain obligated promptly to transfer to the Cash Concentration Account anything from time to time received in the Depository Account.

                  This Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       Very truly yours,

                                       BEST PRODUCTS CO., INC.,
                                       as debtor and debtor-in-possession


                                       By:
                                          Name:
                                          Title:


                                       THE CIT GROUP/BUSINESS CREDIT, INC.,
                                       as Agent


                                       By:
                                          Name:
                                          Title:


Acknowledged and agreed to
as of the date first above
written.

[DEPOSITORY ACCOUNT BANK]

By:
     Name:
     Title: